                                                                    EXHIBIT 10.1




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                           FIFTH AMENDED AND RESTATED

                                 LOAN AGREEMENT

                            Dated as of July 6, 1998

                                     between

                                 PRESLEY HOMES,

                                as the Borrower,

                            THE LENDERS NAMED HEREIN,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                                  as the Agent.


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

                                TABLE OF CONTENTS

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ARTICLE 1
        DEFINITIONS AND ACCOUNTING TERMS..............................................1
                      1.1    Defined Terms............................................1
                      1.2    Use of Defined Terms....................................23
                      1.3    Accounting Terms........................................23
                      1.4    Exhibits and Schedules..................................24
                      1.5    Miscellaneous Terms.....................................24

ARTICLE 2
        CLOSING......................................................................24
                      2.1    Conditions to Closing...................................24
                      2.2    Effect of Fulfillment of Conditions.....................26

ARTICLE 3
        [DELETED]....................................................................27

ARTICLE 4
        REVOLVING ADVANCES AND LETTERS OF CREDIT.....................................27
                      4.1    Revolving Advances......................................27
                      4.2    Making the Revolving Advances...........................27
                      4.3    Reference Rate Loans....................................29
                      4.4    Offshore Rate Loans.....................................29
                      4.5    Redesignation of Loans..................................29
                      4.6    Letters of Credit and Set-Aside Letters.................31
                      4.7    Reduction of the Revolving Commitments..................37
                      4.8    Determination, Adjustment and Modification of the
                             Borrowing Base..........................................37
                      4.9    [Deleted................................................43
                      4.10   [Deleted]...............................................43
                      4.11   Defaulting Lenders......................................43

ARTICLE 5
        PAYMENTS AND FEES............................................................46
                      5.1    Principal and Interest..................................46
                      5.2    Prepayments.............................................47
                                    (a)     Optional.................................47
                                    (b)     Mandatory................................48
                      5.3    Unused Line Fee and Special Commitment Costs............48
                      5.4    Administrative Fee......................................49
                      5.5    Offshore Rate Loan Fees and Costs.......................49
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                      5.6    Letter of Credit and Set-Aside Letter Fees and Costs....53
                      5.7    Late Payments and Default Interest......................56
                      5.8    Computation of Interest and Fees........................56
                      5.9    Non-Banking Days........................................56
                      5.10   Manner and Treatment of Payments........................56
                      5.11   Funding Sources.........................................58
                      5.12   Failure to Charge Not Subsequent Waiver.................58
                      5.13   Agent's Right to Assume Payments Will be Made
                             by Borrower.............................................58
                      5.14   Survivability...........................................59
                      5.15   Payment of Penalty or Fee Upon Acceleration.............59

ARTICLE 6
        REPRESENTATIONS AND WARRANTIES...............................................59
                      6.1    Existence and Qualification; Power; Compliance
                             With Laws...............................................59
                      6.2    Authority; Compliance With Other Agreements and
                             Instruments and Government Regulations..................61
                      6.3    No Governmental Approvals Required......................62
                      6.4    Financial Statements....................................62
                      6.5    No Other Liabilities; No Material Adverse Changes.......63
                      6.6    Title to and Location of Property.......................63
                      6.7    Intangible Assets.......................................63
                      6.8    Public Utility Holding Company Act......................63
                      6.9    Litigation..............................................63
                      6.10   Binding Obligations.....................................64
                      6.11   No Default..............................................64
                      6.12   ERISA...................................................64
                      6.13   Regulations T, U and X; Investment Company Act..........65
                      6.14   Disclosure..............................................65
                      6.15   Tax Liability...........................................66
                      6.16   [Deleted]...............................................66
                      6.17   Fiscal Year.............................................66
                      6.18   Employee Matters........................................66
                      6.19   Environmental Matters...................................66
                      6.20   Partnerships, Joint Ventures and Limited Liability
                             Companies...............................................68
                      6.21   Outstanding Advances and Letters of Credit..............68

ARTICLE 7
        AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
        REPORTING REQUIREMENTS)......................................................68
                      7.1    Payment of Taxes and Other Potential Liens..............68
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                      7.2    Preservation of Existence...............................69
                      7.3    Maintenance of Properties...............................69
                      7.4    Maintenance of Insurance................................69
                      7.5    Compliance With Laws....................................70
                      7.6    Inspection Rights.......................................71
                      7.7    Keeping of Records and Books of Account.................71
                      7.8    Compliance With Agreements, Duties and Obligations......71
                      7.9    Additional Guaranties, Collateral and Collateral
                             Documents...............................................71
                      7.10   Priority of Liens.......................................72
                      7.11   Deposit Accounts........................................72
                      7.12   Environmental Laws......................................73
                      7.13   Environmental Notices...................................74
                      7.14   Forward Commitment Protection...........................74
                      7.15   Appraisals..............................................74
                      7.16   Legal Fees..............................................75

ARTICLE 8
        NEGATIVE COVENANTS...........................................................75
                      8.1    Transactions with Affiliates............................75
                      8.2    Mergers.................................................75
                      8.3    [Deleted]...............................................75
                      8.4    Sales and Leasebacks; Sales, Etc., of Assets............75
                      8.5    Redemption, Dividends and Distributions.................76
                      8.6    ERISA...................................................76
                      8.7    Change in Nature of Business............................77
                      8.8    Indebtedness, Guarantees and Liens......................77
                      8.9    Change in Fiscal Year...................................80
                      8.10   [Deleted]...............................................80
                      8.11   [Deleted]...............................................80
                      8.12   [Deleted]...............................................80
                      8.13   [Deleted]...............................................80
                      8.14   Presley Delaware's Ownership of Borrower................80
                      8.15   New Land Purchases......................................80
                      8.16   Cash Flow...............................................82
                      8.17   Consolidated Fixed Charge Coverage Ratio................82

ARTICLE 9
        INFORMATION AND REPORTING REQUIREMENTS.......................................82
                      9.1    Financial and Business Information......................82
                      9.2    Compliance Certificates.................................86
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ARTICLE 10
        CONDITIONS TO ADVANCES.......................................................86
                      10.1   Any Increasing Advance or Issuance of Letter of Credit..86
                      10.2   Any Advance.............................................87

ARTICLE 11
        EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT.........................88
                      11.1   Events of Default.......................................88
                      11.2   Remedies Upon Event of Default..........................91

ARTICLE 12
        THE AGENT....................................................................94
                      12.1   Appointment and Authorization...........................94
                      12.2   Delegation of Duties....................................94
                      12.3   Liability of Agent......................................94
                      12.4   Reliance by Agent.......................................95
                      12.5   Notice of Default.......................................95
                      12.6   Credit Decision.........................................96
                      12.7   Indemnification.........................................96
                      12.8   Agent and Other Lenders in Individual Capacity..........97
                      12.9   Successor Agent.........................................98
                      12.10  Collateral Matters......................................98

ARTICLE 13
        MISCELLANEOUS...............................................................101
                      13.1   Cumulative Remedies; No Waiver.........................101
                      13.2   Amendments; Consents...................................101
                      13.3   Costs, Expenses and Taxes..............................102
                      13.4   Survival of Representations and Warranties.............103
                      13.5   Notices................................................103
                      13.6   Execution of Loan Documents............................104
                      13.7   Binding Effect; Assignment.............................104
                      13.8   Lien on Deposits and Property in Possession of any
                             Lender.................................................107
                      13.9   Indemnity by Borrower..................................108
                      13.10  Nonliability of Lenders................................109
                      13.11  No Third Parties Benefitted............................110
                      13.12  Confidentiality........................................110
                      13.13  Further Assurances.....................................110
                      13.14  Integration............................................110
                      13.15  Governing Law..........................................111
                      13.16  Severability of Provisions.............................111
                      13.17  Headings...............................................111
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                      13.18  Time of the Essence....................................111
                      13.19  Sharing of Setoffs.....................................111
                      13.20  Nature of the Lenders' Obligations.....................112
                      13.21  Waiver of Jury Trial...................................112
                      13.22  Jurisdiction...........................................112
                      13.23  Exercise of Discretion.................................113
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                                    SCHEDULES

               1.1(a)        Description of Class A Stock
               1.1(b)        Description of Class B Stock
               1.1(g)        Initial Commitments
               6.2           Necessary Consents
               6.3           Necessary Governmental Authorizations
               6.5           Liabilities and Contingent Liabilities
               6.9           Pending Litigation
               6.12          Pension Plans and Multiemployer Plans
               6.19          Environmental Matters
               6.20          Partnerships, Joint Ventures and Limited Liability
                             Companies


                                    EXHIBITS

        A      --     Form of Assignment and Acceptance
        B      --     Form of Borrowing Base Certificate
        C      --     Form of Borrowing Certificate
        D      --     Form of Request for Letter of Credit
        E      --     Form of Request for Loan
        F      --     Form of Request for Redesignation of Loan
        G      --     Form of Revolving Note
        H      --     [Deleted]
        I      --     [Deleted]
        J      --     Form of Amended and Restated Guaranty
        K      --     Form of Amended and Restated Security Agreement
        L      --     Form of Indemnity Agreement
        M      --     Form of Pledge Agreement (Borrower)
        N      --     Form of Amended and Restated Pledge Agreement



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
                           FIFTH AMENDED AND RESTATED

                                 LOAN AGREEMENT

                            Dated as of July 6, 1998


               This FIFTH AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into by and among (i) PRESLEY HOMES (f/k/a The Presley Companies), a California corporation, as the borrower (the "Borrower"), (ii) the lenders listed on Schedule 1.1(g) hereto (collectively, the "Lenders"), as the lenders, and (iii) Foothill, as the Agent (in such capacity, the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor under the Loan Documents (such terms and all other capitalized terms used in the Preliminary Statements having the respective meanings set forth below).

                             PRELIMINARY STATEMENTS

               (1) The Borrower, the Initial Lenders and the Agent are parties to a Fourth Amended and Restated Loan Agreement dated as of March 25, 1994 (as amended to the Closing Date, the "Existing Loan Agreement").

               (2) The parties hereto desire to amend and restate the Existing Loan Agreement on the terms and conditions set forth herein.

               NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that, effective on and as of the Closing Date, the Existing Loan Agreement is amended and restated in its entirety as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

               1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

                      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns, directly or indirectly, 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other





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        than securities having such power only by reason of the happening of a contingency), or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), will be deemed to control such corporation or other Person.

                      "Agent" means Foothill, when acting in its capacity as the Agent under any of the Loan Documents, and any successor Agent.

                      "Agent-Related Persons" means Foothill and any successor agent arising under Section 12.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                      "Agent's Account" means account no. [323266193] maintained by the Agent with [The Chase Manhattan Bank, 4 New York Plaza, New York, New York 10004], or such other account as the Agent may specify from time to time by written notice to the Borrower and the Lenders.

                      "Agent's Office" means the Agent's address as set forth on the signature pages of this Agreement, or such other address in the United States of America as the Agent hereafter may designate by written notice to the Borrower and the Lenders.

                      "Aggregate Cost Components" has the meaning specified in
        Section 4.8(a).

                      "Agreement" means this Fifth Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                      "Amended and Restated Guaranty" means the Amended and Restated Guaranty, dated as of the Original Closing Date, made by Presley Delaware in favor of the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Agent, in the form of Exhibit J hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                      "Amended and Restated Pledge Agreement" means the Amended and Restated Pledge Agreement, dated as of the Original Closing Date, made by Presley Delaware in favor of the Agent for the benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor in the form of Exhibit N hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.



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                      "Amended and Restated Security Agreement" means the
        Amended and Restated Security Agreement, dated as of the Original Closing Date, made by the Borrower in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor in the form of Exhibit K hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                      "Assignee" means an assignee of any rights and obligations of any Lender hereunder which assignee, in the case of any such rights and obligations with respect to any Revolving Commitment or Revolving Advance, is an Eligible Assignee.

                      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Agent, in accordance with Section 13.7 and in substantially the form of Exhibit A hereto.

                      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

                      "Banking Day" means any day other than Saturday, Sunday or other day on which banks are required or authorized by law to close in the City of New York, the City of Los Angeles, the City of San Francisco or the City of Chicago and, if the applicable Banking Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                      "Borrower" means Presley Homes, formerly known as The Presley Companies, a California corporation, and its successors and permitted assigns.

                      "Borrower Partnership" means a partnership, joint venture or limited liability company of which the Borrower is a general partner, joint venturer or member.

                      "Borrowing Base" has the meaning specified in Section 4.8(a).

                      "Borrowing Base Certificate" means the certificate, substantially in the form of Exhibit B, signed by the Chief Financial Officer, the Vice President/Controller or the President of the Borrower, delivered to the Agent and the Lenders in connection with each determination of the Borrowing Base pursuant to Section 4.8.

                      "Borrowing Certificate" means the certificate, substantially in the form of Exhibit C, signed by the Chief Financial Officer, the Vice



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        President/Corporate Controller, the Vice President/Finance, Vice
        President/Financial Operations or the President of the Borrower, delivered to the Agent and the Lenders in connection with each Request for Loan pursuant to Section 4.2(a).

                      "Cash" means, when used in connection with any Person, all monetary and non-monetary items belonging to such Person that are treated as cash in accordance with GAAP, consistently applied.

                      "Cash Equivalents" means, when used in connection with any Person, such Person's Investments in:

                      (a) Government Securities due within one year after the date of the making of the Investment;

                      (b) certificates of deposit issued by, bank deposits in, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank doing business in and incorporated under the Laws of the United States of America or any state thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and/or

                      (c) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any state thereof given on the date of such Investment the highest credit rating by NCO/Moody's Commercial Paper Division of Moody's Investors Service, Inc. or Standard & Poor's Corporation, in each case due within six months after the date of the making of the Investment.

                      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

                      "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

                      "Change of Control" means, and shall be deemed to have occurred if either, (a) Presley Delaware shall cease to own 100% of the Borrower's outstanding capital stock free and clear of any Liens (other than the Liens created by the Amended and Restated Pledge Agreement), or
        (b) after the Closing Date (i) any Person acquires, or two or more Persons acting in concert acquire, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of Presley Delaware (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of Presley Delaware entitled to vote in the election of Series A Directors, unless such ownership results from the convertibility or conversion of Series B Stock to Series A Stock; or
        (ii) during any period of up to 24 consecutive months, commencing with the Original Closing Date, individuals who at the beginning of such 24-month period were directors of Presley Delaware cease for any reason to constitute a majority of the Board of Directors of Presley Delaware unless the Persons replacing such individuals were nominated by the Board of Directors of Presley Delaware; provided, however, that, for the purposes of clause (i) above, any acquisition of such voting securities of Presley Delaware by an employee stock ownership plan or related trust, within the meaning of Section 4975 of ERISA, sponsored or contributed to by Presley Delaware or its Subsidiaries (an "ESOP") shall not, so long as such ESOP is not acting in concert with any other Person (whether before or after such acquisition by such ESOP), be deemed a Change of Control within the meaning of clause (i) above unless the number of voting securities acquired, controlled or held by such ESOP exceeds 50% of the combined voting power of all securities of Presley Delaware entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

                      "Closing" has the meaning specified in Section 2.1.

                      "Closing Date" has the meaning specified in Section 2.1.

                      "CMR" means Carmel Mountain Ranch, a California general partnership.

                      "Collateral" means, collectively, all Property on or in which the Agent or any Lender or Issuing Bank (other than any Third Party Issuer) or LC Guarantor now or hereafter obtains or may obtain a Lien pursuant to this Agreement or any other Loan Document.

                      "Collateral Documents" means any and all security agreements (including the Amended and Restated Security Agreement), deeds of trust, mortgages, assignments, pledge agreements (including the Amended and Restated Pledge Agreement and the Pledge Agreement (Borrower)), financing statements, landlord waivers, consents and other documents now or hereafter granting Liens to the Agent and/or the Lenders and/or the Issuing Banks (other than any Third Party Issuer) and/or the LC Guarantor to secure any Obligations owing to the Agent or any of the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor under the Loan Documents, or perfecting, effecting, facilitating, consenting to, providing notice of or otherwise evidencing such Liens.



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
                      "Consolidated Cash Flow Available for Fixed Charges" of the Borrower means for any period the sum of the amounts for such period of (i) consolidated net income, plus (ii) consolidated income tax expense, plus (iii) consolidated interest expense, plus (iv) amortization of non-cash costs to cost of sales of real Property, plus
        (v) other non-cash items reducing consolidated net income minus consolidated interest income, all as determined on a consolidated basis for Presley Delaware in accordance with GAAP.

                      "Consolidated Fixed Charge Coverage Ratio" of the Borrower means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of Presley Delaware for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate consolidated interest incurred of Presley Delaware reasonably anticipated in good faith by Presley Delaware to become due at any time during the fiscal quarter in which the determination date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter; provided, however, that in any calculation of the Borrower's Consolidated Fixed Charge Coverage Ratio (a) the interest on any indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the determination date had been the applicable rate for the entire period,
        (b) no adjustment shall be made with respect to the intended use of proceeds of any asset sale if such asset sale has not taken place prior to the determination date, and (c) no adjustment shall be made with respect to any intended repayment or refinancing of indebtedness (other than (i) a repayment or refinancing of indebtedness out of the proceeds of the incurrence of indebtedness giving rise to the determination date, or (ii) anticipated repayments of indebtedness in the ordinary course of business provided that the aggregate amount of indebtedness assumed to be outstanding during the period for which consolidated interest incurred is to be determined shall not be less than the aggregate amount of indebtedness outstanding at the determination date) that has not taken place prior to the determination date.

                      "Default" means any Event of Default or any event that, with the giving of notice or passage of time or both, would be an Event of Default.

                      "Defaulted Advance" means, with respect to any Lender at any time, the amount of any Revolving Advance required to be made by such Lender to the Borrower pursuant to Section 4.1 at or prior to such time which has not been so made as of such time; provided, however, any Revolving Advance made by the Agent for the account of such Lender pursuant to Section 4.2(f) shall not be considered a Defaulted Advance even if, at such time, such Lender shall not have reimbursed the Agent therefor as provided in Section 4.2(f), except to the extent the Borrower shall have paid to the Agent the amount required by the Agent pursuant to the third sentence of Section 4.2(f). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 4.11(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 4.1 on the same date as the Defaulted Advance so deemed made in part.

                      "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Agent, any Issuing Bank, the LC Guarantor or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any Issuing Bank or the LC Guarantor pursuant to Section 4.6(c) or (e) to reimburse such Issuing Bank or the LC Guarantor for such Lender's pro rata share of any payment made by such Issuing Bank or the LC Guarantor under any Letter of Credit, Set-Aside Letter or LC Guaranty which has not been reimbursed by the Borrower, (b) the Agent pursuant to Section 4.2(f) to reimburse the Agent for the amount of any Revolving Advance made by the Agent for the account of such Lender, (c) any other Lender pursuant to Section 13.19 to purchase any participation in Advances owing to such other Lender, and (d) the Agent pursuant to Section 12.7 to reimburse the Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 4.11(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                      "Defaulting Lender" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 11.1(h).

                      "Disposition" means the sale, transfer or other disposition of the Borrower or of any asset of the Borrower with a value or for consideration in excess of $1,000,000.

                      "Dollars" or "$" means United States dollars.

                      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a net worth in excess of $100,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a net worth in excess of $100,000,000; (c) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a net worth in excess of

        $100,000,000, so long as such bank is acting through a branch or agency located in the United States of America; (d) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a net worth in excess of $100,000,000; and (f) any Affiliate of any Lender which Affiliate (other than in the case of any assignment by such Lender of any obligations from which such Lender will not be released) has a net worth in excess of $100,000,000; provided in each case of clauses (a) through (f) that such entity (i) is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; (ii) is entitled to receive all payments and distributions to be made to it hereunder and under the other Loan Documents without the withholding of any tax; (iii) is not (and by virtue of its becoming a Lender no Loan will be) subject to Title 11 (including but not limited to any appraisal requirements contained therein or in the regulations issued pursuant thereto) of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; and (iv) in the case of any assignment of all or part of any Revolving Commitment to such entity, has a net worth at least five times greater than the amount of such Revolving Commitment being so assigned; provided, further, however, that an Affiliate of the Borrower shall not qualify as an Eligible Assignee under this definition.

                      "Environmental Indemnity" means the Indemnity Agreement, dated as of the Original Closing Date, made by the Borrower in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor in the form of Exhibit L hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                      "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Agency pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries or any Borrower Partnership is or at any time may be doing business, or where the real Property of the Borrower or any of its Subsidiaries or any Borrower Partnership is located, including, without limitation, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Federal Water
        Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, California Health and Safety Code Sections 25100 et seq., California Water
        Code Sections 313000 et seq., and the Toxic Substances Control
        Act, as amended.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                      "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                      "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                      "ESOP" has the meaning specified in the definition of Change of Control set forth in this Section 1.1.

                      "Event of Default" shall have the meaning provided in
        Section 11.1.

                      "Existing LC Guaranties" has the meaning specified in
        Section 4.6(e).

                      "Existing Letters of Credit" has the meaning specified in
        Section 2.2(b) hereof.

                      "Existing Loan Agreement" has the meaning specified in Preliminary Statement (1).

                      "Existing Loans" means all "Outstanding Loans" under the Existing Loan Agreement as of the Closing Date.

                      "Existing Set-Aside Letters" has the meaning specified in
        Section 2.2(c) hereof.

                      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                      "Good faith" means subjective honesty in fact.

                      "Government Securities" means readily marketable direct obligations of the United States of America or obligations fully guaranteed by the United States of America.

                      "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, assessment district, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

                      "Guaranteed Letter of Credit" means a Letter of Credit issued by a Third Party Issuer which is covered by an LC Guaranty provided by the LC Guarantor.

                      "High Yield Securities" means Presley Delaware's 12 1/2% Senior Notes due 2001.

                      "Housing" means real Property of the Borrower that is held for investment, development and/or sale that has reached sufficient stage of development that it has ceased to be Improved Land. In general, Improved Land shall be deemed to have reached the stage of development that it ceases to be Improved Land and becomes Housing when trenching for the foundation of a house or other residential unit to be built on such real Property has begun. Notwithstanding anything to the contrary herein, if there is any dispute or uncertainty as to whether any Real Estate Inventory of the Borrower constitutes Improved Land or Housing within the meaning of the definition referred to above, the Agent's determination of such question shall be binding and conclusive upon the parties hereto, unless determined otherwise by the Majority Lenders.

                      "Housing Cost Component" shall have the meaning provided in Section 4.8(f).

                      "Improved Land" means real Property of the Borrower that is held for investment, development and/or sale, that either (i) has reached a sufficient stage of development that it has ceased to be Raw Land but has yet to reach a sufficient stage of development to be Housing, or (ii) has been included in the Borrowing Base as Improved Land at the sole discretion of the Agent, or (iii) has been acquired by the Borrower pursuant to Section 8.15. In general, Raw Land shall be deemed to have reached the stage of development that it ceases to be Raw Land and becomes Improved Land when each of the following (to the extent applicable) has occurred: (a) to the extent that earth-moving and/or rough grading is required, such earth-moving and/or rough grading shall have been substantially completed; (b) to the extent that any surveys, maps or governmental approvals are required to be filed, recorded or approved in order legally to subdivide the Property for its intended use, all of the same shall have been completed and the Property shall have been legally subdivided as required for its intended use; and (c) to the extent that any governmental authorizations, approvals, permits, entitlements or the like are required to be obtained from any Governmental Agency to permit earth-moving and/or rough grading to begin, all of the same shall have been obtained. Notwithstanding anything to the contrary herein, if there is any dispute or uncertainty as to whether any Real Estate Inventory of the Borrower constitutes Raw Land or Improved Land within the meaning of the above definition, the Agent's determination of such question shall be binding and conclusive upon the parties hereto, unless otherwise determined by the Majority Lenders.

                      "Improved Land Cost Component" shall have the meaning provided in Section 4.8(e).

                      "Increased Letter of Credit Costs" means, with respect to any Letter of Credit, the additional or incremental costs (including, without limitation, capital maintenance costs, reserve maintenance costs and other similar costs), if any, incurred by the Issuing Bank of such Letter of Credit or by the LC Guarantor as a consequence of the issuance of a Letter of Credit in the full amount requested by the Borrower, in which (or in the LC Guaranty of which in which) the other Lenders are deemed to purchase pro rata participations, over and above the costs that would have been incurred by such Issuing Bank or the LC Guarantor if each of the Lenders (including such Issuing Bank or the LC Guarantor) had issued their own letters of credit in face amounts limited to their respective percentages of the full amount of the requested Letter of Credit, in the manner of a syndicated facility rather than a participated facility, to the extent that such additional costs, if any, are not recovered from the Borrower pursuant to Section 5.6(b), and as reasonably determined by the Issuing Bank or the LC Guarantor using reasonable averaging and attribution methods. Increased Letter of Credit Costs shall include any costs or fees incurred by the LC Guarantor in causing a Third Party Issuer to issue a Guaranteed Letter of Credit.

                      "Indemnitees" shall have the meaning set forth in Section
        13.9 of this Agreement.

                      "Initial Lenders" means the lenders which were "Lenders" under and as defined in the Existing Loan Agreement prior to the Closing Date pursuant to Section 13.7 thereof.

                      "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in
        Section 4001(a)(18) of ERISA.

                      "Intangible Assets" means assets that are considered intangible assets under GAAP, consistently applied, including, without limitation, goodwill, organization expense, patents, trademarks, trade names, copyrights and other intangible Property.

                      "Interest Differential" means, with respect to any prepayment, redesignation or conversion of an Offshore Rate Advance on a day other than the last day of the applicable Interest Period, (a) the applicable Offshore Rate payable with respect to the Offshore Rate Advance as of the date of the prepayment, redesignation or conversion, minus (b) the average per annum yield to maturity, based upon the bid prices, on the day of prepayment, redesignation or conversion, of Government Securities maturing on the last day of the applicable Interest Period, in an amount approximately equal to such Offshore Rate Advance. The determination of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

                      "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Banking Day the Loan is disbursed or continued or on the date on which the Loan is converted to an Offshore Rate Loan pursuant to Section 4.5(a) and ending on the date one, two or three months thereafter, as selected by the Borrower in its Request for Loan or Request for Redesignation of Loan, provided that:

                             (i) each Interest Period shall begin on the first
               day of a calendar month and shall end on the first day of the next succeeding calendar month, or of the second next succeeding calendar month or the third next succeeding calendar month, as applicable to such Interest Period; and

                             (ii) no Interest Period shall extend beyond the
               Termination Date.

                      "Interest Type" refers to the distinction between the Reference Rate Loans and Offshore Rate Loans.

                      "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person, or otherwise, and includes, without limitation, any partnership and joint venture interests of such Person.

                      "Issuing Bank" means, (a) with respect to any Letter of Credit, (i) Foothill, as the issuer of such Letter of Credit, (ii) any other Lender designated by the Borrower (with the consent of that Lender and with prior written notice to the Agent) as the issuer of such Letter of Credit, and (iii) any other bank designated by the Borrower (with the consent of that bank and with prior written notice to the Agent) as the issuer of such Letter of Credit, provided in each case of this clause
        (iii) that the obligations of the Borrower to such bank under or in connection with such Letter of Credit have been guaranteed by the LC Guarantor in its sole discretion pursuant to an LC Guaranty (any such bank being a "Third Party Issuer"); and (b) with respect to any Set-Aside Letter, the Agent.

                      "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                      "LC Guarantor" means Foothill, in its capacity as guarantor of the obligations of the Borrower under or in connection with any Letter of Credit issued for the account of the Borrower by a Third Party Issuer.

                      "LC Guaranty" means a guaranty by Foothill of the obligations of the Borrower to any Third Party Issuer under or in connection with any Letter of Credit.

                      "Lenders" means the lenders listed on Schedule 1.1(g) hereto and each Eligible Assignee that becomes a party hereto pursuant to Section 13.7.

                      "Letter of Credit" means any letter of credit, whether standby or commercial, issued by an Issuing Bank pursuant to Section 4.6 or which are

        Existing Letters of Credit, in the standard form for letters of credit of such Issuing Bank, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended.

                      "Letter of Credit Reserve" means, as of any date of determination in connection with the determination of the Borrowing Base, an amount equal to the sum of (a) ten percent (10%) of the aggregate face amount of all Letters of Credit issued hereunder to support any bond issued by any bonding company of the Borrower acceptable to the Majority Lenders or issued for the benefit of any Governmental Agency in lieu of such a bond in connection with any project of the Borrower that constitutes Collateral hereunder, to the extent that the purpose of such bond and/or Letter of Credit is to ensure the performance or completion of improvements relating to or benefitting such Collateral, plus (b) one hundred percent (100%) of the aggregate face amount of all other Letters of Credit issued hereunder for the account of the Borrower.

                      "LIBOR" means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of the applicable Offshore Rate Loan and having a maturity comparable to such Interest Period are offered by major banks in the London interbank market at approximately 11:00 a.m. (New York City time) two Banking Days prior to the commencement of such Interest Period, as determined by the Agent by reference at such time to the display designated on page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for dollar deposits).

                      "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                      "Loan Documents" means, collectively, this Agreement, the Revolving Notes, the Letters of Credit, any applications or reimbursement agreements executed in connection with any Letters of Credit other than Guaranteed Letters of Credit, the Collateral Documents, the Amended and Restated Guaranty, the Environmental Indemnity, the LC Guaranty, and any other certificates, instruments, documents or agreements of any type or nature heretofore or hereafter executed or delivered by the Borrower and/or any Affiliate of the Borrower to the Agent, any Lender, any Issuing Bank (other than any Third

        Party Issuer) or the LC Guarantor in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended, excluding, however, the High Yield Securities held by any Lender or assignee of a Lender.

                      "Majority Lenders" means, at any time, Lenders holding at least 66 2/3% of the sum of the aggregate amount of the Revolving Commitments; provided, however, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Lenders at such time, the amount of the Revolving Commitment of such Lender at such time.

                      "Maximum Advance Rate" means (a) in the case of the Raw Land Cost Component, 50%, (b) in the case of the Improved Land Cost Component, 75%, (c) in the case of the Housing Cost Component, 85%, and
        (d) in the case of the Notes Receivable Component, 70%.

                      "Maximum Letter of Credit Amount" means $10,000,000, which may be increased to $15,000,000 with the written approval of the Majority Lenders.

                      "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Borrowing Base, and (b) the aggregate Revolving Commitments minus Outstanding Letters of Credit.

                      "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                      "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                      "Non-Recourse" means, with respect to any indebtedness of any Person, any such indebtedness which may not, pursuant to the express terms of the instrument evidencing or otherwise governing such indebtedness or by law, be enforced personally against such Person or any other Person but only against specified assets or property acquired in connection with the financing or refinancing giving rise to such indebtedness.

                      "Notes Receivable" means promissory notes payable to the order of the Borrower, or endorsed to the order of the Borrower, received by the Borrower or a predecessor of the Borrower in connection with the sale of real Property by the Borrower or a predecessor of the Borrower, and secured by a perfected first priority Lien in favor of the Borrower or a predecessor of the Borrower on the real Property so sold.

                      "Notes Receivable Component" shall have the meaning provided in Section 4.8(g).

                      "Obligations" means all present and future obligations of every kind or nature of the Borrower or any Party at any time and from time to time owed to the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Agent, or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against the Borrower or any Affiliate of the Borrower.

                      "Offshore Rate" means, for each Interest Period in respect of Offshore Rate Advances comprising part of the same Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) equal to LIBOR.

                      "Offshore Rate Advance" means a Revolving Advance made hereunder and designated or redesignated as an Offshore Rate Advance in accordance with Article 4.

                      "Offshore Rate Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Agent as its Offshore Rate Lending Office. If no Offshore Rate Lending Office separately is designated by a Lender, its Offshore Rate Lending Office shall be its office designated as its address for purposes of notices hereunder.

                      "Offshore Rate Loan" means a Revolving Loan made hereunder and designated or redesignated as an Offshore Rate Loan in accordance with Article 4.

                      "144A Securities" means notes or debentures of the Borrower which may be resold by the holders thereof to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, without compliance with the registration requirements of Section 5 of the Securities Act of 1933, as amended, which notes or debentures shall be secured by the Collateral and shall contain such terms, conditions and covenants as are required by said Rule 144A, and such other terms, conditions and covenants as shall be required by the Majority Lenders.

                      "Operating Account" means a deposit account to be maintained by the Borrower, and approved by the Agent, in which the Agent shall have a perfected security interest for the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor.

                      "Opinion of Counsel" means the favorable written legal opinion of Irell & Manella LLP, counsel to the Borrower and Presley Delaware, in form and substance satisfactory to the Majority Lenders, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

                      "Original Closing Date" means May 20, 1994.

                      "Outstanding Advances" means, as of any date of determination, all outstanding Revolving Advances on that date.

                      "Outstanding Letters of Credit" means, as of any date of determination, the aggregate face amount of all Letters of Credit and Set-Aside Letters issued hereunder and outstanding on that date minus the aggregate amount, if any, paid in Cash by the Issuing Bank(s) under such Letters of Credit and Set-Aside Letters that has been reimbursed by the Borrower.

                      "Outstanding Loans" means, as of any date of determination, all outstanding Revolving Loans on that date.

                      "Party" means the Borrower and/or any Affiliate of the Borrower that is a party to any Loan Document.

                      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in ERISA) which is subject to ERISA.

                      "Permitted Sales" means a sale of assets by the Borrower to a partnership, limited liability company or joint venture in which the Borrower is a partner (general or limited) or member which satisfies the following conditions:

                             (i) such sale occurs within 30 days of the
                      acquisition by the Borrower of the assets to be sold;

                             (ii) the purchase price is to be paid in cash and
                      is in an amount not less than the fair market value of the assets to be sold; and

                             (iii) no Default or Event of Default shall exist or
                      shall result from such sale.

                      "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, limited liability company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Agency, or otherwise.

                      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

                      "Pledge Agreement (Borrower)" means the Pledge Agreement (Borrower), dated as of the Closing Date, made by the Borrower in favor of the Agent for the benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor in the form of Exhibit M hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated, or extended.

                      "Pledged Shares" means all outstanding shares of capital stock of the Borrower.

                      "Presley Delaware" means The Presley Companies, a Delaware corporation.

                      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                      "Raw Land" means real Property of the Borrower that is held for investment, development and/or sale, and that has not yet reached the stage of development to become Improved Land. Reference is made to the definition of "Improved Land" for a description of the general conditions that govern when Raw Land ceases to be Raw Land and becomes Improved Land. Notwithstanding anything to the contrary herein, if there is any dispute or uncertainty as to whether any Real Estate Inventory of the Borrower constitutes Raw Land or Improved Land within the meaning of the definition referred to above, the Agent's determination of such question shall be binding and conclusive upon the parties hereto, unless determined otherwise by the Majority Lenders.

                      "Raw Land Cost Component" shall have the meaning provided in Section 4.8(d).

                      "RCRA" means the Resource Conservation and Recovery Act of 1970, as amended, 42 U.S.C. Sections 6901 et seq. and the regulations thereto, 40 CFR Part 261.

                      "Real Estate Inventory" shall mean the Raw Land, the Improved Land and the Housing of the Borrower.

                      "Reference Rate" means the floating commercial loan rate of The Chase Manhattan Bank, announced from time to time as its "reference rate" (or, if at the time of determination The Chase Manhattan Bank does not so announce its, or does not have a, "reference rate", the floating commercial loan rate so announced by any other bank as shall have been selected by the Agent as notified to the Borrower). Each change in the Reference Rate shall be effective as of 12:01 a.m. on the Banking Day on which the change in the Reference Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

                      "Reference Rate Advance" means a Revolving Advance designated or redesignated as a Reference Rate Advance in accordance with Article 4, or converted or redesignated to a Reference Rate Advance in accordance with Section 4.5.

                      "Reference Rate Loan" means a Revolving Loan made hereunder and designated or redesignated as a Reference Rate Loan in accordance with Article 4, or converted or redesignated to a Reference Rate Loan in accordance with Section 4.5.

                      "Register" has the meaning specified in Section 13.7(c).

                      "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                      "Request for Letter of Credit" means a written request for the issuance of a Letter of Credit substantially in the form of Exhibit D, signed by a Responsible Official of the Borrower and properly completed to provide all information required by the Agent or the Issuing Bank of such Letter of Credit (or, in the case of a Guaranteed Letter of Credit, the LC Guarantor thereof) to be included therein.

                      "Request for Loan" means a written request for a Revolving Loan substantially in the form of Exhibit E, signed by a Responsible Official of the Borrower and properly completed to provide all information required by the Agent to be included therein.

                      "Request for Redesignation of Loan" means a written request for redesignation of Revolving Loans substantially in the form of Exhibit F, signed by a Responsible Official of the Borrower and properly completed to provide all information required by the Agent to be included therein.

                      "Responsible Official" means: (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                      "Revolving Advances" means advances made pursuant to the Revolving Commitments of the Lenders (which shall include the principal of the Existing Loans to the extent converted to Revolving Loans pursuant to Section 2.2(a)).

                      "Revolving Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on
        Schedule 1.1(g) hereto under the heading "Revolving Commitments" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 13.7(c) as such Lender's "Revolving Commitment," as such amount may be reduced at or prior to such time pursuant to Section 4.7.

                      "Revolving Facility" means the aggregate of the Revolving Commitments.

                      "Revolving Loans" means the aggregate Revolving Advances made or to be made by the Lenders to the Borrower pursuant to this Agreement (which shall include the principal of the Existing Loans to the extent converted to Revolving Loans pursuant to Section 2.2(a)). Each Revolving Loan made on or after the Closing Date shall consist of the group of Revolving Advances made at any one time by the Lenders in accordance with Article 4, including groups of Revolving Advances made as new advances, and also including groups of

        Revolving Advances made by converting or redesignating existing Revolving Advances in accordance with Article 4. In connection with each Revolving Loan, the amount of each Revolving Advance by each Lender shall be determined according to that Lender's percentage share of the aggregate amount of the Revolving Commitments.

                      "Revolving Note" means a promissory note, substantially in the form of Exhibit G hereto, executed by the Borrower in favor of a Lender to evidence the Revolving Advances made by such Lender, in each case as amended from time to time.

                      "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable claim, right, title or other interest (other than a Lien) in or with respect to that Property held by any other Person, and any option or right held by any other Person to acquire any such claim, right, title or other interest, including any option or right to acquire a Lien.

                      "Series A Directors" are the members of the Board of Directors of Presley Delaware elected by the Series A Stock.

                      "Series A Stock" means the common stock of Presley Delaware described in Schedule 1.1(a) hereof.

                      "Series B Stock" means the restricted voting convertible common stock of Presley Delaware described in Schedule 1.1(b) hereof.

                      "Set-Aside Letter" means (a) a letter from the Issuing Bank to a surety setting forth the Issuing Bank's undertaking to fund specified project costs for construction of improvements to be bonded by the surety in connection with the Borrower's development of a project included in the Borrowing Base, or (b) a letter from the Issuing Bank to a Governmental Agency setting forth the Issuing Bank's undertaking to fund specified project costs for construction of improvements in connection with the Borrower's development of a project included in the Borrowing Base.

                      "Set-Aside Letter Request" means a written request for a Set Aside Letter in the form approved by the Issuing Bank.

                      "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                      "Special Letter of Credit Circumstance" means the application or adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting letters of credit (including, without limitation, any Law or interpretation regarding capital maintenance or capital adequacy) generally that are beyond the reasonable control of the Lenders, any Issuing Bank or the Agent.

                      "Special Offshore Rate Circumstance" means the application or adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by the Agent or any Lender or its Offshore Rate Lending Office (if applicable) with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the applicable offshore dollar interbank market for the determination of the Offshore Rate, generally that are beyond the reasonable control of the Agent or the Lenders.

                      "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, partnership, joint venture or limited liability company, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, joint venture or limited liability company, the assets and liabilities of which would, in accordance with GAAP consistently applied, be consolidated with the assets and liabilities of such Person in the preparation of consolidated financial statements of such Person and its Subsidiaries.

                      "Tangible Effective Net Worth" means, as of any date of determination thereof and with respect to any Person, the total assets of such Person as of such date determined in accordance with GAAP, consistently applied, minus Intangible Assets of such Person as of such date and minus Total Liabilities of such Person as of such date.

                      "Termination Date" means May 20, 2001.

                      "Third Party Issuer" has the meaning specified in the definition of Issuing Bank in this Section 1.1.

                      "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

                      "Total Liabilities" means, as of any date of determination and with respect to any Person, each item that should be reflected as a liability on a balance sheet of such Person on such date prepared in accordance with GAAP, consistently applied, and, to the extent not already included above, liabilities with respect to capitalized leases; provided, however, that for the purposes of the Loan Documents, Non-Recourse indebtedness shall not be considered as an indebtedness or other liability of such Person or of any partner of such Person.

                      "Total Outstandings" means, as of any date of determination, the sum of (a) Outstanding Loans and (b) Outstanding Letters of Credit.

                      "Unused Line Fee" has the meaning specified in Section 5.3(a).

                      "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

               1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

               1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial statements required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP shall change during the term of this Agreement such that the financial covenants contained in
Article 8 would then be calculated in a different manner or with different components, the Borrower and Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants, as criteria for evaluating the Borrower's financial condition, to substantially the same criteria as were effective prior to such change in GAAP.

               1.4 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

               1.5 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    ARTICLE 2
                                     CLOSING

               2.1 Conditions to Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date (the "Closing Date") on which each of the following conditions is satisfied:

                      (a) The Agent shall have received all of the following, each of which shall be an original unless otherwise specified, each properly executed by a Responsible Official of each party thereto, and, where appropriate, acknowledged, each dated as of the Closing Date and each in form and substance satisfactory to the Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Agent otherwise agrees or directs):

                             (1) seven counterparts of this Agreement executed
               by the Borrower and the Lenders;

                             (2) a Revolving Note to be payable to the order of
               each Lender, each in a principal amount equal to such Lender's Revolving Commitment (each such Revolving Note to be distributed by the Agent to the appropriate Lender; such Revolving Note to replace the "Revolving Note" issued to such Lender in connection with the Existing Loan Agreement, such replaced note to be returned to the Borrower by the Lender holding same marked "canceled" promptly after the Closing Date);

                             (3) with respect to each of the Borrower and
               Presley Delaware, such documentation as the Agent may require to establish the due organization, valid existence and good standing of the Borrower or Presley Delaware, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified and where the failure to be so qualified would be materially adverse to the Borrower or Presley Delaware; its authority to execute, deliver and perform each of the Loan Documents to which it is a Party and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate and shareholder resolutions and approvals, incumbency certificates, Certificates of Responsible Officials, and the like;

                             (4) (x) such amendments or confirmations (as the
               Agent or the Majority Lenders may require) of the Collateral Documents existing as of the Closing Date, (y) such other Collateral Documents as the Agent or the Majority Lenders may require granting Liens on the Property of the Borrower which is to be Collateral, together with such related financing statements or other documents as the Agent may request to perfect, effect, facilitate, consent to, give notice of or otherwise evidence such Liens and (z) an amendment and restatement of the Amended and Restated Guaranty in form and substance satisfactory to the Agent;

                             (5) the Opinion of Counsel;

                             (6) a Certificate of a Responsible Official of the
               Borrower certifying to the best of such Official's knowledge that the conditions specified in this Section 2.1 have been satisfied;

                             (7) evidence of personal Property Lien searches
               showing the absence of Liens and Rights of Others on or in the personal Property of the Borrower (other than such Liens and Rights of Others as are permitted by Section 8.8), and other evidence that all Liens or Rights of Others on or in the Property of the Borrower (other than such Liens and Rights of Others as are permitted by Section 8.8) have been terminated or discharged; and

                             (8) such other assurances, certificates, documents,
               consents or opinions as are required under this Agreement or as the Agent reasonably may require.

                      (b) The representations and warranties of the Borrower contained in Article 6 shall be true and correct in all material respects.

                      (c) The Borrower and any other Parties shall be in compliance in all material respects with all the terms and provisions of the Loan Documents, and no Default shall have occurred and be continuing.

                      (d) No material adverse change has occurred in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or Presley Delaware since the date of the most recent financial statements delivered to the Agent and the Lenders prior to the Closing Date.

                      (e) Duly executed amendments to financing statements and deeds of trust with respect to the Collateral shall have been delivered for filing and/or recordation with such Governmental Agencies, and in such jurisdictions and locales, as the Agent may specify, and duly executed agreements with depository institutions relating to the Liens on the Borrower's deposit accounts contemplated by Section 13.8, in form and substance satisfactory to the Agent and the Majority Lenders.

                      (f) The issuer of each title policy currently insuring any Lien in favor of the Lenders against any real Property (or interest therein) of the Borrower shall have committed to issue such amendments, modifications or endorsements to such title policy as the Majority Lenders may require to insure the continued validity and priority of each such Lien, or, if required by the Agent, new policies of title insurance shall have been obtained with respect to such of the real Property (or interests therein) of the Borrower as the Agent may require, in each instance with such insurers and with such coverages and endorsements, and subject to only such exceptions, as the Majority Lenders may require to insure the continued validity and priority of each such Lien.

                      (g) The Borrower shall have paid interest accrued on the Existing Loans to the Closing Date.

If any of the conditions specified in this Section 2.1 is not fulfilled on or before July 6, 1998, this Agreement shall terminate and be of no further force or effect.

               2.2 Effect of Fulfillment of Conditions. Subject to the fulfillment of the conditions specified in Section 2.1 on or before July 6 , 1998, effective as of the Closing Date:

                      (a) the balance of the principal of the Existing Loans of the Initial Lenders shall be deemed to have been converted (ratably in accordance with the amount of such Lenders' respective Revolving Commitments) to Revolving Loans, and shall be evidenced by the Revolving Notes;

                      (b) all "Letters of Credit" (as defined in the Existing Loan Agreement, and referred to herein as "Existing Letters of Credit") outstanding on the Closing Date shall be deemed to be Letters of Credit issued hereunder; and

                      (c) all "Set-Aside Letters" (as defined in the Existing Loan Agreement, and referred to herein as "Existing Set-Aside Letters") outstanding on the Closing Date shall be deemed to be Set-Aside Letters issued hereunder.
 .

                                    ARTICLE 3
                                    [DELETED]


                                    ARTICLE 4
                    REVOLVING ADVANCES AND LETTERS OF CREDIT

               4.1 Revolving Advances. Each Lender severally agrees, subject to and on the terms and conditions hereinafter set forth, to make Revolving Advances to the Borrower at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Commitment less such Revolving Lender's pro rata share of the aggregate Outstanding Letters of Credit; provided that no Lender shall be obligated to make a Revolving Advance under this Section 4.1 if, after giving effect to all Revolving Advances to be made by the Lenders, Outstanding Advances would exceed the Maximum Revolving Loan Amount. Unless the Majority Lenders otherwise consent, each Revolving Loan under this Section 4.1 shall be in the aggregate amount of not less than $1,000,000, and shall consist of Revolving Advances of the same Interest Type made on the same day by the Lenders ratably according to their respective Revolving Commitments. Within the limits of each Lender's Revolving Commitments and the Borrowing Base, the Borrower may borrow under this
Section 4.1, prepay pursuant to Section 5.2 and reborrow under this Section 4.1.

               4.2 Making the Revolving Advances.

                      (a) Each Revolving Loan made after the Closing Date shall consist of Revolving Advances of the same Interest Type and shall be made pursuant to a written Request for Loan received by the Agent at the Agent's Office (i) not later than 9:00 a.m., Los Angeles time, at least two Banking Days prior to the date that a proposed Revolving Loan is to be made in the case of Reference Rate Loans and (ii) not later than 9:00 a.m., Los Angeles time, at least three Banking Days prior to the date that a proposed Revolving Loan is to be made in the case of Offshore Rate Loans. Each Request for Loan shall be accompanied by the Borrowing Certificate relating to such Request for Loan and shall specify therein the requested (1) date and Interest Type of such Revolving Loan, (2) aggregate amount of such Revolving Loan, and (3) in the case of an Offshore Rate Loan, initial Interest Period for such Revolving Loan. Unless the

        Majority Lenders otherwise consent, no more than two Requests for Loan may be delivered by the Borrower in any calendar month.

                      (b) Promptly following receipt of a Request for Loan, the Agent shall notify each Lender by telephone, telecopier or telex of the date of the Revolving Loan, the applicable Interest Period (in the case of an Offshore Rate Loan) and that Lender's pro rata portion of the Revolving Loan. Not later than 11:00 a.m., Los Angeles time, on the date specified for any Revolving Loan, each Lender shall make its ratable portion of the Revolving Loan in immediately available funds available to the Agent by deposit of such amount in the Agent's Account. Upon fulfillment of the applicable conditions set forth in Article 10, the proceeds of each Revolving Loan shall be credited in immediately available funds to the Operating Account.

                      (c) The amount of each Revolving Loan made after the Closing Date may not be more than the then applicable Maximum Revolving Loan Amount less the Outstanding Loans.

                      (d) [Deleted]

                      (e) Each Request for Loan shall be irrevocable and binding on the Borrower upon receipt by the Agent. In the case of any Revolving Loan which the related Request for Loan specifies is to be comprised of Offshore Rate Advances, the Borrower shall indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Request for Loan, the applicable conditions set forth in Article 10 hereof, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Revolving Advance to be made by such Lender as part of such Loan when such Loan, as a result of such failure, is not made on such date.

                      (f) Unless the Agent shall have been notified by telephone (confirmed immediately by telecopier) by any Lender at least twenty-four hours prior to the funding by the Agent of any Revolving Loan that such Lender will not make available to the Agent such Lender's ratable portion of the total amount of such Revolving Loan, the Agent may assume that such Lender has made such portion available to the Agent on the date of the Revolving Loan in accordance with Section 4.2(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower and the Borrower shall pay such corresponding amount to the Agent within three Banking Days. The Agent also shall be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate of interest charged to the Borrower on the Revolving Loan composed in part of the corresponding amount. Nothing herein shall be deemed to relieve any Lender from its obligation, if any, hereunder to make its Revolving Advance on the date of such Revolving Loan or to prejudice any right which the Agent or the Borrower may have against any Lender as a result of any such default (whether or not the Borrower has paid the corresponding amount to the Agent), but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Loan.

                      (g) The Revolving Advances of each Lender shall be evidenced by that Lender's Revolving Note.

               4.3 Reference Rate Loans. All Revolving Loans shall constitute Reference Rate Loans unless properly designated or redesignated as Offshore Rate Loans pursuant to Sections 4.2, 4.4 or 4.5.

               4.4 Offshore Rate Loans.

                      (a) At or about 8:00 a.m., Los Angeles time, two Banking Days prior to the commencement of the applicable Interest Period for any Offshore Rate Loan, the Agent shall determine the applicable Offshore Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to the Borrower and the Lenders by telephone, telecopier or telex.

                      (b) Upon fulfillment of the applicable conditions set forth in Article 10, an Offshore Rate Loan shall become effective on the first day of the applicable Interest Period.

                      (c) Unless the Majority Lenders otherwise consent, no more than eight Offshore Rate Loans shall be outstanding at any one time.

                      (d) Nothing contained in this Agreement shall require any Lender to fund any Offshore Rate Advance in the applicable offshore dollar interbank market.

               4.5 Redesignation of Loans.

                      (a) Subject to Section 10.2, if any Offshore Rate Loan is not repaid on, or redesignated as an Offshore Rate Loan prior to, the last day of the applicable Interest Period, such Loan automatically shall be redesignated as a Reference Rate Loan on such date. Any Offshore Rate Loan that is not repaid, redesignated or automatically redesignated on the last day of the applicable Interest Period shall bear interest at the rate specified in clause (i) of Section 5.7.

                      (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until the thirtieth day preceding the Termination Date, the Borrower may request that all or a portion of outstanding Reference Rate Loans be redesignated as an Offshore Rate Loan.

                      (c) Each redesignation of all or a portion of outstanding Reference Rate Loans or Offshore Rate Loans as an Offshore Rate Loan shall be made pursuant to a written Request for Redesignation of Loans. Not later than 9:00 a.m., Los Angeles time, three Banking Days prior to the first Banking Day of the applicable requested Interest Period, the Agent shall have received, at the Agent's Office, a properly completed Request for Redesignation of Loans specifying the requested (i) date of redesignation, (ii) amount of Reference Rate Loans or Offshore Rate Loans to be redesignated as an Offshore Rate Loan, and (iii) applicable Interest Period. The Agent may, in its sole and absolute discretion, permit a Request for Redesignation of Loans to be made by telephone (confirmed immediately by telecopier), telecopier or telex by a Responsible Official of the Borrower, in which case the Borrower shall confirm same by mailing a written Request for Redesignation of Loans to the Agent within 48 hours following the date of redesignation.

                      (d) Unless the Majority Lenders otherwise consent, the amount of Reference Rate Loans to be redesignated as an Offshore Rate Loan shall be at least $1,000,000 and an integral multiple of $100,000 for amounts in excess thereof.

                      (e) With respect to any redesignation of Reference Rate Loans as an Offshore Rate Loan, at or about 8:00 a.m., Los Angeles time, two Banking Days prior to the commencement of the applicable Interest Period, the Agent shall determine the applicable Offshore Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone, telecopier or telex.

                      (f) Upon fulfillment of the applicable conditions set forth in Article 10, the redesignation of all or a portion of outstanding Reference Rate

        Loans as an Offshore Rate Loan shall become effective on the first day of the applicable Interest Period.

                      (g) Nothing contained herein shall require any Lender to fund any Offshore Rate Advance resulting from redesignation of all or a portion of any of its Reference Rate Advances in the applicable offshore dollar interbank market.

                      (h) A Request for Redesignation of Loans shall be irrevocable upon receipt by the Agent.

               4.6 Letters of Credit and Set-Aside Letters.

                      (a) Subject to the written approval of the Agent (which shall be in the Agent's sole discretion) and the other terms and conditions hereof, at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Termination Date, the Borrower and the Lenders agree that any Issuing Bank may issue such Letters of Credit or Set-Aside Letters under the Revolving Facility as the Borrower may request by a Request for Letter of Credit, provided that (i) the specific wording of each Letter of Credit and Set-Aside Letter shall be subject to the approval of the Issuing Bank thereof and, if such Letter of Credit is a Guaranteed Letter of Credit, the LC Guarantor, (ii) no Letter of Credit or Set-Aside Letter shall be issued for a project unless such project is included in the Borrowing Base, and
        (iii) upon giving effect to any Letter of Credit or Set-Aside Letter to be issued hereunder, (A) Total Outstandings shall not exceed the aggregate Revolving Commitments, (B) Outstanding Letters of Credit shall not exceed the Maximum Letter of Credit Amount, (C) Outstanding Loans shall not exceed the Maximum Revolving Loan Amount (as adjusted to reflect the issuance of such Letter of Credit or Set-Aside Letter), and
        (D) Outstanding Letters of Credit issued by Third Party Issuers, the Borrower's obligations in connection with which are secured by Cash and/or Cash Equivalents, shall not exceed $5,000,000; provided, however, that any Issuing Bank may issue Letters of Credit or Set-Aside Letters that would cause the Outstanding Letters of Credit to exceed the Maximum Letter of Credit Amount, but that would not cause Total Outstandings to exceed the aggregate Revolving Commitments, with the written approval of the Majority Lenders. Other than in the case of any Letter of Credit issued for the benefit of a governmental authority, the term of any Letter of Credit shall not exceed twelve months and no Letter of Credit shall provide for any automatic extensions thereof. The Issuing Bank shall not issue any Set-Aside Letter that extends beyond the Termination Date or without a fixed expiration date without the written approval of the Majority Lenders. Not later than five Banking Days before the Termination Date, the Borrower shall (x) provide to the Agent an irrevocable, unconditional standby letter of credit issued by a bank satisfactory to the Agent and the Majority Lenders in form and substance satisfactory to the Majority Lenders in favor of the Lenders in a face amount equal to Outstanding Letters of Credit on that date, or (y) if such standby letter of credit is not available, make other provisions satisfactory to the Agent, the Issuing Banks (and, in the case of any Guaranteed Letters of Credit, the LC Guarantor thereof) and the Majority Lenders for the settlement of such Outstanding Letters of Credit.

                      (b) Each Request for Letter of Credit shall specify the type of Letter of Credit requested (i.e., standby or commercial), shall contain all other information required to be provided thereby, and shall be submitted to the Issuing Bank thereof and, if such Letter of Credit is to be a Guaranteed Letter of Credit, the LC Guarantor, with a copy to the Agent, not later than 11:00 a.m., Los Angeles time, at least five Banking Days prior to the date upon which the requested Letter of Credit is to be issued. Each request for the issuance of a Set-Aside Letter shall contain such information as may be required by the Issuing Bank and shall be submitted to the Issuing Bank, with a copy to the Agent, not later than 11:00 a.m., Los Angeles time, ten Banking Days prior to the date on which the requested Set-Aside Letter is to be issued. Upon issuance of a Letter of Credit or Set-Aside Letter, the Issuing Bank thereof (or, if such Letter of Credit is a Guaranteed Letter of Credit, the LC Guarantor) promptly shall notify the Agent and the Lenders of the amount and terms thereof and deliver a copy of the Letter of Credit or Set-Aside Letter, as applicable, to the Agent and each Lender. Such Issuing Bank (or, if such Letter of Credit is a Guaranteed Letter of Credit, the LC Guarantor) shall notify the Agent promptly and upon such notification, the Agent shall promptly notify the Lenders of payments, reimbursements, expirations, negotiations, transfers and other activity during that month with respect to outstanding Letters of Credit and Set-Aside Letters.

                      (c) Upon the issuance of a Letter of Credit (unless issued by a Third Party Issuer) or Set-Aside Letter, each Lender shall be deemed to have purchased a pro rata risk participation therein from the Issuing Bank thereof in an amount equal to that Lender's share, according to its percentage of the aggregate Revolving Commitments, of the face amount of such Letter of Credit or Set-Aside Letter. Without limiting the scope and nature of each Lender's participation in any such Letter of Credit or Set-Aside Letter, to the extent that the Issuing Bank thereof has not been reimbursed by the Borrower, through the Agent, for any payment required to be made by such Issuing Bank under any such Letter of Credit or Set-Aside Letter, such Issuing Bank shall give notice thereof to the Agent and, upon notice from the Agent to each Lender, each such Lender shall, pro rata according to its participation and through the Agent, reimburse such Issuing Bank promptly upon demand for the amount of such payment, together with interest on such amount in respect of each day from the date of payment by such Issuing Bank to the date such amount is recovered by such Issuing Bank, at a rate per annum equal to the actual cost to such Issuing

        Bank of making such payment as notified by such Issuing Bank to such Lenders. The obligation of each Lender to so reimburse the Agent for the benefit of such Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of any Default or any other occurrence or event (other than the issuance by such Issuing Bank of a Letter of Credit or Set-Aside Letter in violation of the terms hereof). Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse such Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit or Set-Aside Letter together with interest as hereinafter provided. For purposes of this Section 4.6(c), the Existing Letters of Credit and the Existing Set-Aside Letters shall be deemed to have been issued on and as of the Closing Date.

                      (d) In the event that any Issuing Bank (other than a Third Party Issuer) makes any payment under any Letter of Credit or Set-Aside Letter, such Issuing Bank shall promptly notify the Agent thereof and the Agent shall notify the Lenders and the Borrower of the making of such payment and the relevant facts related thereto, and shall demand reimbursement from the Borrower, in each case within one Banking Day following the making of such payment. The Borrower promises to pay to each such Issuing Bank, at its office designated as its address for notices pursuant to this Agreement, or at such other payment location as such Issuing Bank shall have specified in writing to the Agent and the Borrower, with respect to each such Letter of Credit or Set-Aside Letter, within three Banking Days after demand therefor (or such earlier time as the Borrower may have agreed with such Issuing Bank), a principal amount equal to any payment made by such Issuing Bank under that Letter of Credit or Set-Aside Letter, together with interest on such amount from the date of any payment made by such Issuing Bank to and, in the case of any such payment made after 10:00 a.m. (Los Angeles time), including the date of payment by the Borrower at the rate applicable to Reference Rate Advances (or, in the case of any Guaranteed Letter of Credit, at the rate agreed with the Third Party Issuer thereof). Should the Borrower fail to reimburse such Issuing Bank, through the Agent (or, in the case of any Guaranteed Letter of Credit, as directed by the Third Party Issuer thereof), for any amount due under this Section 4.6(d) within three Banking Days after demand therefor, the Agent may disburse such amount to such Issuing Bank as a Reference Rate Loan to the extent of availability under the aggregate Revolving Commitments, provided, however, that the Agent shall not disburse such a Reference Rate Loan, if, after giving effect to such Reference Rate Loan, such disbursements would cause Total Outstandings to exceed the amount of such Revolving Commitments. Should the Borrower fail to reimburse such Issuing Bank for any amount under this Section 4.6(d) within three Banking Days after demand therefor, and should the Agent elect not to disburse such amount as a Reference Rate Loan (or be precluded by the terms of this Agreement from so doing), such amount (if payable to the Agent any

        Lender) shall thereafter bear interest at the rate set forth in clause
        (ii)(B)of Section 5.7 to the fullest extent permitted by applicable Law. The principal amount of any payment made by the Borrower to the Agent, for the benefit of such Issuing Bank (or any payment made to such Issuing Bank by means of a Reference Rate Loan) pursuant to this Section 4.6(d) shall be used to reimburse such Issuing Bank for the payment made by it under the Letter of Credit or Set-Aside Letter. Each Lender that has made an advance for purposes of reimbursing such Issuing Bank pursuant to Section 4.6(c) for its pro rata share of any payment made by such Issuing Bank under a Letter of Credit or Set-Aside Letter thereupon shall acquire a pro rata participation, to the extent of such reimbursement, in the claim of such Issuing Bank against the Borrower under this Section 4.6(d).

                      (e) The Borrower and the Lenders acknowledge that the LC Guarantor has previously executed one or more LC Guaranties (the "Existing LC Guaranties") with respect to Letters of Credit that constitute Guaranteed Letters of Credit hereunder, and agree that the LC Guarantor may hereafter in its sole and absolute discretion execute and deliver to one or more Third Party Issuers one or more additional LC Guaranties with respect to any Letters of Credit that are to be Guaranteed Letters of Credit and may be issued or outstanding hereunder. Upon the effectiveness of any LC Guaranty executed by the LC Guarantor with respect to any such Letter of Credit issued or to be issued hereunder, each Lender shall be deemed to have purchased a pro rata risk participation therein from the LC Guarantor in an amount equal to that Lender's share, according to its percentage of the aggregate Revolving Commitments, of the obligation of the LC Guarantor under the LC Guaranty with respect to such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any LC Guaranty with respect to any Guaranteed Letter of Credit, to the extent that the LC Guarantor has not been reimbursed by the Borrower, through the Agent, for any payment required to be made by the LC Guarantor under the LC Guaranty with respect to any Guaranteed Letter of Credit, the LC Guarantor shall give notice thereof to the Agent and, upon notice from the Agent to each Lender, each Lender shall, pro rata according to its participation and through the Agent, reimburse the LC Guarantor promptly upon demand for the amount of such payment, together with interest on such amount in respect of each day from the date of payment by the LC Guarantor to the date such amount is recovered by the LC Guarantor, at a rate per annum equal to the actual cost to the LC Guarantor of making such payment as notified by the LC Guarantor to the Lenders. The obligation of each Lender to so reimburse the Agent for the benefit of the LC Guarantor shall be absolute and unconditional and shall not be affected by the occurrence of any Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the LC Guarantor for the amount of any payment made by the LC Guarantor under the LC Guaranty together with interest as hereinafter provided. For purposes of this Section 4.6(e), the Existing LC Guaranties shall be deemed to have been executed and delivered by the LC Guarantor (and shall be deemed to have become effective with respect to the Existing Letters of Credit covered thereby) on and as of the Closing Date.

                      (f) In the event that the LC Guarantor makes any payment under any LC Guaranty, the LC Guarantor shall promptly notify the Agent thereof and the Agent shall notify the Lenders and the Borrower of the making of such payment and the relevant facts related thereto, and shall demand reimbursement from the Borrower within one Banking Day following the making of such payment. The Borrower promises to pay to the LC Guarantor, at its office designated as its address for notices pursuant to this Agreement, or at such other payment location as the LC Guarantor shall have specified in writing to the Agent and the Borrower, with respect to any LC Guaranty, within three Banking Days after demand therefor, a principal amount equal to any payment made by the LC Guarantor under such LC Guaranty, together with interest on such amount from the date of any payment made by the LC Guarantor to and, in the case of any such payment made after 10:00 a.m. (Los Angeles time), including the date of payment by the Borrower at the rate applicable to Reference Rate Advances. Should the Borrower fail to reimburse the LC Guarantor, through the Agent, for any amount due under this Section 4.6(f) with respect to any Guaranteed Letter of Credit issued hereunder within three Banking Days after demand therefor, the Agent may disburse such amount to the LC Guarantor as a Reference Rate Loan to the extent of availability under the aggregate Revolving Commitments, provided, however, that the Agent shall not disburse such a Reference Rate Loan, if, after giving effect to such Reference Rate Loan, such disbursements would cause Total Outstandings to exceed the aggregate Revolving Commitments. Should the Borrower fail to reimburse the LC Guarantor for any amount under this Section 4.6(f) within three Banking Days after demand therefor, and should the Agent elect not to disburse such amount as a Reference Rate Loan (or be precluded by the terms of this Agreement from so doing), such amount shall thereafter bear interest at the rate set forth in clause (ii)(B) of Section 5.7 below to the fullest extent permitted by applicable Law. The principal amount of any payment made by the Borrower to the Agent, for the benefit of the LC Guarantor (or any payment made to the LC Guarantor by means of a Reference Rate Loan) pursuant to this Section 4.6(f) shall be used to reimburse the LC Guarantor for any payment made by it under the LC Guaranty. Each Lender that has made an advance for purposes of reimbursing the LC Guarantor pursuant to Section 4.6(e) for its pro rata share of any payment made by the LC Guarantor under the LC Guaranty thereupon shall acquire a pro rata participation, to the extent of such reimbursement, in the claim of the LC Guarantor against the Borrower under this Section 4.6(f).

                      (g) The obligation of the Borrower to pay to the LC Guarantor the amount of any payment made by the LC Guarantor under any LC Guaranty shall be absolute, unconditional and irrevocable, and shall be an Obligation of the Borrower under the Loan Documents secured by the Collateral Documents.

                      (h) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit or Set-Aside Letter shall be treated in all respects the same as the issuance of a new Letter of Credit or Set-Aside Letter.

                      (i) The obligation of the Borrower to pay to (A) each Issuing Bank (other than any Third Party Issuer) the amount of any payment made by such Issuing Bank under any Letter of Credit or Set-Aside Letter, and (B) the LC Guarantor the amount of any payment made by the LC Guarantor under any LC Guaranty, shall be absolute, unconditional and irrevocable. Without limiting the foregoing, such obligation of the Borrower shall not be affected by any of the following circumstances:

                      (i) any lack of validity or enforceability of any Letter
               of Credit or Set-Aside Letter, any Loan Document, or any other agreement or instrument relating thereto;

                      (ii) any amendment or waiver of or any consent to
               departure from any Letter of Credit or Set-Aside Letter, any Loan Document, or any other agreement or instrument relating thereto;

                      (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against the Agent, any Issuing Bank, the LC Guarantor or any Lender, any beneficiary of any Letter of Credit or Set-Aside Letter (or any Persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with any Letter of Credit or Set-Aside Letter, this Agreement, any other Loan Documents or any other agreement or instrument relating thereto, or any unrelated transactions;

                      (iv) any demand, statement or any other document presented under any Letter of Credit or Set-Aside Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                      (v) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit;

                      (vi) the existence, character, quality, quantity,
               condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition or value of such Property as described in such documents;

                      (vii) the time, place, manner, order or contents of
               shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relating thereto;

                      (viii) the solvency (or insolvency) or financial
               responsibility (or lack thereof) of any party issuing any documents in connection with any Letter of Credit;

                      (ix) any failure or delay in notice of shipment or arrival of any Property;

                      (x) any error in the transmission of any message relating
               to any Letter of Credit not caused by the Issuing Bank thereof, or any delay or interruption in any such message; and/or

                      (xi) any error, neglect or default of any correspondent of any Issuing Bank in connection with any Letter of Credit.

               4.7 Reduction of the Revolving Commitments. The Borrower shall have the right, at any time and from time to time prior to the Termination Date, without penalty or charge, upon at least five Banking Days prior written notice to the Agent, to voluntarily terminate in whole or reduce ratably in part, permanently and irrevocably, the then undisbursed portion of the Revolving Commitments of the Lenders, provided that any such partial reduction shall be in a positive integral multiple of $1,000,000, and provided further that any such reduction or termination shall be accompanied by all accrued and unpaid fees with respect to the portion of the Revolving Commitments being reduced or terminated, and provided further that the aggregate Revolving Commitments shall not be reduced to an amount less than the amount of Total Outstandings.

               4.8 Determination, Adjustment and Modification of the Borrowing Base.

                      (a) Subject to adjustment and modification as set forth below, and except as otherwise provided below, the Borrowing Base, as of any date of determination, shall consist of the Aggregate Cost Components minus the Letter of Credit Reserve, in each case as of such date of determination (the "Borrowing Base"). The Aggregate Cost Components shall consist of the sum of the following four components, as the same may be determined by the Agent from time to time: (i) the Raw Land Cost Component; (ii) the Improved Land Cost Component; (iii) the Housing Cost Component; and (iv) the Notes Receivable Component (the "Aggregate Cost Components"). On or before February 15, March 8 and the last day of each month (other than January and February of each calendar year), the Borrower shall provide the Agent with (1) the Borrower's calculations of the components and reserves identified in the foregoing sentences, in each case as of the last day of the immediately preceding month (except that the Borrower's calculations delivered on or before February 15 shall be as of the immediately preceding December 31 and the Borrower's calculations delivered on or before March 8 shall be as of the immediately preceding January 31), and (2) such data supporting such calculations as the Agent or the Majority Lenders may require, together with a duly completed and executed Borrowing Base Certificate. Based upon such calculations and supporting data, and with the Borrower's assistance and cooperation, the Agent shall determine the components and reserves of the Borrowing Base as of the last day of the applicable month, and more often if the Agent or the Majority Lenders reasonably so require.

                      (b) Promptly upon determining the Borrowing Base on any occasion, and at least once a month, the Agent shall notify in writing the Borrower and the Lenders of the amount of the Borrowing Base as determined by the Agent, and the effective date thereof (which shall be the last day of the applicable month), and such amount shall thereupon and thereafter constitute the Borrowing Base which shall remain in effect until such time as the Agent redetermines a new Borrowing Base and gives notice of same in like fashion. Upon each determination of the Borrowing Base, the Agent shall deliver a copy of the applicable Borrowing Base Certificate and supporting documentation and data to each Lender.

                      (c) Each determination of any Borrowing Base by the Agent shall be binding and conclusive upon the parties hereto, and the Agent is not bound to rely on information and figures provided by the Borrower if the Agent determines in good faith that it would be inappropriate to do so. Without limiting the generality of the foregoing, the Agent may reduce (but without any obligation to do so) the carrying value or the percentage rate of advance with respect to any particular item or items included in the Borrowing Base if the Agent in good faith deems it appropriate to do so based on a material environmental problem or noncompliance with any Environmental Law.

                      (d) Except as otherwise provided herein, the Raw Land Cost Component of the Borrowing Base (the "Raw Land Cost Component") shall consist of the dollar amount equal to the product of (i) the value of the Raw Land of the Borrower which is in the Borrowing Base, as such value is reflected by the books and records of the Borrower, based upon the costs incurred by the Borrower with respect to such Raw Land, and (ii) the then applicable Maximum Advance Rate. Eligible Raw Land of the Borrower shall consist of Raw Land of the Borrower which meets each of the following conditions:
        (A) such Raw Land is located within the continental United States; (B) such Raw Land is owned in fee simple absolute by the Borrower; (C) such Raw Land is subject to a perfected first priority Lien in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor and is subject to no other Liens or Rights of Others except such as may be permitted by the Loan Documents; (D) no Event of Default shall have occurred and be continuing with respect to any representations, warranties or covenants contained in the Loan Documents with respect to or which concern such Raw Land, including, without limitation, on the generality of the foregoing, any representations, warranties or covenants that relate to environmental matters or compliance with Environmental Laws; (E) the Lenders or the Agent (or their respective predecessors with respect to the Revolving Loans and the Revolving Commitments) shall have received a hazardous waste report with respect to such Raw Land, in form and content acceptable to the Lenders; and (F) such Raw Land is permitted to be acquired by the Borrower in accordance with this Agreement.

                      (e) Except as otherwise provided herein, the Improved Land Cost Component of the Borrowing Base (the "Improved Land Cost Component") shall consist of the dollar amount equal to the product of
        (i) the value of the Improved Land of the Borrower which is in the Borrowing Base, as reflected by the books and records of the Borrower, based upon the costs incurred by the Borrower with respect to such Improved Land (including costs incurred during prior periods when such Improved Land consisted of Raw Land), and (ii) the then applicable Maximum Advance Rate. In determining the Improved Land Cost Component as it relates to projects of the Borrower where units have been completed and sold, or other dispositions have been made, appropriate deductions (calculated on the basis of costs incurred in acquiring and constructing the sold or disposed units) shall be made to subtract the value attributable to the units or other property that has been sold or disposed of. Eligible Improved Land of the Borrower shall consist of Improved Land of the Borrower which meets each of the following conditions: (A) such Improved Land is located within the continental United States; (B) such Improved Land is owned in fee simple absolute by the Borrower; (C) such Improved Land is subject to a perfected first priority Lien in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor and is subject to no other Liens or Rights of Others except such as may be permitted by the Loan Documents; (D) no Event of Default shall have occurred and be continuing with respect to any representations, warranties or covenants contained in the Loan Documents with respect to or which concern such Improved Land, including, without limitation, on the generality of the foregoing, any representations, warranties or covenants that relate to environmental matters or compliance with Environmental Laws; and (E) the Lenders (or their respective predecessors with respect to the Revolving Loans and the Revolving Commitments) shall have received a hazardous waste report with respect to such Improved Land (either in its present state or, to the extent previously taken into account in computing the Borrowing Base, at such time as such Improved Land was included as a part of the Raw Land Cost Component of the Borrowing Base), in form and content acceptable to the Lenders.

                      (f) Except as otherwise provided herein, the Housing Cost Component of the Borrowing Base (the "Housing Cost Component") shall consist of the dollar amount equal to the product of (i) the value of Housing of the Borrower which is in the Borrowing Base, reflected by the books and records of the Borrower, based upon the costs incurred by the Borrower with respect to such Housing (including costs incurred during prior periods when such Housing consisted of Raw Land or Improved Land), and (ii) the then applicable Maximum Advance Rate. In determining the Housing Cost Component as it relates to projects of the Borrower where units have been completed and sold, or other dispositions have been made, appropriate deductions (calculated on the basis of the costs incurred in acquiring and constructing the sold or disposed units) shall be made to subtract the value attributable to the units or other property that has been sold or disposed of. Eligible Housing of the Borrower shall consist of Housing of the Borrower which meets each of the following conditions: (A) such Housing is located within the continental United States; (B) such Housing is owned in fee simple absolute by the Borrower; (C) such Housing is subject to a perfected first priority Lien in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor and is subject to no other Liens or Rights of Others except such as may be permitted by the Loan Documents; (D) no Event of Default shall have occurred and be continuing with respect to any representations, warranties or covenants contained in the Loan Documents with respect to or which concern such Housing, including, without limitation, on the generality of the foregoing, any representations, warranties or covenants that relate to environmental matters or compliance with Environmental Laws; and (E) the Lenders or the Agent (or their respective predecessors with respect to the Revolving Loans and the Revolving Commitments) shall have received a hazardous waste report with respect to such Housing (either in its present state or, to the extent previously taken into account in computing the Borrowing Base, at such time as such Housing was included as a part of the Raw Land Cost Component or the Improved Land Cost Component of the Borrowing Base), in form and content acceptable to the Lenders. In addition to the foregoing, subject to the Agent's receipt and approval of a full budget for a new phase which is included in the Borrowing Base as Improved Land but which the Borrower desires to have included in the Borrowing Base as Housing, such new phase may be included in the Borrowing Base as Housing at the Agent's discretion provided that the following conditions are met: (1) the aggregate unsold units of Housing under construction or completed in the project in which such phase is included do not exceed an amount to be absorbed within nine months on a per product basis; and (2) if requested by the Majority Lenders, completion of cost reviews by the Agent's construction services group (or other Person designated by the Agent) for each new product and new plan, including new models for existing projects.

                      (g) Except as otherwise provided herein, the Notes Receivable Component of the Borrowing Base (the "Notes Receivable Component") shall consist of the dollar amount equal to the lower of (i) the product of (A) the applicable Maximum Advance Rate and (B) the outstanding principal due under all eligible Notes Receivable of the Borrower, as reflected by the books and records of the Borrower and (ii) the amount at which the asset securing such Note Receivable was included in the Borrowing Base at the time of sale. In no event may the Notes Receivable Component exceed $50,000,000. Eligible Notes Receivable of the Borrower shall consist of those Notes Receivable of the Borrower which meet each of the following conditions: (i) such Note Receivable is a bona fide note acquired by the Borrower (or a predecessor in interest of the Borrower) in connection with an arms'-length sale of real Property located within the continental United States by the Borrower (or a predecessor in interest of the Borrower) to a purchaser that is not an Affiliate of the Borrower, which sale involved the making of a down payment (in Cash or Cash Equivalents) by the purchaser of at least twenty percent of the purchase price; (ii) such Note Receivable is secured by a perfected first priority Lien on the real Property to which it relates; (iii) if requested by the Majority Lenders in the case of any Note Receivable the principal due under which exceeds $1,000,000, the Agent shall have obtained, at the expense of the Borrower, an appraisal of the real property encumbered to secure such Note Receivable, which appraisal is in form and content acceptable to the Agent; (iv) the original maturity (including permitted extensions) of such Note Receivable does not exceed five years, the rate of interest payable on such Note Receivable as of the time of origination (whether fixed or floating) was not less than the Reference Rate plus 1% per annum as of such date, and such Note Receivable does not contain provisions permitting or requiring reduction of the rate of interest payable thereon following the date of origination (except as the direct result of fluctuations in the chosen index if such Note Receivable is a floating rate note); (v) such Note Receivable shall provide for the payment of accrued interest at least once each calendar quarter; (vi) such Note Receivable shall not be more than sixty days delinquent, and the obligor on such Note Receivable shall not have disputed his or her liability thereon, or raised defenses, offsets or counterclaims with respect to the payment thereof; and (vii) such Note Receivable and the underlying security therefor (including any mortgage or deed of trust securing same) shall be subject to a perfected first priority pledge in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor documented in form and substance satisfactory to the Agent. Notwithstanding the foregoing: (1) the Agent agrees to consider in good faith requests by the Borrower to permit specified ineligible Notes Receivable nevertheless to be included in the Borrowing Base at the specified rate or at such lower rates of advance as may be approved by the Majority Lenders in their sole discretion; and (2) in the case of any Note Receivable the principal due under which exceeds $1,000,000, at any time, and from time to time, in its discretion or upon the request of the Majority Lenders, the Agent may, at the expense of the Borrower, cause a new appraisal to be made of the real Property that secures such Note Receivable and, if the appraised value of such real Property (as determined by the Agent on the basis of such appraisal) is less than the outstanding principal amount due under such Note Receivable, then the portion of the Borrowing Base attributable to such Note Receivable shall equal the lesser of (x) the principal outstanding under such Note Receivable, or (y) the applicable Maximum Advance Rate times such new appraised value. The Borrower may request that the Agent, at the Borrower's expense, obtain a new appraisal of the real Property encumbered to secure any such Note Receivable, which new appraisal (after any adjustments required by the Agent or the Majority Lenders) shall replace the appraisal referenced in clause (iii) of the second sentence of this subparagraph (g).

                      (h) Notwithstanding anything to the contrary set forth above, the Agent acting on its own or upon the instructions of the Majority Lenders (i) need not rely solely upon the information and figures provided by the Borrower, and may cause whatever inspections, appraisals (subject to the provisions of Section 7.15 hereof), surveys, evaluations or reviews of accounting records that it reasonably deems appropriate to be made of any of the items included in the Borrowing Base, and (ii) may cause the Borrower to calculate the components and reserves of the Borrowing Base at any time the Agent reasonably deems appropriate, in each case at any time and from time to time, in each case at the Borrower's sole cost and expense. If, based on any of the foregoing, the Majority Lenders in good faith determine that an adjustment should be made to the Borrowing Base, then the Majority Lenders may adjust the Borrowing Base in the manner that the Majority Lenders deem appropriate.

                      (i) The Borrowing Base shall not include any Property subject to outside seller financing, unless the Majority Lenders otherwise agree in their sole discretion on a case-by-case basis. In addition, except as set forth in Section 4.8(f) with respect to the inclusion of new phases in the Housing Cost Component, and other than in the case of any Real Estate Inventory acquired by the Borrower pursuant to Section 8.15, the Borrowing Base shall not include any Real Estate Inventory that did not previously constitute part of a component of the Borrowing Base (whether as part of the Raw Land Cost Component, the Improved Land Cost Components or the Housing Cost Component) unless the

        Majority Lenders (taking into account the other provisions of this Section 4.8) shall have directed the Agent to include such Real Estate Inventory as part of a component of the Borrowing Base.

                      (j) within five Banking Days following each and any Disposition, the Borrower shall deliver to the Agent a Certificate of a Responsible Official of the Borrower which sets forth a recalculation of the Borrowing Base, as adjusted to delete any assets disposed of by the Disposition.

                      (k) The Agent shall confer and consult, as practicable, with the other Lenders in making the various discretionary judgments, determinations and computations related to any Borrowing Base that the Agent may from time to time be called upon to make. If at any time the Majority Lenders disagree with any such judgment, determination or computation made by the Agent, the Agent shall, on a prospective basis, use its best efforts to make appropriate adjustments to the Borrowing Base as directed by the Majority Lenders, so long as the Agent may do so without incurring any liability or breaching any binding agreement with the Borrower.

                      (l) Anything contained in this Section 4.8 to the contrary notwithstanding, the costs that are taken into account in determining the Raw Land Cost Component, the Improved Land Cost Component, and the Housing Cost Component shall be determined in accordance with GAAP.

               4.9  [Deleted]

               4.10 [Deleted]

               4.11 Defaulting Lenders.

                      (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply the obligation of the Borrower to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents a Revolving Advance by such

        Defaulting Lender made on such date was originally required to have been made pursuant to Section 4.1. Such Revolving Advance shall be a Reference Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Revolving Loan in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 4.1, even if the other Revolving Advances comprising such Revolving Loan shall be Offshore Rate Advances on the date such Revolving Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Agent at any time the Borrower reduces the amount of the obligation of the Borrower to make any payment otherwise required to be made by it hereunder or under any other Loan Document as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) or (c) of this
        Section 4.11.

                      (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Agent and the other Lenders, in the following order of priority:

                      (i) first, to the Agent for any Defaulted Amount then
               owing to the Agent; and

                      (ii) second, to any other Lenders for any Defaulted
               Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

               Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (b), shall be applied by the Agent as specified in subsection (c) of this Section 4.11.

                      (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applicable law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (c) shall be deposited by the Agent in an account with The Chase Manhattan Bank or such other bank as shall have been selected by the Agent and notified to the Borrower, in the name and under the control of the Agent, but subject to the provisions of this subsection
        (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be The Chase Manhattan Bank's (or such other bank's) standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (c). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Revolving Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Agent or any other Lender, as and when such Revolving Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Revolving Advances and amounts required to be made or paid at such time, in the following order of priority:

                      (i) first, to the Agent for any amount then due and
               payable by such Defaulting Lender to the Agent hereunder;

                      (ii) second, to any other Lenders for any amount then due
               and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                      (iii) third, to the Borrower for any Revolving Advance
               then required to be made by such Defaulting Lender.

               In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Agent to such Defaulting Lender and applied by such Defaulting Lender to the obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

                      (d) The rights and remedies against a Defaulting Lender under this Section 4.11 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and which the Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                                    ARTICLE 5
                                PAYMENTS AND FEES

               5.1 Principal and Interest.

                      (a) Except as otherwise provided in Section 5.7, the unpaid principal amount of any (i) Reference Rate Loan shall bear interest at a fluctuating rate per annum equal to the Reference Rate plus 2% per annum, and (ii) Offshore Rate Loan shall bear interest at a rate per annum equal to the greater of (A) 8% per annum and (B) the Offshore Rate applicable to such Offshore Rate Loan plus 4.44% per annum.

                      (b) Interest shall be payable by the Borrower on the outstanding daily unpaid principal amount of each Revolving Loan and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment, with interest on overdue interest and principal to bear interest at the rate set forth in Section 5.7 to the fullest extent permitted by applicable Law.

                      (c) Except as provided in Section 5.1(b), interest accrued on each Revolving Loan through the end of each calendar month shall be due and payable by the Borrower on the second Banking Day of the next succeeding calendar month, commencing the second Banking Day of the first calendar month following the Closing Date. The Agent shall attempt to notify the Borrower of the amount of interest payable on each Offshore Rate Loan prior to each interest payment date, but failure of the Agent to do so shall not excuse payment



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
        of such interest when payable. If and so long as any Reference Rate Loan is outstanding, the Agent shall notify the Borrower of any change in the Reference Rate from time to time no later than two Business Days following the Agent's obtaining knowledge of such change, but failure of the Agent to do so shall not excuse payment of such interest when payable.

                      (d) The Agent shall, when any interest payment on any Outstanding Loan is due, disburse such amount to the Lenders as a Reference Rate Loan, in each case to the extent of availability under the aggregate Revolving Commitments; provided, however, that the Agent shall not disburse such a Revolving Loan if, after giving effect to such Loan, such disbursement would cause Outstanding Advances to exceed the Maximum Revolving Loan Amount. Alternatively, if the Agent is unable to disburse an interest payment to the Lenders as provided in the immediately preceding sentence, the Borrower hereby authorizes the Agent to cause such interest payable on the Outstanding Loans to be deducted automatically from the Operating Account on or after the first Banking Day of each such calendar month, and the Borrower shall maintain sufficient funds on deposit in the Operating Account to cover such interest payments. The Agent shall notify the Borrower of the amount of interest payable hereunder on the Outstanding Loans as soon as practicable on or following each interest payment date.

                      (e) If not sooner paid, the outstanding principal indebtedness evidenced by the Revolving Notes shall be payable as follows:

                      (i) the amount, if any, by which the outstanding principal indebtedness evidenced by the Revolving Notes at any time exceeds the Maximum Revolving Loan Amount shall be payable immediately upon demand by the Agent;

                      (ii) the outstanding principal amount of each Reference
               Rate Loan shall be payable on the Termination Date; and

                      (iii) subject to the applicable provisions of this
               Agreement providing for redesignation or automatic redesignation of Offshore Rate Loans upon compliance with Section 10.2, the outstanding principal amount of each Offshore Rate Loan shall be payable on the last day of the Interest Period for such Revolving Loan, or if earlier, the Termination Date.

               5.2  Prepayments.

                      (a) Optional. The Revolving Loans, or any of them, may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, except that (i) any partial prepayment shall be a positive integral multiple of $100,000, (ii) unless greater notice is required below, the Agent shall have received written notice of any prepayment at least one Banking Day before the date of prepayment, which notice shall identify the date and amount of the prepayment and Interest Type of Revolving Loan(s) being prepaid, and (iii) except as required by
        Section 5.1(e)(i) above, no Offshore Rate Loan may be paid or prepaid in whole or in part prior to the last day of the applicable Interest Period without the prior consent of the Majority Lenders, and, notwithstanding such required prepayment or such consent, any payment or prepayment of all or any part of any Offshore Rate Loan on a day other than the last day of the applicable Interest Period shall be made on a Banking Day and shall be preceded by at least three Banking Days' written notice to the Agent of the date and amount of such payment or prepayment, and shall be subject to Section 5.5(d).

                      (b) Mandatory. The Borrower shall prepay an aggregate principal amount of the Revolving Advances in an amount equal to and to the extent of: (i) the amount by which the sum of the Outstanding Advances and Outstanding Letters of Credit exceeds the then-existing Revolving Commitments; (ii) the amount by which Outstanding Advances exceed the Borrowing Base, if required by the Agent; (iii) all funds in the Operating Account in excess of $20,000,000 whenever the book balance of the Operating Account exceeds $20,100,000; and (iv) the amount of cash proceeds received from any Permitted Sale to the extent such sale results in Outstanding Advances exceeding the Borrowing Base. Any prepayment of any Revolving Advances shall be applied first to those Revolving Advances that are Reference Rate Advances, and then to those that are Offshore Rate Advances.

               5.3 Unused Line Fee and Special Commitment Costs.

                      (a) The Borrower shall pay each Lender, through the Agent,
        (i) on the second Banking Day of each month commencing August 4, 1998,
        (ii) on the date of any reduction of the Revolving Facility pursuant to this Agreement and (iii) on the Termination Date, in immediately available funds, an unused line fee (the "Unused Line Fee") equal to 0.25% on the average daily unused (treating Outstanding Letters of Credit as usage) amount of the Revolving Commitment of such Lender, during the month (or shorter period commencing with the date hereof or ending with the Termination Date) ending on such date. The Unused Line Fee due to each Lender under this Section 5.3(a) shall commence to accrue on the Closing Date and cease to accrue on the earlier of (i) the Termination Date and (ii) the termination of the Revolving Commitment of such Lender pursuant to this Agreement.

                      (b) Upon notice from any Lender (with a copy to the Agent), the Borrower forthwith shall reimburse such Lender for any increase in the costs of such Lender relating to any fees, charges, capital maintenance, capital adequacy and/or reserve requirements imposed by any Governmental Agency against credit commitments of such Lender that is attributed by such Lender, using any reasonable attribution method, from time to time, to its pro rata share of the undisbursed portion of the Revolving Commitments hereunder.

               5.4 Administrative Fee. The Borrower shall pay to the Agent, for the account of the Agent, a non-refundable administrative fee in the amount of $100,000 on the Closing Date and on each anniversary thereof, which fee shall be deemed to be fully earned when paid. All administrative fees shall be deemed to be fully earned by the Agent as of their respective due dates, and the Borrower shall not be entitled to any refund or reduction of any administrative fee for any reason whatsoever; provided, however, that if any successor Agent is appointed pursuant to Section 12.9, such successor Agent shall be entitled to receive from the retiring Agent the portion of any administrative fee allocable to the remaining portion of the applicable calendar quarter. All administrative fees shall be for the sole benefit of the Agent, and the Agent shall not be required to share such administrative fees with any other Lender.

               5.5 Offshore Rate Loan Fees and Costs.

                      (a) If, after the date hereof, the existence or occurrence of any Special Offshore Rate Circumstance:

                      (i) shall subject any Lender or its Offshore Rate Lending
               Office to any tax, duty or other charge or cost with respect to any Offshore Rate Advance, its Revolving Notes or its obligation to make Offshore Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Offshore Rate Advance or any other amounts due under this Agreement in respect of any Offshore Rate Advance, its Revolving Notes or its obligation to make Offshore Rate Advances (except for changes in the rate of tax on the overall net income, net worth, gross income or gross receipts of such Lender or its Offshore Rate Lending Office, or taxes in lieu of such enumerated taxes, imposed by the jurisdiction in which such Lender's principal executive office or Offshore Rate Lending Office is located);

                      (ii) shall impose, modify or deem applicable any reserve
               (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System and any reserve required under regulations of the Federal Reserve Board with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities")), special deposit, capital maintenance, capital adequacy or similar requirements not already fully taken into account by the Offshore Rate against assets of, deposits with or for the account of, or credit extended by, any Lender or its Offshore Rate Lending Office; or

                      (iii) shall impose on any Lender or its Offshore Rate
               Lending Office or the applicable offshore dollar interbank market any other condition affecting any Offshore Rate Advance, its Revolving Notes, its obligation to make Offshore Rate Advances or this Agreement, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender or its Offshore Rate Lending Office of making or maintaining any Offshore Rate Advance or in respect of any Offshore Rate Advance, its Revolving Notes or its obligation to make Offshore Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Offshore Rate Lending Office with respect to any Offshore Rate Advance, its Revolving Notes or its obligation to make Offshore Rate Advances (assuming such Lender's Offshore Rate Lending Office or such Lender had funded 100% of its Offshore Rate Advance in the applicable offshore dollar interbank market) then, upon demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Offshore Rate Lending Office or such Lender had funded 100% of its Offshore Rate Advance in the applicable offshore dollar interbank market). The Borrower hereby indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse each Lender on demand for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by such Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special Offshore Rate Circumstance. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify the Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section 5.5(a) (and, if applicable, agrees to designate a different Offshore Rate Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender). If any Lender claims compensation under this Section 5.5(a), the Borrower may at any time, upon at least four Banking Days' prior notice to the Agent and such Lender and upon payment in full of the amounts provided for in this Section 5.5(a) plus any prepayment fee required by Section 5.5(d), request that such Offshore Rate Advances be converted to Reference Rate Advances.

                      (b) If, after the date hereof, the existence or occurrence of any Special Offshore Rate Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender or its Offshore Rate Lending Office to make, maintain or fund its portion of any Offshore Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, dollars in the applicable offshore dollar interbank market, or to determine or charge interest rates based upon the applicable Offshore Rate, and such Lender shall so notify the Agent, then such Lender's obligation to make Offshore Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Agent forthwith shall give notice thereof to the other Lenders and the Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Offshore Rate Advances, together with accrued interest thereon, automatically shall be converted to Reference Rate Advances on either
        (i) the last day of the Interest Period(s) applicable to such Offshore Rate Advances if such Lender may lawfully continue to maintain and fund such Offshore Rate Advances to such day(s) or (ii) immediately if such Lender may not lawfully continue to fund and maintain such Offshore Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 5.5(d). In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Offshore Rate Loan, such Lender shall fund such amount as a Reference Rate Advance, and such amount shall be treated in all respects as a Reference Rate Advance.

                      (c) If, with respect to any proposed Offshore Rate Loan:

                      (i) the Agent reasonably determines that, by reason of
               circumstances affecting the applicable offshore dollar interbank market, generally that are beyond the reasonable control of the Agent, deposits in dollars are not being offered to the Agent in the applicable offshore dollar interbank market, for the applicable Interest Period; or

                      (ii) the Majority Lenders advise the Agent that the
               Offshore Rate as determined by the Agent (A) does not represent the effective pricing to such Lenders for deposits in dollars in the applicable offshore dollar interbank market for the applicable Interest Period, or (B) will not adequately and fairly reflect the cost to such Lenders of making the applicable Offshore Rate Advances;

        then the Agent forthwith shall give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Offshore Rate Advances shall be suspended.

                      (d) The Borrower agrees to reimburse each Lender and the Agent and to hold each Lender and the Agent harmless, upon demand of such Lender or the Agent, from any loss or expense which the Lender or the Agent may sustain or incur as a consequence of:

                      (i) the failure of the Borrower to make any payment or
               prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

                      (ii) the failure of the Borrower to borrow, continue or
               redesignate a Revolving Loan after the Borrower has given (or is deemed to have given) a Request for Loan or Request for Redesignation of Loans;

                      (iii) the failure of the Borrower to make any prepayment
               after the Borrower has given a notice thereof in accordance with
               Section 5.2(a);

                      (iv) the payment or prepayment (including pursuant to
               Section 5.2(b)) of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto (whether voluntary, involuntary, by reason of acceleration or otherwise); or

                      (v) the redesignation or conversion pursuant to Section
               4.5 of any Offshore Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;

        including (A) any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained and (B) all out-of-pocket costs and expenses incurred by any Lender or the Agent that are reasonably attributable to any of the events described in subparagraphs (i) through (v) above; provided that the amount payable by the Borrower pursuant to clause (iv) or (v) above shall be payable by the Borrower on the second Banking Day of the first calendar month following such prepayment, redesignation or conversion (or, if such prepayment, redesignation or conversion occurred on the first Banking Day of any calendar month, such amount shall be payable on the second Banking Day of such calendar month), and shall be equal to (1) the principal amount of such Offshore Rate Loan times number of days between the date of prepayment, redesignation or conversion and the last day in the applicable Interest Period, divided by 360, times the applicable Interest Differential; plus (2) all out-of-pocket expenses incurred by such Lender and reasonably attributable to such prepayment,



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
        redesignation or conversion; provided, further that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not positive. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this
        Section 5.5(d), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded. Each Lender's and the Agent's determination of any amount payable under this Section 5.5(d) shall be conclusive absent manifest error.

                      (e) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency Liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen days prior to the relevant interest payment date, such additional interest shall be payable fifteen days from receipt of such notice. This covenant shall survive payment of all other obligations. Each Lender's and the Agent's determination of amounts payable under this Section 5.5(e) shall be conclusive absent manifest error.

                      (f) Any Lender requesting any payment from the Borrower under this Section 5.5 shall, at the request of the Borrower, provide reasonable detail to the Borrower regarding the manner in which the amount of any such payment has been determined.

               5.6 Letter of Credit and Set-Aside Letter Fees and Costs.

                      (a) In connection with the issuance of each and any Letter of Credit or Set-Aside Letter, the Borrower shall pay or cause to be paid to the Agent, for the account of the Issuing Bank (other than any Third Party Issuer) thereof and, in the case of any Guaranteed Letter of Credit, the LC Guarantor, (i) such Issuing Bank's (or LC Guarantor's) normal and customary letter of credit issuance or processing fee, and any fee or cost directly or indirectly incurred by the LC Guarantor in causing a Third Party Issuer to issue a Guaranteed Letter of Credit, and
        (ii) in the case of a Letter of Credit, a letter of credit fee equal to the



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
        face amount of the Letter of Credit being issued times (A) 2.0% in the case of any Letter of Credit other than Letters of Credit issued in connection with performance bonds or (B) 1.5% in the case of Letters of Credit issued in connection with performance bonds times that fraction the numerator of which is equal to the number of days from the date of issuance of the Letter of Credit to and including the expiry date of such Letter of Credit, and the denominator of which is 360. The fee payable in connection with each Set-Aside Letter shall be as agreed among the Borrower, the Agent and the Majority Lenders at the time of such issuance. The letter of credit issuance fee with respect to each Letter of Credit shall be due on the date the Letter of Credit is issued and shall be for the sole account of the Issuing Bank thereof (or, in the case of any Guaranteed Letter of Credit, the LC Guarantor), which shall not be required to share such letter of credit issuance fee with any other Lender. The letter of credit fee with respect to each Letter of Credit shall be due in advance on the date the Letter of Credit is issued, and shall be paid to the Agent and divided among the Lenders and the Issuing Bank thereof as follows: To the extent that such Issuing Bank or the LC Guarantor incurs any Increased Letter of Credit Costs with respect to such Letter of Credit, such Increased Letter of Credit Costs, if any, shall be first deducted from the letter of credit fee and retained by such Issuing Bank or the LC Guarantor, as the case may be, for its sole account; and the balance, if positive, of such letter of credit fee shall be divided pro rata among the Lenders in such fashion that the percentage of such balance received by each Lender equals such Lender's percentage of the aggregate Revolving Commitments. The letter of credit issuance fee and letter of credit fee paid in respect of any Letter of Credit shall each be non-refundable. The Borrower shall pay the letter of credit issuance and processing fees and other letter of credit fees, if any, owed to Third Party Issuers directly to such Third Party Issuers.

                      (b) If, after the date hereof, the existence or occurrence of any Special Letter of Credit Circumstance:

                      (i) shall subject any Issuing Bank, the LC Guarantor or
               any Lender to any tax, duty or other charge with respect to this Agreement or any Letter of Credit, or its obligation to maintain, guarantee or confirm any Letter of Credit, or shall change the basis of taxation of payments to any Issuing Bank, the LC Guarantor or any Lender of any amounts due under this Agreement or with respect to any Letter of Credit or such obligation (except for changes in the rate of tax on the overall net income, net worth, gross income or gross receipts of such Issuing Bank, LC Guarantor or such Lender, or taxes in lieu of such enumerated taxes, imposed by the jurisdiction in which such Issuing Bank's, the LC Guarantor's or such Lender's principal executive office is located); or



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
                      (ii) shall impose, modify or deem applicable any reserve
               (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital maintenance, capital adequacy or similar requirement against assets of, deposits with or for the account of, credit extended by, or letters of credit issued or maintained, guaranteed or confirmed by, any Issuing Bank, the LC Guarantor or any Lender; or

                      (iii) shall impose on any Issuing Bank, such LC Guarantor
               or any Lender any other condition affecting any Letter of Credit or LC Guaranty, its obligation to issue or make payments with respect to any Letter of Credit or LC Guaranty or this Agreement, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined by such Issuing Bank, the LC Guarantor or such Lender, increases the cost to or imposes a cost on such Issuing Bank, the LC Guarantor or such Lender of confirming or maintaining any Letter of Credit or LC Guaranty or of being a party to this Agreement, or reduces the amount of any sum received or receivable by such Issuing Bank, the LC Guarantor or such Lender with respect to any Letter of Credit or (in the case of any such capital adequacy requirement) reduces the rate of return on such Issuing Bank's, the LC Guarantor's or such Lender's capital as a consequence of its obligations under this Agreement or any Letter of Credit or LC Guaranty to a level below that which such Issuing Bank, the LC Guarantor or such Lender could have received but for the imposition of such requirement (taking into consideration such Issuing Bank's, the LC Guarantor's or such Lender's capital adequacy policies), then, upon demand by such Issuing Bank, the LC Guarantor or such Lender, the Borrower shall pay to such Issuing Bank, the LC Guarantor or such Lender such additional amount or amounts as will compensate such Issuing Bank, the LC Guarantor or such Lender for such increased cost or reduction. The Borrower hereby indemnifies each Issuing Bank, the LC Guarantor and each Lender against, and agrees to hold each Issuing Bank, the LC Guarantor and each Lender harmless from and reimburse such Issuing Bank, the LC Guarantor and such Lender on demand for, all reasonable costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by such Issuing Bank, the LC Guarantor and such Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special Letter of Credit Circumstance. A statement of any Issuing Bank, the LC Guarantor or any Lender claiming compensation under this Section 5.6(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Issuing Bank, the LC Guarantor or such Lender may use any reasonable averaging and attribution methods. Each Issuing Bank, the LC



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
        Guarantor and each Lender agrees to endeavor promptly to notify the Borrower of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Issuing Bank, the LC Guarantor or such Lender to compensation pursuant to this Section 5.6(b).

                      (c) Any Lender, the LC Guarantor or any Issuing Bank requesting payment from the Borrower under Section 5.6(b) shall, at the request of the Borrower, provide reasonable detail to the Borrower regarding the manner in which the amount of any such payment has been determined.

               5.7 Late Payments and Default Interest. Upon the occurrence and during the continuance of an Event of Default, and as contemplated by Section 4.5(a), the Borrower shall pay interest at a rate per annum equal at all times to the sum of the Reference Rate in effect from time to time plus 3% per annum (to the fullest extent permitted by applicable Law) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in Sections 5.1(b) and (c), and (ii) the amount of any interest, fee or other amount (other than any amount of a Revolving Advance) payable hereunder which is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on demand and on the date such amount shall be paid in full. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Law.

               5.8 Computation of Interest and Fees. All computations of interest and fees under any Loan Document shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. The Borrower acknowledges that such calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days.

               5.9 Non-Banking Days. If any payment to be made by the Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, such payment shall be due on the next succeeding Banking Day, and, except for regular monthly payments of interest, the extension of time shall be reflected in computing interest.

               5.10 Manner and Treatment of Payments.

                      (a) Except as specifically provided in Section 4.6, each payment hereunder or on the Revolving Notes or under any other Loan Document shall be made to the Agent, at the Agent's Office, for the account of each of the Lenders or each of the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor or the Agent, as the case may be, in immediately available funds, not later than 10:00 a.m., Los Angeles time, on the day such payment is required to



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
        be made (which must be a Banking Day). All payments received after 10:00 a.m., Los Angeles time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Agent for the account of each Lender, such Issuing Bank or the LC Guarantor shall be promptly paid by the Agent to the applicable Lender, such Issuing Bank or the LC Guarantor in immediately available funds. All payments shall be made in lawful money of the United States of America. Upon the Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 13.7(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and on the Revolving Notes and under any other Loan Documents in respect of the interest assigned thereby to the Assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                      (b) Each payment or prepayment shall be made and applied pro rata according to the outstanding Advances held by each Lender. If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify, or the manner in which, such funds are to be applied, the Agent shall first, apply such funds as payments against the principal of the Revolving Advances, and then ratably to all other Obligations; provided that following the occurrence of any Event of Default and during any time that the maturity of the Obligations has been accelerated, all proceeds of any Collateral shall be applied first to the payment of costs and expenses of the Agent and the Lenders as provided in Section 11.2(d).

                      (c) Each Lender and the Agent shall use its best efforts to keep a record of Revolving Advances made by it and payments received by it with respect to each Revolving Note and, absent manifest error, such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, neither the Agent nor any Lender shall be liable to any Party for any failure to keep such a record.

                      (d) Each payment of any amount payable by the Borrower and/or any other Party under this Agreement and/or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income, gross receipts or net worth, or taxes imposed in lieu of such income, gross receipts or net worth taxes) applicable to the Lenders, the Issuing Banks or the LC Guarantor or any participant of the Lenders.



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
                      (e) The Register maintained by the Agent pursuant to
        Section 13.7(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Revolving Loan made and Letter of Credit issued hereunder, and Interest Type of Revolving Advances comprising such Revolving Loan and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

               5.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate the Lenders to obtain the funds for any Revolving Loan or Revolving Advance in any particular place or manner or to constitute a representation by the Agent or any Lender that it has obtained or will obtain the funds for any Revolving Loan or Revolving Advance in any particular place or manner.

               5.12 Failure to Charge Not Subsequent Waiver. Any decision by the Agent or any Lender or Issuing Bank or the LC Guarantor not to require payment of any interest (including interest arising under Section 5.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Agent's or such Lender's or Issuing Bank's or the LC Guarantor's right to require full payment of any interest (including interest arising under Section 5.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method, on any other or subsequent occasion.

               5.13 Agent's Right to Assume Payments Will be Made by Borrower. Unless the Agent shall have been notified by the Borrower prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender or Issuing Bank or the LC Guarantor, as the case may be, on such payment date an amount equal to such Lender's or Issuing Bank's or the LC Guarantor's share of such assumed payment. If the Borrower has not in fact remitted such payment to the Agent, each Lender or Issuing Bank or the LC Guarantor, as the case may be, shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender or Issuing Bank or the LC Guarantor, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender or Issuing Bank or the LC Guarantor, as the case may be, to the date such amount is repaid to the Agent at a rate per annum equal to the actual



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
cost to the Agent of funding such amount as notified by the Agent to such Lender or Issuing Bank or the LC Guarantor, as the case may be.

               5.14 Survivability. All of the Borrower's obligations under this
Article 5 shall survive for one year following the date on which all Revolving Loans hereunder were fully paid, provided that, following such payment in full, such surviving obligations shall not constitute "Obligations" as defined herein.

               5.15 Payment of Penalty or Fee Upon Acceleration. The Borrower expressly agrees that, in the event the Agent or the Lenders, the Issuing Banks or the LC Guarantor exercise any right they may have to accelerate the Obligations following the conveyance of any right, title or interest in any Property, the Borrower shall pay any penalty or fee payable under the terms of the Loan Documents (if any) as a result of such acceleration, and the Borrower hereby expressly waives any protection or defense to such payment afforded by California Civil Code Section 2954.10. The Borrower affirms its agreement to make any such payment by placing its initials in the margin to the right of this Section. The Borrower acknowledges that its concurrence with this Section is a material inducement to the Lenders in making the Revolving Loans and issuing the Letters of Credit contemplated to be made and issued hereunder. The Borrower and the Lenders acknowledge and agree that, of the consideration given by the Lenders with respect to the Loan Documents, a specific portion thereof supports the enforcement of this Section 5.15.


                                                                     -----------
                                                                     initials

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to the Agent, the Issuing Banks, the LC Guarantor and the Lenders, and each of them, as follows:

               6.1 Existence and Qualification; Power; Compliance With Laws.

                      (a) The Borrower is a corporation duly formed, validly existing and in good standing under the Laws of California. The chief executive offices of the Borrower are in Orange County, California. The Borrower is duly qualified or registered to transact business and is in good standing in California and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower. The Borrower has all requisite corporate power and



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
        authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its Obligations, under the Loan Documents. The authorized capital stock of the Borrower consists of 1,000,000 shares of common stock, no par value, 115,875 of which have been issued and are owned beneficially and of record by Presley Delaware. The Borrower has no authority to issue any other capital stock or equity security other than common stock. All outstanding shares of common stock of the Borrower are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws. The Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, or to obtain authorizations, consents, approvals, orders, licenses or permits, or file, register, qualify or obtain exemptions would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower.

                      (b) Presley Delaware is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Presley Delaware is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not have a material adverse effect on the business, operations or condition (financial or otherwise) of Presley Delaware. Presley Delaware has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its Obligations, under the Loan Documents.

                      (c) At the Closing Date, the authorized capital stock of Presley Delaware will consist of 100,000,000 shares of Series A Stock, par value $.01 per share, 50,000,000 shares of Series B Stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. As of the Closing Date, Presley Delaware will have no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other instruments, agreements or arrangements of any character or nature whatsoever under which Presley Delaware is or may be obligated to issue common stock, preferred stock, or other securities of any kind which would constitute or otherwise cause the occurrence of a Default hereunder or under any other Loan Document. Presley Delaware has no other authorized capital stock. As of the Closing Date, 34,792,732 shares of Series A Stock and 17,402,946 shares of Series B Stock will have been issued by Presley Delaware, and no shares of preferred stock will have been issued. All outstanding shares of common stock



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
        of Presley Delaware are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws. Presley Delaware meets each of the requirements listed in Section 25117(a)(2)(A) of the California Corporations Code.

                      (d) Presley Delaware is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, or to obtain authorizations, consents, approvals, orders, licenses or permits, or file, register, qualify or obtain exemptions would not have a material adverse effect on the business, operations or condition (financial or otherwise) of Presley Delaware.

                      (e) Presley Delaware has no Subsidiary or Subsidiaries other than the Borrower, Presley Mortgage Company, a California corporation, PH Ventures - San Jose, a California corporation, PH-LP Ventures, a California corporation, PH Institutional Ventures, a California corporation, HSP, Inc., a California corporation, Presley Southwest, Inc., an Arizona corporation, The Presley Companies, a California corporation, Presley CMR, Inc., and CMR, and the Borrower has no Subsidiary or Subsidiaries other than PH Ventures - San Jose, a California corporation, PH-LP Ventures, a California corporation, PH Institutional Ventures, a California corporation, HSP, Inc., a California corporation, Presley Southwest, Inc., an Arizona corporation, Presley CMR, Inc., The Presley Companies, a California corporation and CMR.

               6.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. Except as set forth in Schedule 6.2, the execution, delivery and performance of each Loan Document by each Party, to the extent such Party is a party thereto, have been duly authorized by all necessary action, and do not and will not:

                      (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor;

                      (b) Violate or conflict with any provision of such Party's partnership agreement, certificate of limited partnership, charter, articles of incorporation or bylaws, or amendments thereto, as applicable;

                      (c) Result in or require the creation or imposition of any Lien or Right of Others (other than as permitted under the Loan Documents) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;



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
                      (d) Constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitutes a "fraudulent transfer" or "fraudulent obligation" within the meaning of the Uniform Fraudulent Transfer Act as enacted in any jurisdiction or any analogous Law;

                      (e) Violate any provision of any Law (including, without limitation, Regulations T, U and/or X of the Board of Governors of the Federal Reserve System or the usury laws of any jurisdiction), order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to such Party; or

                      (f) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Party is a party or by which such Party or any of its Property is bound or affected; and neither the Borrower nor Presley Delaware is in default under any Law, order, writ, judgment, injunction, decree, determination or award, or any indenture, agreement, lease or instrument described in Schedule 6.2 as contemplated above in this subsection (f), in any respect that is materially adverse to the interests of the Agent, the Issuing Banks, the LC Guarantor or the Lenders or that would have any material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower or Presley Delaware.

               6.3 No Governmental Approvals Required. Except as set forth in
Schedule 6.3, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit under applicable Law the execution, delivery and performance by any Party of the Loan Documents. As to those matters set forth in Schedule 6.3, the Borrower has obtained such authorizations, consents, approvals, orders, licenses and permits required to authorize or permit under any applicable Law the execution, delivery and performance by any Party of the Loan Documents, except as otherwise indicated on said Schedule.

               6.4 Financial Statements. The Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheet of Presley Delaware as at December 31, 1997, and the related audited consolidated statement of operations of Presley Delaware for the period then ended and (ii) the unaudited interim consolidated balance sheet of Presley Delaware as of April 30, 1998 and the related unaudited interim consolidated statement of operations for the four months ended April 30, 1998. Such financial statements fairly present the financial condition and results of operations of Presley Delaware as at such dates and for such periods, in conformity with GAAP,



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consistently applied, except that the unaudited interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements.

               6.5 No Other Liabilities; No Material Adverse Changes. Except as disclosed in Schedule 6.5 and Schedule 6.9, and except for changes in amounts outstanding under this Agreement prior to the date hereof, the Borrower does not have any material liability or material contingent liability not reflected or disclosed in the audited or unaudited balance sheets or notes thereto described in Section 6.4. There has been no material adverse change in the business, prospects, operations or condition (financial or otherwise) of Presley Delaware and the Borrower since April 30, 1998.

               6.6 Title to and Location of Property. The Borrower has good and valid title to all the Property reflected in the balance sheets described in
Section 6.4, other than Property subsequently sold or disposed of in the ordinary course of business or as permitted under Section 8.4, free and clear of all Liens and Rights of Others other than Liens or Rights of Others permitted pursuant to Section 8.8. All tangible personal Property owned or held by the Borrower is located within the States of California, Arizona, New Mexico, Nevada and/or Illinois.

               6.7 Intangible Assets. The Borrower owns, or possesses the right to use to the extent necessary in its business, all trademarks, trade names, copyrights, patents, patent rights, licenses and other Intangible Assets that are used in any material respect in the conduct of its business as now operated, and no such Intangible Asset, to the best knowledge of the Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower.

               6.8 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               6.9 Litigation. Except as set forth in Schedule 6.9, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries, Presley Delaware or any Property of the Borrower or any such Subsidiary or Presley Delaware in any court of Law or before any Governmental Agency (i) where the amount in controversy is $1,000,000 or more, (ii) which involve claims under the Racketeer Influenced and Corrupt Organization Act of 1970, 18 U.S.C.
Sections 1961-1968, or any other federal or state law for which the forfeiture of assets is a potential penalty, or (iii) which, if determined adversely to the Borrower or such Subsidiary or Presley Delaware, as applicable, would



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have a material adverse effect on the condition or operations of the Borrower or
Presley Delaware, financial or otherwise, or which material adverse effect may affect the legality, validity or enforceability of the Loan Documents.

               6.10 Binding Obligations. Subject to the exceptions set forth in the Opinion of Counsel addressed to the Agent and the Lenders and dated as of the Closing Date, each of the Loan Documents will, when executed and delivered by the Borrower or Presley Delaware, constitute the legal, valid and binding obligation of the Borrower or Presley Delaware, as applicable, enforceable against the Borrower or Presley Delaware, as applicable, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               6.11 No Default. No event has occurred and is continuing that is a Default.

               6.12 ERISA.

                      (a) Except, in the case of the Borrower, as disclosed in
        Schedule 6.12, neither the Borrower or Presley Delaware maintains or contributes, nor is the Borrower or Presley Delaware required to contribute, to any Pension Plan.

                      (b) With respect to each Pension Plan disclosed in
        Schedule 6.12:

                      (i) the Borrower is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans. With respect to each of the Borrower's Pension Plans, the Borrower (A) has fulfilled in all material respects its obligations under the minimum funding standards of ERISA, (B) has not incurred any material and past due liability to the PBGC, and (C) has not had asserted against it any penalty for failure to meet its minimum funding requirements under ERISA, and each Pension Plan is able to pay benefits thereunder when due;

                      (ii) vested liabilities under all Pension Plans (with
               assets less than vested liabilities) administered by the Borrower or any administrator designated by the Borrower do not exceed the assets thereunder by more than the greater of: (a) Five Hundred Thousand Dollars ($500,000); or (b) five percent (5%) of the Borrower's Tangible Effective Net Worth;



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                      (iii) no "reportable event" (as defined in Section 4043 of
               ERISA) has occurred that could reasonably be expected to result in the termination or disqualification of such Pension Plan;

                      (iv) the Borrower has not engaged in any non-exempt
               "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986);

                      (v) the Borrower has not incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan; and

                      (vi) to the extent that any such Pension Plan (which is a
               "welfare plan" under Section 3(l) of ERISA) is insured, the Borrower has paid all premiums required to be paid for all periods through and including the Closing Date. To the extent that any such Pension Plan (which is a "welfare plan" as defined above) is not or has not been funded with insurance, the Borrower has made all contributions required to be paid for all periods through and including the Closing Date and that all such Pension Plans, to the extent that their funding is based on actuarial principles, are actuarially sound as at the Closing Date.

                      (c) To the best knowledge of the Borrower, except as disclosed in Schedule 6.12, the Borrower is not and has never been a party to or has or has had any employees who are covered by any Multiemployer Plan to which the Borrower is required to make contributions.

                      (d) the Borrower is in compliance with each covenant contained in Section 8.6.

               6.13 Regulations T, U and X; Investment Company Act. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" or "margin security" within the meanings of Regulations T, U or X, respectively, of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Revolving Loan hereunder will be used to purchase or carry any such "margin security" or "margin stock" or to extend credit to others for the purpose of purchasing or carrying any such "margin security" or "margin stock" in violation of Regulations T, U or X of said Board of Governors. The Borrower is not required to be registered under the Investment Company Act of 1940.

               6.14 Disclosure. No written statement made by or on behalf of the Borrower or Presley Delaware to the Agent or any Lender in connection with this Agreement, or in connection with any Revolving Loan, when taken in context with all



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other such statements, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading in light of all of the circumstances existing at the time the statement was made, including, without limitation, matters disclosed to the Agent and the Lenders in any Schedules to this Agreement or in any other written statement previously delivered to the Agent and the Lenders pursuant to this Agreement. To the best knowledge of the Borrower, there is no fact (except for general economic conditions) which the Borrower has not disclosed to the Agent and the Lenders in writing which materially and adversely affects nor, so far as the Borrower can now reasonably foresee, can reasonably be expected to affect materially and adversely the business, operations, Properties, prospects, profits or condition (financial or otherwise) of the Borrower or Presley Delaware, or the ability of either the Borrower or Presley Delaware to perform its Obligations under the Loan Documents.

               6.15 Tax Liability. The Borrower, each of its Subsidiaries and Presley Delaware have filed all federal and state income tax returns, and all material tax returns other than federal and state income tax returns, that are required (subject to any extensions obtained pursuant to applicable Law) to be filed, and have paid, or made provision for the payment of, all taxes payable by the Borrower or such Subsidiary or Presley Delaware with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Borrower or such Subsidiary or Presley Delaware, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

               6.16 [Deleted]

               6.17 Fiscal Year. The Borrower operates on a fiscal year ending on December 31, with four fiscal quarters of thirteen weeks ending on or about March 31, June 30, September 30 and December 31.

               6.18 Employee Matters. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving the Borrower which could have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower.

               6.19 Environmental Matters. Except as disclosed on Schedule 6.19,
(a) the real Property of the Borrower, each of its Subsidiaries and each Borrower Partnership and the operations conducted thereon do not violate any applicable Law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and Environmental Laws and regulations, in any respect which could have a material adverse effect on the business, operations or condition (financial or



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otherwise) of the Borrower; (b) without limitation of clause (a) above, the
Borrower's and each of its Subsidiaries' and each Borrower Partnership's real Property and the operations conducted by the Borrower or any current owner or operator of such real Property or operation, are not in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any Environmental Laws which, if determined adversely to the Borrower or such Subsidiary or such Borrower Partnership, could have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower;
(c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of the real Property of the Borrower, each of its Subsidiaries and each Borrower Partnership, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, except where the failure to obtain or file same would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower; (d) all significant amounts of hazardous substances or solid waste generated at the real Property of the Borrower, each of its Subsidiaries and each Borrower Partnership have in the past been and shall continue to be transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits; (e) the Borrower has no actual or constructive knowledge of the disposal or other release of any hazardous substance or solid waste, or the threatened release of hazardous substances, on or to the real Property of the Borrower, any of its Subsidiaries or any Borrower Partnership except in compliance in all material respects with Environmental Laws, and that it has not been notified of same by any Governmental Agency; (f) the Borrower has no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment; and (g) the use which the Borrower, each of its Subsidiaries and each Borrower Partnership makes or intends to make of the Borrower's, each of its Subsidiaries' and each Borrower Partnership's real Property will not result in the unlawful or unauthorized disposal or other release of any hazardous substance or solid waste on or to the real Property of the Borrower, any of its Subsidiaries or any Borrower Partnership in any material respect. The terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of any state in which any of the real Property of the Borrower, any of its Subsidiaries or any Borrower Partnership is located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with regard to the real Property of the Borrower, each



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of its Subsidiaries and any Borrower Partnership located in such state. The
Borrower acknowledges that this Agreement constitutes a "written request for information" by the Agent and the Lenders, and it is the Borrower's intention that the matters disclosed in Schedule 6.19 constitute "written disclosure", required pursuant to California Code of Civil Procedure Section 726.5(d)(2).

               6.20 Partnerships, Joint Ventures and Limited Liability Companies. Schedule 6.20 is a complete and accurate description of all partnerships, joint ventures and limited liability companies of which the Borrower or a Subsidiary of the Borrower is a partner, a joint venturer or a member and the jurisdiction of formation of each such partnership, joint venture and limited liability company. Except as disclosed on Schedule 6.20, neither the Borrower or any Subsidiary of the Borrower is a partner, joint venturer or member of any other partnership, joint venture or limited liability company. Each partnership, joint venture and limited liability company listed on Schedule
6.20 is validly existing and in good standing under the laws of its jurisdiction of formation and in each jurisdiction in which it conducts its business.

               6.21 Outstanding Advances and Letters of Credit. As of the date hereof, "Outstanding Advances" under the Existing Loan Agreement are $56,000,000, and "Outstanding Letters of Credit" under the Existing Loan Agreement were $1,500,000, and such Outstanding Advances and the Borrower's reimbursement obligations in respect of such Outstanding Letters of Credit constitute legal, valid and binding obligations of the Borrower for which the Borrower has no valid defenses.

                                    ARTICLE 7
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

               So long as any Revolving Loan remains unpaid or Letter of Credit or Set-Aside Letter remains outstanding, or any other Obligation remains unpaid or unperformed (other than any contingent indemnity obligations under any of the Loan Documents), or any portion of the Revolving Commitments remains outstanding, the Borrower shall, unless the Majority Lenders otherwise consent in writing:

               7.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly, and cause each of its Subsidiaries to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary or its Property or any part thereof, upon the Borrower's or such Subsidiary's income or profits or any part thereof or, subject to the provisions of Section 13.7 of this Agreement, upon any right or interest of the Agent, any Issuing Bank, the LC Guarantor or any Lender under any Loan Document, except that neither the Borrower nor any such Subsidiary shall be required to pay or cause to be paid (a) any income, net worth or gross receipts tax, or any tax imposed in lieu of such income, gross receipts or net



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worth taxes, applicable to any Lender or any participant of any Lender, or (b)
any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as the Borrower or such Subsidiary has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Property of the Borrower or such Subsidiary is in jeopardy of being seized, levied upon or forfeited.

               7.2 Preservation of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, and all material licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of its business, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with Environmental Laws, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its Properties.

               7.3 Maintenance of Properties. Maintain, preserve and protect, and cause each of its Subsidiaries to maintain, preserve and protect, all of its depreciable Properties and equipment in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste (other than developmental waste) of its Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property or equipment that is not of significant value, either intrinsically or to the operations of the Borrower or such Subsidiary, shall not constitute a violation of this covenant.

               7.4 Maintenance of Insurance.

                      (a) Maintain, and cause each of its Subsidiaries to maintain, liability and casualty insurance with responsible insurance companies in such amounts and against such risks as is usually carried by responsible companies engaged in similar businesses and owning similar Properties in the general areas in which the Borrower or such Subsidiary operates, including, without limitation, not less than $10,000,000 of general liability coverage or such greater amount as is prudent.

                      (b) All policies of insurance required hereunder, including endorsements thereto, must be reasonably satisfactory to the Agent as to amounts, forms, risk coverages, deductibles, expiration dates, and loss payable and cancellation provisions; provided, however, that neither the Borrower nor any such Subsidiary shall be required to obtain policies of insurance in amounts and containing provisions that are not typically obtained by responsible companies engaged in similar businesses and owning similar Properties in the



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        general area in which the Borrower or such Subsidiary operates. Without limiting the foregoing, each required property insurance policy shall contain a Lender's Loss Payable Endorsement (Form 438 BFU) in favor of the Agent, as agent for the Lenders, the Issuing Banks (other than a Third Party Issuer) and the LC Guarantor, as their respective interests may appear, and shall provide that all proceeds in respect of any casualty loss in excess of $250,000 be payable to the Agent, who shall in turn distribute them to the Lenders, such Issuing Banks and the LC Guarantor to the extent of their respective interests. An approval by the Agent or the Majority Lenders is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

                      (c) Each policy of insurance required hereunder shall provide that it may not be modified or canceled without at least thirty days' prior written notice (except that cancellation for non-payment of premiums may be on ten days' prior written notice) to the Agent. The Borrower shall use its best efforts to furnish the Agent no later than ten days prior to the expiration of any required insurance, and in any event within one day prior to the expiration of any required insurance, with proof satisfactory to the Agent that such new policy has been issued, continuing in force the insurance covered by the policy which expired. At the same time, the Borrower shall also furnish the Agent with evidence satisfactory to the Agent that all premiums for any such new policy have been or will be paid in accordance with the terms of such policy. If the Borrower shall not be able to provide the Agent with such proof or evidence ten days prior to the expiration of any required insurance, the Borrower shall promptly notify the Agent of such fact and when the Borrower expects to be able to furnish the Agent with such proof or evidence. If, on the date a required policy expires, the Borrower has not complied with this Section 7.4(c), the Agent, acting at the direction of the Majority Lenders in their sole discretion, may procure a new policy, and the Majority Lenders may advance funds to pay the premiums for it. The Borrower shall pay the Agent, for the account of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, immediately on demand for any advance for such premiums, which shall be considered to be an additional Loan to the Borrower.

               7.5 Compliance With Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with the requirements of all applicable Laws and orders of any Governmental Agency, including all applicable provisions of ERISA, except that neither the Borrower nor such Subsidiary need comply with a requirement then being contested by it in good faith by appropriate proceedings so long as no interest of the Agent or any Lender or Issuing Bank or the LC Guarantor would be materially impaired thereby.



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               7.6 Inspection Rights. At any time during regular business hours and as often as requested, permit, and cause each of its Subsidiaries to permit, the Agent or any other Lender, or any employee, agent or representative thereof,
(a) to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Borrower, such Subsidiary and Presley Delaware and to discuss the affairs, finances and accounts of the Borrower, such Subsidiary and Presley Delaware with any of its officers and key employees, customers or vendors, and/or (b) to inspect the real Property of the Borrower and such Subsidiary, and any books, records, journals, orders, receipts, correspondence, notices, permits or licenses of the Borrower, such Subsidiary and Presley Delaware, with regard to compliance with Environmental Laws, and, upon request, furnish promptly to the Agent or any other Lender true copies of all financial information and all information pertaining to the Borrower's and such Subsidiary's compliance with Environmental Laws made available to the senior management of the Borrower or such Subsidiary.

               7.7 Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over the Borrower or such Subsidiary.

               7.8 Compliance With Agreements, Duties and Obligations. Promptly and fully comply, and cause each of its Subsidiaries to promptly and fully comply, with all of its agreements, duties and obligations under the Loan Documents, and under any other material agreements, indentures, leases and/or instruments to which it is a party, whether such other agreements, indentures, leases or instruments are with the Agent, any Lender or any other Person, except that neither the Borrower nor such Subsidiary need comply with any such other agreements, indentures, leases or instruments then being contested by it in good faith by appropriate proceedings or if the failure to comply with such other agreements, indentures, leases or instruments would not have a material adverse effect on the Borrower, in either case so long as no material interest of the Agent or any Lender or Issuing Bank or the LC Guarantor would be materially impaired thereby.

               7.9 Additional Guaranties, Collateral and Collateral Documents. At any time and from time to time upon the request of the Agent or the Majority Lenders, forthwith, and in any event within five Banking Days after such request, (a) cause any Subsidiaries (other than CMR and CMR, Inc.) of the Borrower designated by the Agent or the Majority Lenders to execute and deliver to the Agent guaranties of the Obligations of the Borrower, in form and substance satisfactory to the Agent and the Majority Lenders, and (b) execute and deliver or cause to be executed and delivered to the Agent such Collateral Documents as may be requested by the Agent or the Majority Lenders, in the form furnished to the Borrower by the Agent in connection with such request, covering any or all of the Property of the Borrower or any of its Subsidiaries



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(other than Property of CMR and CMR, Inc.) as requested, to secure payment and performance of the Obligations of such Person, or such portion thereof as may be specified by the Agent or the Majority Lenders. In addition, at any time and from time to time, the Borrower forthwith shall deliver or cause to be delivered to the Agent at the Borrower's sole expense such surveys, and policies of title insurance and endorsements thereto relating to any or all of the Property of the Borrower or any of its Subsidiaries as the Agent or the Majority Lenders may request. Further, the Borrower shall pledge, pursuant to the applicable Collateral Documents, all equity and debt interests held by the Borrower in partnerships, joint ventures and limited liability companies except for CMR. Anything contained herein to the contrary notwithstanding, (i) the Borrower shall not be required to execute Collateral Documents, or to cause any of its Subsidiaries to execute any guaranties or Collateral Documents, with respect to real Property, and personal Property related to such real Property, which secures or will secure other indebtedness of the Borrower or such Subsidiary to the extent such indebtedness of the Borrower or such Subsidiary is permitted by this Agreement and the terms of such indebtedness prohibit the execution of such guaranties or Collateral Documents, (ii) the Borrower shall not be required to cause any of its Subsidiaries to execute any such Guaranties or any Collateral Documents with respect to any Property to the extent prohibited by other equity holders in such Subsidiaries, and (iii) the Borrower shall not be required to cause any partnerships or joint venturers or limited liability companies in which it is a partner (general or limited) or member, as the case may be, to execute any such Guaranties or any Collateral Documents with respect to any Property owned by such Person.

               7.10 Priority of Liens. Use its best efforts to provide the Agent with any and all releases, consents, certificates, policies of title insurance, endorsements thereto, assignments, subordination agreements, landlord or mortgagee consents to removal of personal property, waivers and other documents as the Agent may request to ensure that the Lenders' Liens upon the Property of the Borrower and any of its Subsidiaries are fully perfected and of first priority, except as otherwise expressly permitted by the Loan Documents. To the extent that the Borrower fails to obtain any such release, consent, certificate, policy, endorsement, assignment, subordination agreement, or comparable document as requested, the Agent may, in its sole and absolute discretion, exclude any affected asset or category of assets from the determination of the Borrowing Base or appropriately reduce the carrying value of or percentage rate of advance against any asset or category of assets included in the Borrowing Base, unless the Majority Lenders, in their sole and absolute discretion, determine otherwise.

               7.11 Deposit Accounts. Maintain the Operating Account with a bank acceptable to the Agent, which shall be subject to a perfected security interest in favor of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, and cause all of the Cash and Cash Equivalents of the Borrower, its Subsidiaries (other than CMR) and Presley Delaware to be deposited into the Operating



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Account, unless otherwise agreed by the Majority Lenders, other than (i) up to
$200,000 held in operating accounts maintained with banks acceptable to the Agent for the Borrower's Arizona, Nevada and New Mexico homebuilding divisions,
(ii) up to $250,000 in the aggregate held in divisional operating accounts maintained with banks acceptable to the Agent for the Borrower's California homebuilding operations, (iii) up to $300,000 in the aggregate held in accounts maintained by the Borrower with banks acceptable to the Agent in connection with the Borrower's project amenities, (iv) up to $200,000 in the aggregate held in accounts maintained by the Borrower with banks acceptable to the Agent in connection with the Borrower's design center operations, (v) up to $200,000 in the aggregate held in accounts maintained by the Borrower with banks acceptable to the Agent in connection with Presley Mortgage Company and (vi) up to $5,000,000, or such greater amount as shall be required under CMR's loan agreements (provided that any amount in excess of $5,000,000 in the aggregate shall have been generated from the operations of such partnership), held in accounts maintained by the Borrower or CMR in connection with CMR, provided that, in the case of all such permitted operating accounts, the Agent, the Lenders, such Issuing Banks and the LC Guarantor shall have a perfected security interest in such operating accounts other than of the type referred to in clauses (i), to the extent such accounts are subject to Liens in favor of lenders providing secured financing to such divisions, and (vi) above and provided that perfection of such security interest does not involve Agent obtaining domain and control of any such deposit account.

               7.12 Environmental Laws. The Borrower shall, and shall use its best efforts to cause each of its Subsidiaries and each Borrower Partnership and any and all lessees, contractors, subcontractors, employees, agents or other operators of the real Property of the Borrower or any such Subsidiary or any Borrower Partnership to, conduct its or their business so as to comply in all material respects with all Environmental Laws; provided, however, that nothing contained in this Section 7.12 shall prevent the Borrower or any such Subsidiary or any Borrower Partnership from contesting, in good faith and by appropriate legal proceedings, any such Law, regulation or interpretation or application thereof; provided, further, that the Borrower and each such Subsidiary and each Borrower Partnership shall comply with the order of any court or other governmental body of applicable jurisdiction relating to such Environmental Laws unless the Borrower or such Subsidiary or Borrower Partnership shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. The Borrower shall and shall use its best efforts to cause each such Subsidiary and each Borrower Partnership and all lessees or other operators of the real Property of the Borrower or any such Subsidiary or any Borrower Partnership to dispose of any and all hazardous substances or solid waste generated at such real Property only at facilities and by carriers maintaining, and, to the best of the Borrower's knowledge, operating in compliance with valid permits under RCRA and any other Environmental Law, and shall



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use its best efforts to obtain certificates of disposal from all contractors employed in connection with the transport or disposal of such hazardous substances or solid waste.

               7.13 Environmental Notices. If the Borrower or any of its Subsidiaries or any Borrower Partnership shall receive:

                      (i) notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any such Subsidiary or any Borrower Partnership,

                      (ii) notice that any administrative or judicial complaint
               or order has been filed or is about to be filed against the Borrower or any such Subsidiary or any Borrower Partnership alleging violations of any Environmental Law or requiring the Borrower or any such Subsidiary or any Borrower Partnership to take any action in connection with the release or threatened release of hazardous substances or solid waste into the environment, or

                      (iii) any notice from a federal, state, or local
               governmental agency or private party alleging that the Borrower or any such Subsidiary or any Borrower Partnership may be liable or responsible for costs associated with a response to or cleanup of a release or disposal of a hazardous substance or solid waste into the environment or any damages caused thereby, including, without limitation, any notice that the Borrower or any such Subsidiary or any Borrower Partnership is a "potentially responsible party" as defined by CERCLA, the Borrower shall provide the Agent and each Lender with a copy of such notice within ten (10) days of the Borrower's or any such Subsidiary's or any Borrower Partnership's receipt thereof. The Borrower shall provide each Lender with notice of the enactment or promulgation of any Environmental Law which may result in a material adverse change in the business, financial condition, or operations of the Borrower or any such Subsidiary or any Borrower Partnership within fifteen days after the Borrower obtains knowledge thereof.

               7.14 Forward Commitment Protection. The Borrower will acquire, within 60 days of the Agent's request therefor, forward commitment protection for its home buyers consistent with the policies of the Borrower in existence as of the Original Closing Date.

               7.15 Appraisals. From time to time the Agent may request, and the Borrower shall deliver, appraisals with respect to real Property for which appraisals had not been delivered to the Agent during the 12 months prior to such request.



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
               7.16 Legal Fees. The Borrower shall pay all outstanding invoices of Kaye, Scholer, Fierman, Hays & Handler, LLP, as counsel for the Agent, for services rendered in connection with the preparation and delivery of this Agreement within 10 Banking Days of the delivery of such invoices to the Borrower.

                                    ARTICLE 8
                               NEGATIVE COVENANTS

               So long as any Revolving Loan remains unpaid or any Letter of Credit or Set-Aside Letter remains outstanding, or any other Obligation remains unpaid or unperformed (other than any contingent indemnity obligations under any of the Loan Documents), or any portion of the Revolving Commitments remains outstanding, the Borrower shall not, unless the Majority Lenders (or, if otherwise indicated below, all of the Lenders (other than any Lender which is, at such time, a Defaulting Lender)) otherwise consent in writing:

               8.1 Transactions with Affiliates. Enter, or permit any of its Subsidiaries to enter, into any transaction of any kind with any Affiliate of the Borrower other than arms'-length transactions with Affiliates that are permitted with non-Affiliates pursuant to Sections 8.8 and/or 8.15; provided, however, that (a) the Borrower may enter, and permit each of its Subsidiaries to enter, into arms'-length transactions with Affiliates that (i) are permitted with non-Affiliates pursuant to Section 8.4(ii)(B) and are approved by the Board of Directors of the Borrower or such Subsidiary, as applicable, or (ii) consist of purchases of Property for not more than fair market value, which purchases shall have been approved by the Board of Directors of the Borrower or such Subsidiary, as applicable and (b) the Borrower may enter into Permitted Sales.

               8.2 Mergers. Without the approval of the Majority Lenders, merge, consolidate or amalgamate with or into, or permit any of its Subsidiaries to merge, consolidate or amalgamate with or into, any Person, except that any of such Subsidiaries may merge, consolidate or amalgamate with or into any other such Subsidiary.

               8.3 [Deleted]

               8.4 Sales and Leasebacks; Sales, Etc., of Assets. (i) Engage, or permit any of its Subsidiaries to engage, in any sale and leaseback transactions with any member of the Board of Directors of the Borrower or Affiliates of such members or Affiliate of the Borrower or any such Subsidiary or Presley Delaware or (ii) sell, lease, transfer or otherwise dispose of any of its Properties, whether now owned or hereafter acquired, or grant any option or other right to purchase, lease or otherwise acquire any of such Properties, or permit the same of any of its Subsidiaries, (A) to any member of the Board of Directors of the Borrower or Affiliates of such members or Affiliate of the Borrower or any such Subsidiary or Presley Delaware, or (B) to any Person other than



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
any member of the Board of Directors of the Borrower or Affiliates of such members or Affiliate of the Borrower or any such Subsidiary or Presley Delaware if the fair market value of such Property is greater than $5,000,000 unless in any event the purchase price paid to the Borrower for such Property is at least 100% of such fair market value and the Borrower shall have notified the Agent and the Lenders in writing of such sale prior to such sale; provided, however, that the Borrower may (A) enter into Permitted Sales and (B) engage in any of the activities described herein with members of the Board of Directors of the Borrower and Affiliates of such members and Affiliates of the Borrower provided that such sale is approved by the Borrower's Board of Directors, the purchase price paid to the Borrower is at least 100% of the fair market value of the Property to be sold and the purchase price is to be paid in cash.

               8.5 Redemption, Dividends and Distributions. Directly or indirectly redeem or repurchase capital stock or partnership interests, declare or pay any dividends or make any other distribution, whether of capital, income or otherwise, and whether in Cash or other Property, with respect to capital stock, or permit any of its Subsidiaries to-do so, except that (i) so long as no Default has occurred and is continuing, the Borrower or such Subsidiary may make distributions to Presley Delaware to the limited extent necessary to cover the federal and individual state taxes payable by the Borrower or such Subsidiary and Presley Delaware with respect to their consolidated federal and individual state tax returns; and (ii) so long as no Default has occurred and is continuing, the Borrower or such Subsidiary may make distributions to Presley Delaware to fund (A) corporate expenses payable by Presley Delaware, provided that such distributions do not exceed $100,000 in the aggregate during any fiscal year, or, to the extent that any such distribution would cause such distributions to exceed $100,000 in the aggregate for any fiscal year, the Borrower or such Subsidiary has first obtained the Majority Lenders' prior written consent to the making of such distribution, which consent the Majority Lenders shall not unreasonably withhold, and (B) payments required to be made by Presley Delaware pursuant to the High Yield Securities and the indenture issued in respect of the same and any refinancing thereof; and (iii) so long as no Default has occurred and is continuing, the Borrower may declare and pay cash dividends from time to time to the extent that such dividends would not result in a breach by Borrower of the covenants set forth in this Agreement.

               8.6 ERISA.

                      (a) At any time, maintain, or be or become obligated to contribute on behalf of its employees to, any Pension Plan, or permit any of its Subsidiaries to do so, other than those Pension Plans disclosed in Schedule 6.12.

                      (b) At any time, permit, or permit any of its Subsidiaries to permit, any Pension Plan disclosed in Schedule 6.12 to:



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
                      (i) engage in any non-exempt "prohibited transaction", as
               such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

                      (ii) incur any material "accumulated funding deficiency",
               as that term is defined in Section 302 of ERISA; or

                      (iii) terminate in a manner which could result in
               liability of the Borrower or such Subsidiary to the Pension Plan or to the PBGC which, when added to any such liability theretofore incurred with respect to all such terminations, would exceed $100,000 or result in the imposition of a Lien securing an obligation in excess of $100,000 on the property of the Borrower or such Subsidiary pursuant to Section 4068 of ERISA.

                      (c) At any time, assume any obligation to contribute to any Multiemployer Plan not disclosed in Schedule 6.12, nor shall the Borrower or any such Subsidiary acquire any Person or assets of any Person which has, or has had at any time from and after January 2, 1974, an obligation to contribute to any Multiemployer Plan.

                      (d) Fail immediately to notify the Agent of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986) with respect to any Pension Plan or any trust created thereunder. Upon request by the Agent or any Lender, the Borrower promptly shall furnish to the Agent or such Lender copies of any reports or other documents filed by the Borrower or any such Subsidiary with the United States Secretary of Labor, the PBGC and/or the Internal Revenue Service, with respect to any Pension Plan.

                      (e) At any time, permit an Pension Plan to fail to comply with ERISA or other applicable Law in any material respect.

               8.7 Change in Nature of Business. Make any material change in the nature of the business of the Borrower, as conducted and presently proposed to be conducted.

               8.8 Indebtedness, Guarantees and Liens. Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of its Properties, whether now owned or hereafter acquired; create, incur or assume any indebtedness for borrowed money or in connection with the purchase of Property or any liability to the issuer of any letter of credit; guaranty the indebtedness or obligations of any other Person or provide to a creditor of any other Person any agreement to maintain net worth of liquidity of the Person or any other analogous agreement designed to provide



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
credit assurance to such creditor; or incur any lease obligation that is required to be capitalized under GAAP; or, in each case, permit any Subsidiary to do so, except:

                      (a) Liens securing taxes, assessments or governmental charges or levies (including those related to Mello Roos assessment districts and 1911, 1913 and 1915 assessment districts), or in connection with workers' compensation, unemployment insurance or social security obligations, or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons not yet delinquent or which are being contested in good faith by appropriate proceedings with adequate reserves set aside;

                      (b) Attachment, judgment or other similar Liens arising in connection with court proceedings that do not, in the aggregate, materially detract from the value of the Borrower's or such Subsidiary's property or materially impair the use thereof in the operation of the Borrower's or such Subsidiary's business (unless in the case of such Subsidiary such detraction or impairment does not materially adversely affect the Borrower), or materially impair the Borrower's or such Subsidiary's ability to perform its Obligations, and (i) that are discharged or stayed within thirty days of attachment or levy, or (ii) payment of which is covered in full (subject to customary and reasonable deductibles) by insurance, surety bond or reserves;

                      (c) Easements, rights of ways, restrictions and other similar charges or encumbrances on real Property that do not interfere with the orderly development and/or sale of the affected real Property;

                      (d) Minor defects and irregularities in the title of real Properties that do not materially detract from the value or impair the use of such Properties for the purposes for which they are held;

                      (e) Liens existing or arising by virtue of the leasing or rental of Property to the extent leases and rentals are permitted by this Agreement, whether the same are capital leases or operating leases or rentals;

                      (f) Indebtedness, liabilities, guarantees or Liens in favor of the Agent or the Lenders, the Issuing Banks or the LC Guarantor under this Agreement, the Revolving Notes and the other Loan Documents;

                      (g) Unsecured indebtedness incurred to vendors in the ordinary course of business;

                      (h) [Deleted];



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
                      (i) Indebtedness incurred in connection with land development loans, infrastructure loans, construction loans (and, in the case of clause (ii) of this paragraph (i), land acquisition loans) made
        (i) CMR for the Carmel Mountain Ranch project (for which the Borrower is indirectly liable in its capacity as a partner or joint venturer) and
        (ii) in connection with any of the Borrower's projects located in New Mexico or Arizona, and Liens on the Properties of such partnerships and on the Borrower's New Mexico or Arizona projects; provided that the aggregate amount of indebtedness with respect to the New Mexico and Arizona projects does not exceed an aggregate of $5,000,000;

                      (j) Indebtedness evidenced by 144A Securities issued by the Borrower and outstanding on the Closing Date and the Liens securing such indebtedness;

                      (k) Unsecured debt which is subordinated to the Obligations, and to the other obligations referred to in subsection (b) above constituting indebtedness, if any, on terms acceptable to the Majority Lenders in their sole discretion;

                      (l) Guarantees arising from endorsement, in the ordinary course of collection, of negotiable instruments;

                      (m) Indebtedness to bonding companies incurred in connection with the bonding of the Borrower's or such Subsidiary's real estate projects in accordance with the Borrower's or such Subsidiary's past practice, and Liens granted to secure such indebtedness;

                      (n) Unsecured liabilities, and liabilities secured by Cash and/or Cash Equivalents, to reimburse issuing banks in connection with letters of credit (other than Letters of Credit issued hereunder) issued by banks other than the Lenders to support the bonding of the Borrower's real estate projects, the face amount of which shall not exceed, in the aggregate at any one time outstanding, $2,000,000;

                      (o) Rights of Others in favor of third party purchasers of units of Housing or real property (to the extent such sales are permitted by the terms of this Agreement) arising in connection with the execution and delivery of purchase contracts for such Housing units or real property by the Borrower in the ordinary course of business;

                      (p) Indebtedness that is Non-Recourse to the Borrower, and Liens securing the same; and



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
                      (q) Unsecured guarantees of the High Yield Securities, such unsecured guarantees to be on the same terms and conditions as the unsecured guarantees in effect on the Closing Date or otherwise in form and substance satisfactory to the Majority Lenders, and to the extent that the High Yield Securities are refinanced, unsecured guarantees provided by Borrower and/or Subsidiaries of the Borrower of such refinanced indebtedness (such unsecured guarantees to be on the same terms and conditions as the unsecured guarantees in effect on the Closing Date or otherwise in form and substance satisfactory to the Majority Lenders);

provided, however, that notwithstanding anything to the contrary contained in this Section 8.8, each of the Borrower's Subsidiaries may create, incur and assume indebtedness in connection with its acquisition, development or improvement of real Property, provided that the recourse to the Borrower for such indebtedness shall be limited to the Borrower's liability as a partner or joint venturer or member of any such Subsidiary which is a partnership or joint venture or limited liability company and, in the case of any such indebtedness with such recourse to the Borrower, the Borrower's Board of Directors shall have approved such indebtedness and recourse.

               8.9 Change in Fiscal Year. Change its fiscal year, or the fiscal thereof.

               8.10 [Deleted]

               8.11 [Deleted]

               8.12 [Deleted]

               8.13 [Deleted]

               8.14 Presley Delaware's Ownership of Borrower. Permit Presley Delaware to own less than 100% of the issued and outstanding common stock of the Borrower.

               8.15 New Land Purchases. Purchase, or permit any of its Subsidiaries to purchase, any new Raw Land or Improved Land or Housing, provided that (i) the Borrower or any Subsidiary may acquire any such Raw Land or Improved Land or Housing with the prior written approval of the Majority Lenders, (ii) the Borrower or any Subsidiary may enter into fee basis development contracts so long as the Borrower or such Subsidiary does not incur any indebtedness whatsoever in connection with any such transaction, (iii) the Borrower or any Subsidiary may acquire new Improved Land without any approval from the Majority Lenders or the Agent if (A) a tentative subdivision map has been approved by all appropriate Governmental Agencies or a final subdivision map for such new Improved Land has been recorded or a vesting



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
tentative map for such new Improved Land has been approved by all required Governmental Agencies or such new Improved Land shall be subject to a development agreement which provides substantially the same entitlement benefits as a vesting tentative map, (B) the Borrower or such Subsidiary has received an environmental toxic report indicating that there are no material environmental toxic problems associated with such new Improved Land, (C) such new Improved Land will not be subject to any Liens (other than Liens permitted pursuant to Section 8.8 or required pursuant to clause (D) below) after the acquisition of such new Improved Land by the Borrower or such Subsidiary, (D) upon the Borrower's or such Subsidiary's acquisition of such new Improved Land, such land will be subject to a first priority Lien in favor of the Agent (except for Liens permitted under paragraphs (a), (c), (d), (j), (m), (o) and (p) of Section 8.8) to secure the Obligations, and the Agent shall have received a title insurance policy in form satisfactory to the Agent and the Majority Lenders insuring the validity and priority of such Lien, (E) the purchase price shall not be greater than that set forth in an appraisal of such Improved Land from an appraiser acceptable to the Agent, or the acquisition is otherwise approved by the Majority Lenders, or the Borrower commits to Agent to obtain an appraisal within sixty (60) days after such property is purchased (in which case (i) such Improved Land shall not be included in the Borrowing Base until such appraisal is delivered to the Agent, and (ii) notwithstanding any provision of Section 4.8 to the contrary, the value of such Improved Property for purposes of determining its Improved Land Cost Component shall not exceed the amount set forth as the appraised value for such Improved Land in the appraisal (it being understood that costs incurred thereafter by Borrower or such Subsidiary in developing and improving such Improved Land will be included in determining its value for the purposes of the relevant provisions of Section 4.8 hereof), (F) such Improved Land is located within the continental United States, and (G) no more than 300 lots of such new Improved Land shall be in any one location, and (iv) the Borrower or any Subsidiary may acquire any such Raw Land or Improved Land or Housing in New Mexico and Arizona provided that the aggregate book value of such Raw Land, Improved Land and Housing does not exceed $6,500,000 and the indebtedness incurred by the Borrower or such Subsidiary in connection therewith is permitted under Section 8.8(i); provided, however, each of the Borrower's Subsidiaries may acquire any Raw Land or Improved Land or Housing provided that such acquisition complies with the requirements set forth in clause (iii) above (other than clauses (C) and (D), if the Lien contemplated by clause (D) is prohibited by any other lenders of such Subsidiary in respect of other indebtedness permitted hereunder or by any equity partners of such Subsidiary, and (G)) and is approved by the Board of Directors of the Borrower; and provided, further, however, that in any such case of this Section 8.15, the Borrower shall not acquire, or permit any of its Subsidiaries or any Borrower Partnership to acquire, any real Property unless the Borrower has received an environmental toxic report indicating that there are no material environmental toxic problems associated with such Property.



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
               8.16 Cash Flow. The cash flow of the Borrower, calculated as of the last day of each quarter for the four-quarter period ending on such last day, commencing June 30, 1998, shall be positive, before land acquisition costs, land improvement and land development costs, interest, and all loan fees and other costs payable by the Borrower hereunder.

               8.17 Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio of the Borrower, calculated as of the last day of each quarter for the four-quarter period ending on such last day, commencing June 30, 1998, will be at least 1.5:1.

                                    ARTICLE 9
                     INFORMATION AND REPORTING REQUIREMENTS

               9.1 Financial and Business Information. So long as any Revolving Loan remains unpaid or Letter of Credit or Set-Aside Letter remains outstanding, or any other Obligation remains unpaid or unperformed (other than any contingent indemnity obligations under any of the Loan Documents) or any portion of the Revolving Commitments remains outstanding, the Borrower shall, unless the Majority Lenders otherwise consent in writing, deliver to the Agent and each Lender, at the Borrower's sole expense:

                      (a) As soon as practicable, and in any event within 30 days after the end of each fiscal month of the Borrower other than December and January, within 45 days after the end of each December, and within 36-days after the end of each January, (i) a consolidated balance sheet of Presley Delaware as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the preceding month and (ii) a consolidated statement of operations of Presley Delaware for such month and for the portion of its fiscal year ended with such month, setting forth in comparative form the corresponding figures for the preceding month, all in reasonable detail. The preceding financial statements shall include, on a project-by-project basis, a breakdown of Real Estate Inventory costs. In addition, the preceding financial statements shall be certified by a Responsible Official of the Borrower as fairly presenting the financial condition and results of operations of Presley Delaware in accordance with GAAP, consistently applied as at such date and for such periods, subject only to normal year-end audit adjustments, provided that such financial statements need not contain all footnotes and disclosures required by generally accepted accounting principles;

                      (b) As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, (i) a consolidated balance sheet of Presley Delaware as at the end of such fiscal year, and (ii) a consolidated statement of operations and of changes in financial position of



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
        Presley Delaware for such fiscal year, all in reasonable detail. Such balance sheet and statements shall be prepared in accordance with GAAP, consistently applied and shall be accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or limitations except as approved by the Majority Lenders, which approval shall not be unreasonably withheld. Such accountants' report and opinion shall be accompanied by a separate report stating that, during their examination of the financial statements of Presley Delaware, nothing came to the attention of such accountants that would give them knowledge of the existence of any Default hereunder, or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and setting forth the financial calculations under
        Section 8.17 as of the date of the balance sheet;

                      (c) As soon as practicable, and in any event within 60 days after the end of each of the Borrower's second and fourth fiscal quarters, commencing June 30, 1998, a quarterly budget for the then started twelve month period, including, without limiting the generality of the foregoing, quarterly projected statements of operations of the Borrower and quarterly projected cash flow statements of the Borrower, all in reasonable detail;

                      (d) After the request of the Agent or any Lender, with respect to any or all projects of the Borrower as specifically requested, a detailed variance report that includes, without limitation, original and current estimates of budget costs, line item budget information, selling prices, gross margins, percentage of completion and estimated completion date, and a narrative explanation of indicated budget variances;

                      (e) As soon as practicable, and in any event within five Banking Days after the end of each week, a weekly sales report of the Borrower for the week most recently ended in form and substance reasonably satisfactory to the Majority Lenders;

                      (f) As soon as practicable, and in any event within 30 days after the end of each quarter, a quarterly cash flow report of the Borrower for the quarter most recently ended;

                      (g) As soon as practicable, and in any event within 30 days after the end of each fiscal month of the Borrower other than December and January, within 45 days after the end of each December, and within 36 days after the end of each January, a Borrowing Base Certificate for the Borrowing Base (together with supporting documentation and data) as of the last day of the immediately



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
        preceding month, duly executed by the Vice President/Controller, the Chief Financial Officer or the President of the Borrower;

                      (h) As soon as practicable, and in any event within 45 days after the commencement of each fiscal quarter of the Borrower, a Certificate of Responsible Official (i) stating that the Borrower is in compliance with Section 7.14 (if applicable) and setting forth the amount of forward commitments from acceptable lending institutions maintained by the Borrower as at the beginning of such fiscal quarter of the Borrower and (ii) setting forth computations showing, in detail satisfactory to the Majority Lenders, whether the Borrower was in compliance with its obligations pursuant to Sections 8.16 and 8.17;

                      (i) Promptly after request by the Agent, copies of any detailed audit reports or recommendations submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with the accounts or books of the Borrower or such Subsidiary or any audit of any of them;

                      (j) Promptly after request by the Agent, copies of any report or other document filed by the Borrower or any of its Subsidiaries with any Governmental Agency;

                      (k) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission or any similar or corresponding Governmental Agency or with any securities exchange;

                      (l) Promptly (but in any event within five Banking Days) upon any of the President, the Chief Financial Officer, the Vice President/Finance, the Vice President/Controller or the General Counsel (or any officers holding similar positions) becoming aware of the existence of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

                      (m) Promptly upon any corporate officer of the Borrower becoming aware that (i) any Person commenced a legal proceeding with respect to a claim against the Borrower or any of its Subsidiaries in excess of $1,000,000 not arising under a contract that is not fully covered by insurance or (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of the Borrower or any of its Subsidiaries or (iii) any Person commenced a legal proceeding with respect to a claim against the



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
        Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $500,000 or which otherwise may reasonably be expected to result in a material adverse effect on the Borrower or such Subsidiary, a written notice describing the pertinent facts relating thereto and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto;

                      (n) Promptly (but in any event within five Banking Days) upon becoming aware of any strike or other material labor dispute or that work has ceased on any project of the Borrower or any of its Subsidiaries for more than thirty consecutive days, written notice of such strike or dispute or such cessation and of the pertinent facts relating thereto and what action the Borrower or such Subsidiary is taking or proposes to take with respect to the commencement of such work; and promptly (but in any event within ten days) upon becoming aware of the termination of employment of the President or any Senior Vice President of the Borrower (or any future officers of the Borrower who have substantially similar responsibilities as such officers), written notice of such termination and what action the Borrower is taking in response thereto;

                      (o) Promptly (but in any event within five Banking Days) upon becoming aware of any casualty loss affecting any Property of the Borrower or any of its Subsidiaries in excess of $500,000, or any other event that may have a material adverse effect on the financial condition or operations of the Borrower, written notice of the same and the pertinent facts relating thereto;

                      (p) Not later than ten Banking Days prior to the issuance of any Set-Aside Letter hereunder, a detailed budget for the improvements covered by such Set-Aside Letter; not later than seven Banking Days prior to the disbursement of any Revolving Loan the proceeds of which are intended, in part, to fund costs incurred in connection with the construction of such improvements, a detailed report regarding the status of the construction of such improvements; and not later than three Banking Days prior to the disbursement of any such Revolving Loan, a detailed summary of the costs incurred in connection with the construction of such improvements;

                      (q) [deleted];

                      (r) As soon as practicable, but in no event less than thirty Banking Days' written notice to the Agent of the Borrower's or any of its Subsidiaries' acquisition of any new Improved Land, Raw Land or Housing;

                      (s) Such other reports and information, on at least a monthly basis (or at such other intervals as the Agent may deem appropriate), as the



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        Agent may require to assist the Agent in its computation of the
        Borrowing Base; and

                      (t) Such other data and information as from time to time may be reasonably requested by the Agent or the Majority Lenders.

               9.2 Compliance Certificates. So long as any Revolving Loan remains unpaid or any Letter of Credit or Set-Aside Letter remains outstanding, or any other Obligation remains unpaid or unperformed (other than any contingent indemnity obligations under any Loan Document) or any portion of the Revolving Commitments remains outstanding, the Borrower shall, unless the Majority Lenders otherwise consent in writing, deliver to each Lender, at the Borrower's sole expense, not later than the date financial statements are required to be delivered by the Borrower pursuant to Section 9.1(a), a Certificate of a Responsible Official of the Borrower (a) stating that a review of the activities of the Borrower during such fiscal period has been made under supervision of the certifying Responsible Official with a view to determining whether during such fiscal period the Borrower performed and observed all its respective Obligations under the Loan Documents, and either (i) stating that, to the best knowledge of the certifying Responsible Official, during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents and that no Default has occurred and is continuing or (ii) if the Borrower has not performed and observed such covenants and conditions or if a Default exists and is then continuing, specifying all such Defaults and their nature and status and the actions the Borrower is taking or proposes to take with respect thereto; and
(b) stating that to the best knowledge of such Official the Properties of the Borrower are being maintained and are in reasonable working order and condition, ordinary wear and tear excepted.

                                   ARTICLE 10
                             CONDITIONS TO ADVANCES

               10.1 Any Increasing Advance or Issuance of Letter of Credit. In addition to any applicable conditions precedent set forth elsewhere in this
Article 10, the obligation of each Lender to make any Revolving Advance that would increase Total Outstandings, and the agreement of each Issuing Bank to issue any Letter of Credit or Set-Aside Letter (and of the LC Bank to issue any LC Guaranty), are subject to the following conditions precedent:

                      (a) The representations and warranties contained in
        Article 6, other than Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a) and 6.20, shall be true and correct in all material respects, and shall be deemed made, on and as of the date of the Revolving Advance or issuance as though made on and as of that date; there shall be no actions, suits or proceedings pending against or affecting the Borrower, any of its Subsidiaries or Presley Delaware or any Property of the Borrower, any of its



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        Subsidiaries or Presley Delaware in any court of Law or before any
        Governmental Agency which might reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Borrower; no material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of the Borrower, since the Closing Date which, in the judgment of the Majority Lenders, is materially adverse to the interests of the Agent, the Lenders, the Issuing Banks or the LC Guarantor; no Default shall have occurred and be continuing; the Agent shall have timely received a properly completed Request for Loan, Request for Redesignation of Loans or Request for Letter of Credit, as the case may be, in compliance with all applicable provisions of Article 4; and the Agent and such Issuing Bank or the LC Guarantor, as the case may be, shall have received, dated as of the date of the Revolving Advance or redesignation or issuance, a Certificate of a Responsible Official of the Borrower to the effect that, to the best knowledge of the Responsible Official, all of the above conditions have been satisfied, with any material changes or exceptions thereto being described in a schedule attached to such certificate and with such changes or exceptions being subject to the approval of the Majority Lenders;

                      (b) the Agent shall have received from the Borrower a duly executed Borrowing Certificate and Request for Loan in accordance with
        Section 4.2(a), or in the case of the issuance of a Letter of Credit, a duly executed Request for Letter of Credit in accordance with Section 4.6(b); and

                      (c) The Agent and such Issuing Bank or the LC Guarantor, as the case may be, shall have received, in form and substance satisfactory to the Agent and such Issuing Bank or the LC Guarantor, as the case may be, such other assurances, certificates, documents, consents or opinions as the Agent and such Issuing Bank or the LC Guarantor, as the case may be, reasonably may require.

               10.2 Any Advance. In addition to any applicable conditions precedent set forth elsewhere in this Article 10, the obligation of each Lender to make or redesignate any Revolving Advance is subject to the conditions precedent that:

                      (a) the representations and warranties contained in
        Article 6, other than Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a), 6.19 and 6.20 shall be true and correct in all material respects on and as of the date of such Revolving Advance as though made on and as of that date;

                      (b) there shall not have occurred any Default that is then continuing or will result from such Revolving Advance or redesignation; and



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                      (c) the Agent shall have received from the Borrower a duly executed Request for Loan in accordance with Section 4.2(a) or a Request for Redesignation of Loan in accordance with Section 4.5(c).

                                   ARTICLE 11
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

               11.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of Default:

                      (a) The Borrower (i) fails to pay any installment of principal or interest of any indebtedness on any of the Revolving Notes or any portion thereof, to pay the Unused Line Fee or letter of credit fee or to reimburse any Issuing Bank for any payment under any Letter of Credit or Set-Aside Letter (or the LC Guarantor for any payment under any LC Guaranty), or to pay any administrative fee due the Agent pursuant to Section 5.4, on or before the date when due or (ii) fails to pay any other fee or other amount due to the Agent, any Issuing Bank or any Lender under any Loan Document within thirty days after receipt of an invoice or statement for such fee or other amount by the Borrower; or

                      (b) Any material failure to comply with Section 9.1(1); or

                      (c) The Borrower or any other Party fails to perform or observe any other material term, covenant or agreement contained in any Loan Document on its part to be performed or observed within 20 days after the giving of notice by the Agent or the Majority Lenders of such Default, unless such failure is of such a nature that it is capable of cure and it cannot be cured within such 20-day period, and the Borrower commences action to cure such failure within such 20-day period and thereafter diligently and continuously prosecutes such action to completion within a reasonable period of time; or

                      (d) Any representation or warranty made in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Party pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect that is materially adverse to the interests of the Agent, the Issuing Banks, the LC Guarantor or the Lenders; or

                      (e) The Borrower or any of its Subsidiaries or Presley Delaware (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money (other than the Revolving Loans) of $1,000,000 (or in the case of CMR, $5,000,000.00, provided, however, that such amount shall be the amount of indebtedness of CMR on the date hereof until the



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        earlier of July 31, 1998 or the date on which the holder of such indebtedness demands full payment thereof) or more, or any guaranty of present or future indebtedness for borrowed money of $1,000,000 (or in the case of CMR, $5,000,000.00, provided, however, that such amount shall be the amount of indebtedness of CMR on the date hereof until the earlier of July 31, 1998 or the date on which the holder of such indebtedness demands full payment thereof) or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed in connection with any present or future indebtedness for borrowed money (other than the Revolving Loans) of $1,000,000 (or in the case of CMR, $5,000,000.00, provided, however, that such amount shall be the amount of indebtedness of CMR on the date hereof until the earlier of July 31, 1998 or the date on which the holder of such indebtedness demands full payment thereof) or more, or of any guaranty of present or future indebtedness for borrowed money of $1,000,000 (or in the case of CMR, $5,000,000.00, provided, however, that such amount shall be the amount of indebtedness of CMR on the date hereof until the earlier of July 31, 1998 or the date on which the holder of such indebtedness demands full payment thereof) or more, if as a result of such failure to perform any holder or holders thereof (or an agent or trustee on its or their behalf) has declared such indebtedness due before the date on which it otherwise would become due; or


                      (f) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Agent or the Lenders or the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor, as applicable, or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in the reasonable opinion of the Majority Lenders, is materially adverse to the interests of the Lenders or such Issuing Banks or the LC Guarantor; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                      (g) A final judgment against the Borrower or any of its Subsidiaries or Presley Delaware is entered for the payment of money in excess of $1,000,000 and such judgment remains unsatisfied without procurement of a stay of execution within thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any action, suit or proceeding under the Racketeer Influenced and Corrupt Organization Act of 1970, 18 U.S.C. Sections 1961-1968, or any other federal or state law for which forfeiture of a material amount of assets is a potential penalty shall be filed by any Governmental Agency against the Borrower or any



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        of its Subsidiaries or Presley Delaware and such action, suit or proceeding is not dismissed within 180 days after the filing thereof; or

                      (h) The Borrower or any of its Subsidiaries or Presley Delaware is the subject of an order for relief in a bankruptcy case, or is unable or admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for any substantial part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed for any substantial part of its Property without the application or consent of the Borrower or any such Subsidiary or Presley Delaware, as applicable, and the appointment continues undischarged or unstayed for forty-five calendar days; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar case or proceedings relating to it or to all or any part of its Property under the Laws of any jurisdiction; or any similar case or proceeding is instituted without the consent of the Borrower or any such Subsidiary or Presley Delaware, as applicable, and continues undismissed or unstayed for forty-five calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of the Borrower or any such Subsidiary or Presley Delaware and is not released, vacated or fully bonded within forty-five calendar days after its issue or levy; or

                      (i) Except as otherwise expressly permitted by any Loan Document or agreed to by the Agent or the Majority Lenders, any Lien created by any Collateral Document, at any time after that Collateral Document becomes effective and for any reason other than satisfaction in full of all Obligations, ceases or fails to constitute a valid, perfected and subsisting Lien on the Collateral purported to be covered thereby, unless such cessation or failure is solely the result of the conduct, or failure to take action, of the Agent or any Lender; or

                      (j) The Borrower or any of its Subsidiaries or Presley Delaware is dissolved or liquidated or all or substantially all of the assets of the Borrower or any of its Subsidiaries or Presley Delaware are sold or otherwise transferred without the written consent of the Majority Lenders other than any such dissolution or liquidation of any such Subsidiary, or any such sale of all or substantially all of such Subsidiary's assets, in the ordinary course of the Borrower's or such Subsidiary's business; or

                      (k) The Borrower or any of its Subsidiaries fails to perform any of its material obligations under any joint venture or partnership agreement and



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        such failure constitutes a default or an event of default under such joint venture or partnership agreement and, in the reasonable opinion of the Majority Lenders, will have a material adverse effect on the financial condition or operations of the Borrower, and the cure period, if any, under such joint venture or partnership agreement has elapsed; or

                      (l) There shall be a material adverse change in the financial condition or operations of the Borrower or Presley Delaware of which the Agent, at the direction of the Majority Lenders, gives ten days' written notice to the Borrower, and which, if curable, remains uncured thirty days after any such notice; or

                      (m) A Change of Control of the Borrower or Presley Delaware shall occur; or

                      (n) Any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

                      (o) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum; or

                      (p) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower, the Company or any of their ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000.

               11.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Agent, the Lenders, the Issuing Banks or the LC Guarantor provided



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for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise (except to the extent that the exercise of any right or remedy hereunder requires the action of the Majority Lenders or each of the Lenders):

                      (a) Upon the occurrence and during the continuance of any Event of Default other than an Event of Default described in Section 11.1(h):

                      (i) The commitments to make Revolving Advances and to
               issue Letters of Credit and all other obligations of the Agent, the Issuing Banks, the LC Guarantor or the Lenders and all rights of the Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon the Borrower, which are expressly waived by the Borrower, except that, subject to paragraph (b) of Section 11.2, the Majority Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders, to reinstate the commitments and make further Revolving Advances and issue further Letters of Credit, which waiver shall apply equally to, and shall be binding upon, all the Lenders, the Issuing Banks and the LC Guarantor; and

                      (ii) The Majority Lenders may request the Agent to, and
               the Agent thereupon shall, declare all or any part of the unpaid principal of the Revolving Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower;

                      (b) Upon the occurrence of any Event of Default described in Section 11.1(h):

                      (i) The commitments to make Revolving Advances and to
               issue Letters of Credit and all other obligations of the Agent, the Issuing Banks, the LC Guarantor or the Lenders and all rights of the Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon the Borrower, which are expressly waived by the Borrower, except that all Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all Lenders, to make further Revolving Advances, which determination shall apply equally to and binding upon, all Lenders; and

                      (ii) The unpaid principal of the Revolving Notes, all
               interest accrued and unpaid thereon and all other amounts payable under the



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               Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

                      (c) Upon the occurrence and during the continuance of any Event of Default, the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, or any of them, without notice to or demand upon the Borrower, which are hereby expressly waived by the Borrower, may proceed (but only with the consent of the Majority Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against the Borrower and such other rights and remedies as are provided by Law or equity, provided that no Lender, Issuing Bank or LC Guarantor shall exercise remedies on an individual basis without the prior written consent of the Majority Lenders.

                      (d) The order and manner in which the Lenders', the Issuing Banks' (other than any Third Party Issuer) and the LC Guarantor's rights and remedies are to be exercised shall be determined by the Majority Lenders in their sole discretion, and all payments received by the Agent and the Lenders, such Issuing Banks and the LC Guarantor shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of the Agent, acting as Agent, and of the Lenders, such Issuing Banks and the LC Guarantor, and thereafter paid pro rata to the Lenders, such Issuing Banks and the LC Guarantor in the same proportions that the aggregate Obligations owed to each Lender, each such Issuing Bank and the LC Guarantor under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all of the Lenders, such Issuing Banks and the LC Guarantor, without priority or preference among Lenders, such Issuing Banks and the LC Guarantor, except as otherwise provided in Section 5.10(b). Regardless of how each Lender, each such Issuing Bank and the LC Guarantor may treat payments for the purpose of its own accounting, for the purpose of computing the Borrower's Obligations hereunder, under the Revolving Notes, and under the Letters of Credit, payments shall be applied, first, to the costs and expenses of the Agent, acting as the Agent, and the Lenders, such Issuing Banks and the LC Guarantor, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), third, to the ratable payment of all unpaid principal amounts due under any Loan Documents (including, for the purposes hereof, principal due under the Revolving Notes and reimbursement due for payments made under Letters of Credit), and fourth, to the ratable payment of all other amounts (including fees) then owing to the Agent or the Lenders, such Issuing Banks or the LC Guarantor under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the



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        exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                      (e) Upon the occurrence of any event that would be an Event of Default under Section 11.1(h) with the passage of time, the Agent or the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor may take such action as the Majority Lenders deem necessary to protect the interests of the Lenders, such Issuing Banks and the LC Guarantor under the Loan Documents.

                                   ARTICLE 12
                                    THE AGENT

               12.1 Appointment and Authorization. Each Lender, each Issuing Bank (other than any Third Party Issuer) and the LC Guarantor each hereby irrevocably appoints Foothill as Agent, and designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, any Issuing Bank or the LC Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

               12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               12.3 Liability of Agent. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders, any Issuing Bank or the LC Guarantor for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any



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failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender, any Issuing Bank or the LC Guarantor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates. The Agent may treat the payee of any Revolving Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by such payee, as assignor, and an Assignee as provided in Section 13.7.

               12.4 Reliance by Agent.

                      (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent, as applicable. The Agent shall be fully justified in taking or refusing to take any action under this Agreement or any other Loan Document if it shall first receive such advice or concurrence of the Majority Lenders and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders, the Issuing Banks and the LC Guarantor.

                      (b) For purposes of determining compliance with the conditions specified in Sections 2.1, 10.1 and 10.2, each Lender that has executed this Agreement or an Assignment and Acceptance pursuant to which it became a Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Agent to that effect.

               12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except in the case of the Agent



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with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, the Issuing Banks or the LC Guarantor, unless the Agent shall have received written notice from a Lender, an Issuing Bank, the LC Guarantor or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default" or otherwise shall have actual knowledge of such default. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be requested by the Majority Lenders in accordance with Article 11; provided, however, that unless the Agent is expressly required to act or refrain from acting under the terms of any Loan Documents, or unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

               12.6 Credit Decision. Without altering or waiving any of the Agent's obligations under this Agreement, each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender regarding the business, prospects, operations, property, financial or other conditions of the Borrower or Presley Delaware and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any such representation or warranty by the Agent to any Lender, any Issuing Bank or the LC Guarantor. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender, any Issuing Bank or the LC Guarantor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

               12.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and



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without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Revolving Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, and subject to the proviso to the immediately preceding sentence, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent, is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Agency of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether as Lender or Issuing
Bank) (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exception from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 12.7, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section 12.7 shall survive the payment of all Obligations hereunder.

               12.8 Agent and Other Lenders in Individual Capacity. The Agent and each other Lender and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates as though Foothill were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Foothill in its individual capacity.



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               12.9 Successor Agent. The Agent may, and at the request of the
Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder, the provisions of this Article 12 and Sections 13.3 and 13.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above, provided that either (i) the Agent shall have delivered to each of the Lenders an opinion of counsel to the Agent (who shall be reasonably acceptable to the Majority Lenders) addressed to the Lenders to the effect that a potential conflict of interest exists for the Agent which will expose the Agent to potential liability to the Lenders or other parties if it continues to act as Agent under this Agreement and the other Loan Documents or (ii) the Agent in its capacity as a Lender hereunder, shall have reduced its Revolving Advances and Revolving Commitments hereunder, through assignments consummated in accordance with the terms of Section 13.7, to less than 10% of the aggregate Revolving Advances and Revolving Commitments then outstanding, or shall have sold participations in accordance with the terms of Section 13.7 in more than 90% of its Revolving Advances and Revolving Commitments hereunder.

               12.10 Collateral Matters.

                      (a) The Agent is authorized on behalf of all the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, without the necessity of any notice to or further consent from the Lenders, such Issuing Banks or the LC Guarantor, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                      (b) The Lenders, such Issuing Banks and the LC Guarantor irrevocably authorize the Agent to, and the Agent will, release any Lien granted to or held by the Agent upon any Collateral:



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                      (i) upon termination of the Revolving Commitments and
               payment in full of all Revolving Loans and all other Obligations payable under this Agreement and under any other Loan Document (other than any contingent indemnity obligations under any Loan Document);

                      (ii) in connection with the sale of such Collateral by the
               Borrower permitted under this Agreement, in each case subject to the following terms and conditions:

                             (1) if the Agent, acting at the direction of the
               Majority Lenders, so requires, the Borrower shall have delivered to the Agent such evidence as the Agent may request to the effect that such reconveyance, and the portions of the Property that will remain encumbered by any Collateral Document after giving effect to such reconveyance, comply in all material respects with all Laws;

                             (2) if the Agent, acting at the direction of the
               Majority Lenders, so requires, the Borrower shall have delivered to the Agent evidence that the portions of the Property that will remain encumbered by any Collateral Document after giving effect to such reconveyance will be taxed as one or more separate tax parcels, or, if the Borrower is unable to deliver such evidence, the Borrower shall protect, defend, indemnify and hold harmless the Agent, the Lenders, such Issuing Banks and the LC Guarantor from and against any loss, cost, expense, damage or liability (including, without limitation, reasonable attorneys' fees) the Agent and/or the Lenders and/or such Issuing Banks and/or the LC Guarantor may incur or sustain by reason of the portions of the Property that will remain encumbered by such Collateral Documents after giving effect to such reconveyance not being taxed as one or more separate tax parcels;

                             (3) if the Agent, acting at the direction of the
               Majority Lenders, so requires, the Borrower shall have delivered to the Agent, at no expense to the Agent, the Lenders, such Issuing Banks or the LC Guarantor, a CLTA 111 or other satisfactory endorsement to each title insurance policy insuring the Lien in favor of the Lenders, such Issuing Banks and the LC Guarantor from which a portion of the Property is to be reconveyed, insuring the Agent, for the benefit of the Lenders, such Issuing Banks and the LC Guarantor, that (x) such reconveyance shall not affect, impair or limit the obligations of the issuer of such policy, and (y) such Lien shall continue to be a first priority Lien (other than Liens permitted under paragraphs (a), (c), (d), (j), (o) and (p) of Section 8.8) upon the portion of the Property that will remain encumbered by such Lien after giving effect to such reconveyance;



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                             (4) the Borrower shall have paid to the Agent all
               expenses, including, without limitation, all reasonable attorneys' fees, title insurance premiums, escrow fees, closing fees and recording charges, incurred by the Agent or the Lenders or such Issuing Banks or the LC Guarantor in connection with such reconveyance;

                             (5) no Event of Default, in the case of any sale by
               the Borrower of a unit of Housing in the ordinary course of its business, or Default, in the case of any other sale, shall then exist or shall result from such sale; and

                             (6) if the Agent, acting at the direction of the
               Majority Lenders, so requires in the case of any such Collateral with a fair market value in excess of $1,000,000, the Borrower shall have delivered to the Agent a calculation of the components and reserves of the Borrowing Base giving effect to such sale;

                      (iii) constituting Property in which the Borrower or any
               Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter;

                      (iv) constituting Property leased to the Borrower or any
               Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended;

                      (v) consisting of an instrument evidencing debt, if the
               indebtedness evidenced thereby has been paid in full; or

                      (vi) if approved, authorized or ratified in writing by the
               Majority Lenders or all the Lenders (other than any Defaulting Lender), as the case may be, as provided in Section 13.2.

Upon request by the Agent at any time, the Lenders, such Issuing Banks and the LC Guarantor will confirm in writing the Agent's authority to release particular types of items of Collateral pursuant to this subsection 12.10(b).



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                                   ARTICLE 13
                                  MISCELLANEOUS

               13.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Agent, the Issuing Banks, the LC Guarantor and the Lenders provided herein or in any Revolving Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Agent, any Issuing Bank, the LC Guarantor or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 10 hereof are inserted for the sole benefit of the Agent, the Issuing Banks, the LC Guarantor and the Lenders and the Agent (acting with the consent of the Majority Lenders) or the Majority Lenders, acting pursuant to the terms of this Agreement, and subject to Section 13.2 below, may waive them in whole or in part, with or without terms or conditions, in respect of any Revolving Loan or Letter of Credit without prejudicing the Agent's, the Issuing Banks', the LC Guarantor's and the Lenders' rights to assert them in whole or in part in respect of any other Revolving Loan or Letter of Credit.

               13.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Agent with the approval in writing of the Majority Lenders (and, in the case of amendments, modifications or supplements of or to any Loan Document to which the Borrower is a Party, the approval in writing of the Borrower), and then only in the specific instance and for the specific purpose given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender which is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Revolving Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (ii) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than Obligations owing to the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Agent under the Loan Documents and other than indebtedness owing to any other Person, provided that, in the case of any Lien on any item of Collateral to secure indebtedness owing to any other Person, the Majority Lenders shall otherwise permit the creation, incurrence, assumption or existence of such Lien and, to the extent not otherwise permitted under Section 8.8, of such indebtedness, or
(iii) amend this Section 13.2, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Majority Lenders and each Lender affected by such amendment, waiver or consent, (i) increase the Revolving



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Commitments of such Lender or subject such Lender to any additional obligations,
(ii) reduce the principal of, or interest on, the Revolving Notes held by such Lender or any fees or other amounts payable hereunder or under any other Loan Document to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Notes held by such Lender or any fees or other amounts payable hereunder or under any other Loan Document to such Lender, or (iv) change the order of application or amount of any prepayment set forth in Section 5.2 in any manner that materially adversely affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Bank or the LC Guarantor in addition to the Lenders required above to take such action, affect the rights or obligations of such Issuing Bank or the LC Guarantor, as the case may be, under this Agreement or any other Loan Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Revolving Note or other Loan Document. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 13.2 shall apply equally to, and shall be binding upon, all of the Lenders, the Issuing Banks, the LC Guarantor and the Agent. Nothing contained in this Section 13.2 shall prohibit or prevent the Majority Lenders from agreeing with the Borrower to forbear in the exercise of remedies on account of any Default.

               13.3 Costs, Expenses and Taxes. The Borrower shall pay on demand the reasonable costs and expenses of the Agent and the Lenders in connection with the negotiation, preparation, execution, delivery and administration (to the extent of the reasonable fees and out-of-pocket expenses of legal counsel to the Lenders), of the Loan Documents (including, without limitation, the Collateral Documents), and of the Agent, any Issuing Bank (other than any Third Party Issuer), the LC Guarantor and the Lenders in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) and, in the case of a Default, enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, title insurance fees, appraisal fees, search fees and other out-of-pocket expenses of the Agent, any Issuing Bank (other than any Third Party Issuer), the LC Guarantor or any Lender and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by the Agent, any such Issuing Bank, the LC Guarantor or any Lender, and including, without limitation, any costs, expenses or fees incurred or suffered by the Agent, any such Issuing Bank, the LC Guarantor or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of the Borrower or any Affiliate of the Borrower; provided, however, that the Borrower shall not be obligated to pay any legal fees and expenses in connection with the negotiation, preparation, execution and delivery of the Loan Documents other than the fees and expenses of Kaye, Scholer, Fierman, Hays & Handler, LLP, as counsel to the Agent. The Borrower shall, subject to the limitations set forth in Section 13.7 of this Agreement, pay any and all documentary and other taxes (other



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than income, gross receipts or net worth taxes, or any tax imposed in lieu of such income, gross receipts or net worth taxes, applicable to the Agent, any Issuing Bank (other than any Third Party Issuer), the LC Guarantor or any Lender or any participant of the Agent or any Lender) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Agent, each such Issuing Bank, the LC Guarantor and each Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge that the Agent, any Issuing Bank, the LC Guarantor or any Lender may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Agent, any Issuing Bank, the LC Guarantor or any Lender under this Section 13.3 shall bear interest from the second Banking Day following the date of demand for payment at the rate provided for in clause (ii) of Section 5.7. Despite the foregoing, in no event shall the Borrower be obligated to pay any costs, fees or expenses incurred by the Agent or any Lender solely by reason of the Agent's or such Lender's selling a participation interest in its rights and obligations hereunder or assigning any of its rights hereunder except to the extent set forth in Section 13.7(d).

               13.4 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making and repayment of the Revolving Loans hereunder and the execution and delivery of the Revolving Notes, and have been or will be relied upon by the Agent, each Issuing Bank (other than any Third Party Issuer), the LC Guarantor and each Lender notwithstanding any investigation made by the Agent, any such Issuing Bank, the LC Guarantor or any Lender.

               13.5 Notices. Except as otherwise expressly provided in the Loan
Documents: (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, in the case of any Lender not a party to this Agreement on the Closing Date, the Assignment and Acceptance pursuant to which it became a Lender or, as to any party to any Loan Document, at any other address (other than a post office box) as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section; and (b) Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or



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other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

               13.6 Execution of Loan Documents. Unless the Agent otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

               13.7 Binding Effect; Assignment.

                      (a) This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, provided that the Borrower may not assign its rights nor delegate its duties hereunder or thereunder without the prior written consent of all of the Lenders. Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Commitments, the Revolving Advances owing to it and the Revolving Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Revolving Facility,
        (ii) except in the case of an assignment of all of the assigning Lender's rights and obligations with respect to its Revolving Commitments and the related Revolving Advances, the amount of the Revolving Commitment of such Lender (and the Revolving Advances) being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be an integral multiple of $5,000,000 and, shall in no event be less than $10,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Note subject to such assignment and a processing and recordation fee of $2,000, and the Assignee thereunder shall deliver to the Agent such forms, certifications, statements and other documents as the Agent may reasonably request from time to time to evidence such Assignee's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating



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        thereto, and (iv) each such assignment shall be to an Eligible Assignee.
        Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance (and except as otherwise contemplated in clause (f) of the definition of the term "Eligible Assignee"), relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). In the event any Lender does make a sale, assignment, pledge or transfer, the Borrower shall not be responsible for any increase in taxes that may arise by reason of such sale, assignment, pledge or transfer.

                      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
        (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Party or the performance or observance by any Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender or Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee;
        (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan



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        Documents as are delegated to the Agent by the terms hereof and thereof, respectively, together with such powers and discretion as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement or any other Loan Document are required to be performed by it as a Lender.

                      (c) The Agent shall maintain at the Agent's Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and principal amount of the Revolving Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee, together with any Revolving Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance,
        (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Note a new Revolving Note to the order of such Assignee in an amount equal to the Revolving Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Commitment, hereunder, a new Revolving Note to the order of the assigning Lender in an amount equal to the Revolving Commitment retained by it hereunder. Such new Revolving Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the applicable Revolving Notes delivered pursuant to Section
        2.1 hereof.

                      (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Commitments, the Revolving Advances owing to it and the Revolving Note held by it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Commitment) shall



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        remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Note for all purposes of this Agreement, (iv) the Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment, modification, supplementation, termination or waiver of this Agreement or any other provision of any Loan Document, or any consent to any departure by any Party therefrom, except to the extent that such amendment, modification, supplementation, termination, waiver or consent is described in the first or second proviso to Section 13.2, in each case to the extent subject to such participation.

                      (f) Any Lender may, in connection with any assignment participation or proposed assignment or participation pursuant to this
        Section 13.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Parties furnished to such Lender by or on behalf of any Party, subject, however, to the requirements of Section 13.12.

                      (g) Notwithstanding any other provision set forth in this agreement or any other Loan Document, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Revolving Advances owing to it and the Revolving Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               13.8 Lien on Deposits and Property in Possession of any Lender. As security for the prompt payment and performance of all Obligations, the Borrower hereby grants to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor a Lien on and a security interest in all its right, title, and interest in and to any and all deposit accounts (other than any such account that collateralizes any Letter of Credit issued by a Third Party Issuer and operating accounts of the type referred to in clauses
(i), to the extent such accounts are subject to Liens in favor of lenders providing secured financing to the divisions referred to therein, and (iv) of
Section 7.11) now or hereafter maintained with the Agent, any such Issuing Bank, the LC Guarantor, any Lender, or any other Person and in and to any and all of its Property and the proceeds thereof now or hereafter in the possession of the Agent or any Lender, any such Issuing Bank or the LC Guarantor. If an Event of Default has occurred and is continuing, the Agent or any Lender or Issuing Bank (other than any Third Party Issuer) or the LC Guarantor may (but only with the consent of the Majority Lenders) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and apply or cause the application of any funds in any deposit account maintained with it or with any other Person by the Borrower and/or any Property of the Borrower in its possession against any Obligation owed to it by the Borrower hereunder and/or under any other Loan Document.

               13.9 Indemnity by Borrower. The Borrower agrees to indemnify, save and hold harmless the Agent, each Issuing Bank (other than any Third Party Issuer), the LC Guarantor and each Lender and each of their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or a Lender) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower or against any Affiliate of the Borrower or any officer, director or shareholder of the Borrower or any Affiliate of the Borrower, in its capacity as such Affiliate, officer, director or shareholder;
(b) any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to the Revolving Commitments, the use of proceeds of any Revolving Loan, or the relationship of the Borrower, or any Affiliate of the Borrower, and the Lenders under this Agreement; (c) any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to the Borrower's or any of its Affiliate's compliance or noncompliance with the requirements of any Environmental Law; (d) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a), (b) or (c) above; and (e) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. If the Borrower does not diligently undertake and continue the good faith defense of an Indemnitee with counsel reasonably acceptable to such Indemnitee, such Indemnitee is authorized to employ counsel of its own choosing in defending against any claim, demand, action or cause of action covered by this Section 13.9; provided that each Indemnitee shall endeavor, in connection with any matter covered by this Section 13.9 that also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Whenever practicable, upon obtaining actual knowledge of any event that would entitle the Agent and/or any Lender, and/or any such Issuing Bank and/or the LC Guarantor to be indemnified under this Section 13.9, the Agent shall endeavor to provide notice to the Borrower of such fact and the Agent and the Lenders shall cooperate with the Borrower to endeavor to minimize the liabilities for which the Agent and/or any such Issuing Bank and/or the LC Guarantor and/or any Lender is entitled to be indemnified. Any obligation or liability of the Borrower to any Indemnitee under this Section
13.9 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Agent, such Issuing Banks, the LC Guarantor and the Lenders.



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
               13.10 Nonliability of Lenders. The Borrower acknowledges and agrees that:

                      (a) Any inspections of any Collateral made by or through the Agent or the Lenders, the Issuing Banks or the LC Guarantor are for purposes of administration of the Revolving Loans only and the Borrower is not entitled to rely upon the same;

                      (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Agent or any Lender or Issuing Bank or the LC Guarantor pursuant to the Loan Documents, none of the Agent or any Lender or Issuing Bank or the LC Guarantor shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Agent or any Lender or Issuing Bank or the LC Guarantor;

                      (c) The relationship between the Borrower and the Agent and the Lenders, the Issuing Banks (other than any Third Party Issuers) and the LC Guarantor is, and shall at all times remain, solely that of borrower and lenders (or, in the case of any Letter of Credit, debtor and creditor); none of the Agent or any Lender or Issuing Bank or the LC Guarantor shall under any circumstance be construed to be a partner or joint venturer of the Borrower or any of its Affiliates; none of the Agent or any Lender or Issuing Bank or the LC Guarantor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates; none of the Agent or any Lender or Issuing Bank or the LC Guarantor undertakes or assumes any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Borrower or any of its Affiliates of any matter in connection with their Property or the operations of the Borrower or any of its Affiliates; the Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Agent or any Lender or any Issuing Bank or the LC Guarantor in connection with such matters is solely for the protection of the Agent and the Lenders, or such Issuing Bank or the LC Guarantor, respectively, and neither the Borrower nor any other Person is entitled to rely thereon; and

                      (d) The Agent and the Lenders, the Issuing Banks and the LC Guarantor shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of the Borrower and/or its

        Affiliates and the Borrower hereby indemnifies and holds each of the Agent and the Lenders, the Issuing Banks and the LC Guarantor harmless from any such loss, damage, liability or claim.

               13.11 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower, the Agent, the Issuing Banks, the LC Guarantor and the Lenders in connection with the Revolving Loans and Letters of Credit, and is made for the sole protection of the Borrower, the Agent, the Issuing Banks, the LC Guarantor and the Lenders, and the Agent's, the Issuing Banks', the LC Guarantor's and the Lenders' successors and assigns. Except as provided in Section 13.9, no other Person shall have any rights of any nature hereunder or by reason hereof.

               13.12 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to legal counsel, accountants and other professional advisors to the Borrower or any Lender; (b) to regulatory officials having jurisdiction over that Lender; (c) as required by Law or legal process or in connection with any legal proceeding to which that Lender is a party; (d) subject to Section 13.7, to any proposed Assignee or participant in connection with a disposition or proposed disposition of all or part of that Lender's interests hereunder, provided that such proposed assignee or participant shall agree to be bound by the provisions of this Section; (e) to prospective purchasers of Collateral in connection with any disposition thereof; and (f) to other Lenders; provided that nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agent or any Lender to the Borrower.

               13.13 Further Assurances. The Borrower and its Affiliates shall, at their expense and without expense to the Agent or the Lenders, the Issuing Banks or the LC Guarantor do, execute and deliver such further acts and documents as the Agent or any Lender or Issuing Bank or the LC Guarantor from time to time reasonably requires for the assuring and confirming unto the Agent or any Lender or Issuing Bank or the LC Guarantor of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity, perfection, priority or enforceability of any Lien under any Loan Document. Any such further acts and documents shall be duly authorized by the Borrower and all such documents, including, without limitation, any Request for Letter of Credit, Request for Loan or Request for Redesignation of Loans, shall, notwithstanding the form of the signature blocks on the forms thereof, be fully executed by the Borrower in accordance with its articles of incorporation, bylaws and applicable resolutions.

               13.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the



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subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               13.15 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California; provided that the local Laws of California shall not apply with respect to any foreclosure of real Property Collateral located outside California.

               13.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

               13.17 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               13.18 Time of the Essence. Time is of the essence of the Loan Documents.

               13.19 Sharing of Setoffs. Each Lender severally agrees that if it (whether as Lender or Issuing Bank or LC Guarantor), through the exercise of any right of setoff, banker's lien or counterclaim against the Borrower or any of its Affiliates, or otherwise (for example, pursuant to Section 13.8), receives payment of the Obligations held by it that is ratably more than any other Lender (whether as Lender, Issuing Bank or LC Guarantor), through any means, receives in payment of the Obligations held by that Lender, then: (a) The Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from such other Lender a participation in the Obligations held by such other Lender and shall pay to such other Lender a purchase price in Cash in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other



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
adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders (whether as Lenders, Issuing Banks or LC Guarantor) share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by the Borrower or such Affiliate or any Person claiming through or succeeding to the rights of the Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this
Section 13.19 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased; provided, however, that each Lender agrees that it shall not exercise against any Party any right of setoff, banker's lien or counterclaim without first obtaining the written consent of all of the Lenders.

               13.20 Nature of the Lenders' Obligations. The obligations of the Lenders, the Issuing Banks and the LC Guarantor hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Agent, any Issuing Banks, the LC Guarantor or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders or Issuing Banks or the LC Guarantor a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the percentage of the Revolving Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

               13.21 Waiver of Jury Trial. The Borrower, the Agent, each Issuing Bank (other than any Third Party Issuer), the LC Guarantor and each Lender each hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or any other Loan Documents or relating thereto or arising from the lending relationship which is the subject of this Agreement and agrees that any such action or proceeding shall be tried before a court and not before a jury.

               13.22 Jurisdiction. Each party hereto agrees that any action to enforce any of the Loan Documents shall be brought in a state court located in Orange County,

California or in the United States District Court for the Central District of California or in any other court and/or in any other jurisdiction if required by the nature of such action.

               13.23 Exercise of Discretion. Whenever any provision of any Loan Document provides any party to such Loan Document with discretion as to any action that such party may or may not take, such party shall act reasonably and in good faith in exercising such discretion.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             PRESLEY HOMES (f/k/a The Presley Companies),
                               a California corporation


                             By  \s\  David M. Siegel
                                ------------------------------------------------
                                  Name:  David M. Siegel
                                  Title: Senior Vice President -
                                         Chief Financial Officer


                             By  \s\  W. Douglass Harris
                                ------------------------------------------------
                            Name: W. Douglass Harris
                                  Title: Vice President-Corporate Controller


                             Address:

                             19 Corporate Plaza
                             Newport Beach, California 92660
                             Attn: David M. Siegel, Senior Vice
                                   President - Chief Financial
                                   Officer,
                                   W.  Douglass Harris, Vice President-
                                   Corporate Controller, and
                                   Nancy M. Harlan, Senior Vice
                                   President and General Counsel

                             Telecopier:    (949) 640-1710
                             Telephone:     (949) 640-6400

                             FOOTHILL CAPITAL CORPORATION,
                               individually and as Agent

                             By   \s\ Karen S. Sandler
                                -----------------------------------------------
                                  Title:

                             Address:

                             Foothill Capital Corporation
                             11111 Santa Monica Boulevard
                             Suite 1500
                             Los Angeles, California  90025
                             Attn: Karen Sandler, Vice President

                             Telecopier:    (310) 478-8785
                             Telephone:     (310) 996-7157

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

               Reference is made to the Fifth Amended and Restated Loan Agreement dated as of June __, 1998 (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") among Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower"), the Lenders (as defined in the Loan Agreement), and Foothill Capital Corporation, as agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement). Terms defined in the Loan Agreement are used herein with the same meaning.

               The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Revolving Facility. After giving effect to such sale and assignment, the Assignee's Revolving Commitment and the amount of the Revolving Advances owing to the Assignee will be as set forth on
Schedule 1.

               2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Party or the performance or observance by any Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Note held by the Assignor and requests that the Agent exchange such Revolving Note for a new Revolving Note payable to the order of the Assignee in an amount equal to the Revolving Commitment assumed by the Assignee pursuant hereto, or a new Revolving Note payable to the order of the Assignee in an amount equal to the Revolving Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Revolving Commitment retained by the Assignor under the Loan Agreement, respectively, as specified on Schedule 1.

               3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in
Section 6.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender or

Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender; and
(vi) attaches any U.S. Internal Revenue Service forms required under Section
13.7 of the Loan Agreement.

               4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

               5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance,* relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents [and shall cease to be a party thereto].**

               6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement, the Revolving Notes, and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement, the Revolving Notes and the other Loan Documents for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California.

               8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment

--------

* Except as otherwise contemplated in clause (f) of the definition of the term "Eligible Assignee".

** In the case of any Assignment and Acceptance covering all or the remaining portion of the Assignor's rights and obligations under the Loan Agreement.

and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

               IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1

                                       to

                            ASSIGNMENT AND ACCEPTANCE

Facility in respect of

which an interest is being assigned:                    _________________

        Percentage interest assigned:                   _________________%

        Assignee's Revolving Commitment:                $________________

        Aggregate outstanding principal amount

           of Advances assigned:                        $________________

        Principal amount of Revolving Note payable

           to Assignee:                                 $________________

        Principal amount of Revolving Note payable

           to Assignor:                                 $________________

Effective Date (if other than date

    of acceptance by Agent):                            *________________,  19__

                                      [NAME OF ASSIGNOR], as Assignor

                                      By: ______________________________________
                                          Title:

                                      Dated:_____________, 19__

                                      [NAME OF ASSIGNEE], as Assignee

                                      By: ______________________________________
                                          Title:

                                      [Address]

Accepted this ___  day
of ______________, 19__

[NAME OF AGENT]

By: _______________________
    Title:

--------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE

        Reference is made to the Fifth Amended and Restated Loan Agreement (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") dated as of June __, 1998 among Presley Homes (f/k/a The Presley Companies), a California corporation, as Borrower, Foothill Capital Corporation, as the agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement), and the Lenders parties thereto. All capitalized terms used herein but not defined herein shall have the meanings defined for those terms in the Loan Agreement.

        This Borrowing Base Certificate (this "Certificate") is executed and delivered by the undersigned to the Agent, on and as of the date set forth below, pursuant to Section 4.8(a) of the Loan Agreement.

        I, ________________________, in my capacity as the [Chief Financial Officer] [Vice President/Controller] [President] of the Borrower and on behalf of the Borrower, hereby certify as follows:

        1. The Borrowing Base, calculated as of the last day of _________________, 19__, in accordance with Section 4.8 of the Loan Agreement, is $___________________.

        2. This Certificate is executed and delivered on and as of _____________, 19__*.

                                         By: ___________________________________
                                             Name:
                                             Title:[Chief Financial Officer]

                                             [Vice President/Controller]
                                             [President] of Presley Homes

-------

* This date may be no later than February 15 for each calculation as of December 31, March 8 for each calculation as of January 31, and in all other cases the last day of the month immediately following the month for which the above calculations are certified.

                                    EXHIBIT C

                              BORROWING CERTIFICATE

               Reference is made to the Fifth Amended and Restated Loan Agreement (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") dated as of June __, 1998 among Presley Homes (f/k/a The Presley Companies), a California corporation, (the "Borrower"), Foothill Capital Corporation, as the agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement), and the Lenders parties thereto. All capitalized terms used herein but not defined herein shall have the meanings defined for those terms in the Loan Agreement.

               This Borrowing Certificate (this "Certificate") is executed and delivered by the undersigned to the Agent, on and as of the date set forth below, and to each of the Lenders in connection with the Request for Loan delivered to the Agent on the date hereof (the "Applicable Request for Loan").

               I, ________________________________, in my capacity as the [Chief
Financial Officer] [Vice President/Controller] [Vice President/Finance] [President] of the Borrower and on behalf of the Borrower, hereby certify as follows:

               1. No event has occurred and is continuing, or would result from the requested Revolving Loan or from the application of the proceeds therefrom, which constitutes a Default under the Loan Agreement.

               2. After giving effect to the Revolving Loan requested in the Applicable Request for Loan, (i) the aggregate amount of Outstanding Loans will not exceed the aggregate Revolving Commitments minus Outstanding Letters of Credit or (ii) to the best of my knowledge as of the date hereof, the Outstanding Loans will not exceed the Maximum Revolving Loan Amount.

               3. This Certificate is executed and delivered on and as of _____________, 199_, concurrently with the delivery of the Applicable Request for Loan dated the date hereof.

                                         By: ___________________________________
                                             Name:
                                             Title:[Chief Financial Officer]

                                             [Vice President/Controller]
                                             [President] of Presley Homes

                                    EXHIBIT D

                          REQUEST FOR LETTER OF CREDIT

         SECTION 1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower") to ___________________________, as the "Issuing Bank", pursuant to the Fifth Amended and Restated Loan Agreement (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") dated as of June __, 1998, entered into by the Borrower, Foothill Capital Corporation, as the agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement), and the Lenders parties thereto. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         SECTION 2. The Borrower hereby requests that the Issuing Bank issue a Letter of Credit for the account of the Borrower pursuant to the Loan Agreement as follows:

             (a)    Face Amount of Letter of Credit:

     $_______.

             (b) Date of Issuance: ________________, 19__.

             (c) Type of Letter of Credit (check one box only):

                  [ ] Standby Letter of Credit.

                  [ ] Commercial Letter of Credit.

             (d) Beneficiary under Letter of Credit:

                  Name:        _________________________________

                  Address:     _________________________________

                               _________________________________

                               _________________________________

             (e) Expiry Date: ____________________, 19__

             (f) Documents to be submitted with drafts: (attach sample) , no later than ____ days prior to expiry.

             (g) Purpose of Letter of Credit: ________________

             (h) Additional Information/Terms: _______________

         SECTION 3.   The requested Letter of Credit is (check one box only):

                  [ ] a new Letter of Credit in addition to Letters of Credit already outstanding.

                  [ ] renewal, or extension to or of the following outstanding
                      Letter(s) of
                      Credit:
                      [Identify]

         SECTION 4. In connection with the issuance of the Letter of Credit requested herein, the Borrower hereby represents, warrants, and certifies to the Agent, the Issuing Bank of such Letter of Credit and the other Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Lenders that:

             (a) As of the date of issuance of the Letter of Credit requested herein, each representation and warranty made by the Borrower in
         Article 6 of the Agreement (other than the representations and warranties contained in Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a) and 6.20) will be true and correct in all material respects, both immediately before and after the issuance of such Letter of Credit, as though such representations and warranties were made on and as of the date of issuance of such Letter of Credit; no actions, suits or proceedings will be pending against or affecting the Borrower or any of its Subsidiaries or Presley Delaware or any Property of any of them in any court of Law or before any Governmental Agency which might reasonably be expected to materially and adversely affect the business operations or condition (financial or otherwise) of the Borrower; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of the Borrower, since the Closing Date which is materially adverse to the interests of the Agent, the Lenders, the Issuing Banks or the LC Guarantor; and no Default will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions the Borrower is taking or proposes to take with respect thereto.)

             (b) Following the issuance of the Letter of Credit requested herein, (i) Total Outstandings shall not exceed the aggregate Revolving Commitments, (ii) Outstanding Letters of Credit shall not exceed the Maximum Letter of Credit Amount, (iii) Outstanding Loans shall not exceed the Maximum Revolving Loan Amount (as adjusted to reflect the issuance of the Letter of Credit requested herein), and (iv) giving effect to the issuance of such Letter of Credit, Outstanding Letters of Credit issued by Third Party Issuers, the Borrower's obligations in connection with which are secured by Cash and/or Cash Equivalents, will not exceed $5,000,000.

             (c) The issuance of the Letter of Credit requested herein is reasonably necessary in connection with transactions in the ordinary course of business of the Borrower or one of its Subsidiaries identified as follows:

         _______________________________________________.

             (d) If the Letter of Credit requested herein is issued in connection with one or more performance bonds, such performance bonds relate to a project included in the Borrowing Base.

         SECTION 5. This Request for Letter of Credit is executed on _______________, 19__, by a Responsible Official of the Borrower, on behalf of the Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                                         BORROWER:

                                         PRESLEY HOMES, a California corporation

                                         By:_______________________________
                                            Its:___________________________

                                         By:_______________________________
                                            Its:___________________________

                                    EXHIBIT E

                                REQUEST FOR LOAN

         1. This REQUEST FOR LOAN is executed and delivered by Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower") to Foothill Capital Corporation, as the agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Fifth Amended and Restated Loan Agreement (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") dated as of June __, 1998, entered into by the Borrower, the Agent, and the Lenders parties thereto. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         2. The Borrower hereby requests that the Lenders make a Revolving Loan for the account of the Borrower pursuant to the Loan Agreement, as follows:

                  (a) Amount of Revolving Loan: $_________________.

                  (b) Date of Revolving Loan. _______________, 19__.

                  (c) Interest Type of Revolving Loan* (check one box only):

                  [ ] eference Rate Loan

                  [ ] Offshore Rate Loan with a ____ -month Interest Period.

         3. In connection with the Revolving Loan requested herein, the Borrower hereby represents, warrants and certifies to the Agent and the Lenders that, as of the date of the Revolving Loan requested herein: [(a) each representation and warranty made by the Borrower in Article 6 of the Loan Agreement (other than the representations and warranties contained in Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a) and 6.20) will be true and correct in all material respects, both immediately before and after such Revolving Loan is made, as though such representations and warranties were made on and as of the date of such Revolving Loan; (b) no actions, suits or proceedings will be pending against or affecting the Borrower or any of its Subsidiaries or Presley Delaware or any Property of any of them in any court of law or before any Governmental Agency which might reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Borrower; (c) no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of the Borrower since the Closing Date which is materially adverse to the interests of the Agent, the Lenders, the Issuing Banks or the LC

Guarantor; and (d) no Default will have occurred and be continuing.]* [(a) each representation and warranty made by the Borrower in Article 6 of the Revolving Loan Agreement (other than Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a), 6.19 and 6.20) will be true and correct in all material respects on and as of the date of such Revolving Loan, both immediately before and after such Revolving Loan is made, as though made on and as of that date; and (b) there shall not have occurred any Default that is then continuing or will result from such Advance.]**

         (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions the Borrower is taking or proposes to take with respect thereto.)

         4. After giving effect to the Revolving Loan requested herein, no more than eight (8) Offshore Rate Loans shall be outstanding.

         5. This Request for Loan is executed on _________, 19__, by a Responsible Official of the Borrower, on behalf of the Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                          BORROWER:

                          PRESLEY HOMES, a California corporation

                          By:  ____________________________________

                               Its:______________________________

                          By:  ____________________________________

                               Its:______________________________

--------

*    For any Advance that increases Total Outstandings.

**   For any Advance that does not increase Total Outstandings.

                                    EXHIBIT F

                       REQUEST FOR REDESIGNATION OF LOANS

         1. This REQUEST FOR REDESIGNATION OF LOANS is executed and delivered by Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower") to Foothill Capital Corporation, as agent (the "Agent") for the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement referred to below), pursuant to the Fifth Amended and Restated Loan Agreement (as the same may be amended, restated, supplemented or modified from time to time, the "Loan Agreement") dated as of June __, 1998, entered into by the Borrower, the Agent and the Lenders parties thereto. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         2. The Borrower hereby requests that the Lenders redesignate outstanding [Reference Rate Loans] [Offshore Rate Loans] heretofore made or redesignated for the account of the Borrower pursuant to the Loan Agreement, as follows:

             2.1  Date of Redesignation: ______________, 19_____.

             2.2 Total Amount of [Reference Rate Loans] [Offshore Rate Loans] to be redesignated as an Offshore Rate Loan: $ _____________________.

             2.3  Applicable Interest Rate Period:  ___ months.

         3. In connection with the redesignation of Revolving Loans requested herein, the Borrower hereby represents, warrants and certifies to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor that, as of the date of the redesignation of Revolving Loans requested herein: (a) each representation and warranty made by the Borrower in Article 6 of the Loan Agreement (other than the representations and warranties contained in Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a), 6.19 and 6.20)) will be true and correct in all material respects, both immediately before and after such redesignation of Revolving Loans is made, as though such representations and warranties were made on and as of the date of such redesignation of Revolving Loans; and (b) no Default will have occurred and be continuing or will result from such redesignation. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions the Borrower is taking or proposes to take with respect thereto.)

         4. After giving effect to the redesignation of Revolving Loans requested herein, no more than eight (8) Offshore Rate Loans shall be outstanding.

         5. This Request for Redesignation of Loans is executed on _________, 19__, by a Responsible Official of the Borrower, on behalf of the Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                                       BORROWER:

                                       PRESLEY HOMES, a California corporation

                                       By:______________________________________

                                            Its:________________________________

                                       By:______________________________________

                                            Its:________________________________

                                    EXHIBIT G

                                 REVOLVING NOTE

$___________________                                           ___________, 1998
                                                         Los Angeles, California

               FOR VALUE RECEIVED, the undersigned promises to pay to the order of _____________________ (the "Lender") the principal amount of _______________
($______________), or such lesser aggregate amount of Outstanding Advances as may be made by or otherwise payable to the Lender under the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

               Reference is made to the Fifth Amended and Restated Loan Agreement dated as of July 6, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned as Borrower, the Lenders that are parties thereto, and Foothill Capital Corporation, as the Agent. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined. This is one of the Revolving Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

               This Revolving Note is secured by various real and personal property Collateral as provided for in the Loan Agreement and the Collateral Documents referred to therein.

               The principal indebtedness evidenced by this Revolving Note shall be payable as provided in the Loan Agreement and in any event on the Termination Date.

               Interest shall be payable on the outstanding daily unpaid principal amount of each Revolving Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest and principal to bear interest at the rate set forth in Section 5.7 of the Loan Agreement, to the fullest extent permitted by applicable Law.

               The amount of each payment hereunder shall be made to the Agent at the Agent's Office, for the account of the Lender, in lawful money of the United States of America and in immediately available funds not later than 10:00 a.m., Los Angeles time, on the day of payment (which must be a Banking Day). All payments received after 10:00 a.m., Los Angeles time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The Lender shall use its best efforts to keep a record of Revolving Advances made by it and payments of principal with respect to this Revolving Note, and such record shall be presumptive evidence of the principal amount owing under this Revolving Note.

               The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

               The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

               This Revolving Note shall be delivered to and accepted by the Lender, or by the Agent on its behalf, in the State of California and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

                                        Presley Homes, a California corporation


                                        By:_______________________________

                                           Its:___________________________

                                        By:_______________________________

                                           Its:___________________________

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                            (Reference Rate Advances)

            Amount of Advance or     Amount of Principal
           of Redesignation from     Paid or Redesignated
              another type of        into another type of    Unpaid Principal     Notation
Date              Advance                  Advance                Balance         Made by
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

            Amount of Advance or     Amount of Principal
           of Redesignation from     Paid or Redesignated
              another type of        into another type of    Unpaid Principal     Notation
Date              Advance                  Advance                Balance         Made by
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                    EXHIBIT J

                          AMENDED AND RESTATED GUARANTY

               AMENDED AND RESTATED GUARANTY ("Guaranty"), dated as of , 1998, made by THE PRESLEY COMPANIES, a Delaware corporation (the "Guarantor"), in favor of the lenders (the "Lenders") parties to the Loan Agreement (as hereinafter defined), the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement), and Foothill Capital Corporation, as agent (the "Agent") for the Lenders, such Issuing Banks and the LC Guarantor.

               PRELIMINARY STATEMENTS.

               (1) The Lenders and the Agent have entered into a Fifth Amended and Restated Loan Agreement dated as of June __, 1998 (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower"). The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement.

               (2) The Guarantor has entered into an Amended and Restated Guaranty dated as of March 25, 1994 (as amended, the "Existing Guaranty") in favor of the lenders parties to the Existing Loan Agreement and the agent for such lenders.

               (3) It is a condition precedent to the making of Revolving Advances by the Lenders under the Loan Agreement that the Guarantor, as owner of all the outstanding shares of stock of the Borrower, shall have executed and delivered this Guaranty.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Revolving Advances under the Loan Agreement, the Guarantor hereby agrees that, effective on and as of the Closing Date, the Existing Guaranty is amended and restated in its entirety as follows:

               SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Loan Agreement, the Revolving Notes and each other Loan Document, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower to the Agent, the Lenders, such Issuing Banks or the LC Guarantor under the Loan Agreement, the Revolving

Notes or any other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

               SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Revolving Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Party or whether the Borrower or any other Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of the Loan Agreement, the Revolving Notes, the other Loan Documents or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement, the Revolving Notes or the other Loan Documents, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower, any of its subsidiaries or any Party or otherwise;

               (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

               (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower, any of its subsidiaries or any other Party;

               (e) any change, restructuring or termination of the corporate structure or existence of the Borrower, any of its subsidiaries or any Party;

               (f) the existence of any claim, setoff, defense or other rights which the Borrower or the Guarantor may have at any time against the Agent, any Issuing Bank, the LC Guarantor or any Lender, any beneficiary of any Letter of Credit or Set-Aside Letter (or any Persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Loan Agreement, any other Loan Documents or any other agreement or instrument relating thereto, or any unrelated transactions;

               (g) any demand, statement or any other document presented under any Letter of Credit or Set-Aside Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (h) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit;

               (i) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition or value of such Property as described in such documents;

               (j) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relating thereto;

               (k) the solvency (or insolvency) or financial responsibility (or lack thereof) of any party issuing any documents in connection with any Letter of Credit;

               (l) any failure or delay in notice of shipment or arrival of any Property;

               (m) any error in the transmission of any message relating to any Letter of Credit not caused by the Issuing Bank thereof, or any delay or interruption in any such message;

               (n) any error, neglect or default of any correspondent of any Issuing Bank in connection with any Letter of Credit; and/or

               (o) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, any Lender, any such Issuing Bank or the LC Guarantor upon the insolvency, bankruptcy or reorganization of the Borrower, any of its subsidiaries, any Party or otherwise, all as though such payment had not been made.

               SECTION 3. Waivers. The Guarantor hereby waives, to the fullest extent permitted by applicable law:

               (a) any requirement that the Agent, any Lender, any Issuing Bank or the LC Guarantor perfect, secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral;

               (b) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, any Issuing Bank or the LC Guarantor (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against the Borrower, any other Person or any collateral;

               (c) any defense arising by reason of the failure of any other Person to execute this Guaranty or any other guaranty or agreement;

               (d) any defense arising by reason of the failure of any Party to execute properly any Loan Document or otherwise comply with applicable legal formalities;

               (e) any defense or benefits that may be derived from [California Civil Code Sections 2808, 2809, 2810, 2819, 2845 or 2850, or California Code of Civil Procedure Sections 580a, 580d or 726,]* or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

               (f) any duty on the part of the Agent, any Lender, any Issuing Bank or the LC Guarantor to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower, any of its subsidiaries or any Party and their respective assets now known or hereafter known by the Agent, such Lender, such Issuing Bank or the LC Guarantor;

               (g) all benefits of any statute of limitations affecting the Guarantor's liability under this Guaranty or affecting the enforcement of this Guaranty or any of the Obligations or realization on the collateral;

--------

        *      To confirm.

               (h) all setoffs and counterclaims;

               (i) promptness, diligence, presentment, demand for performance and protest;

               (j) notice of nonperformance, default, acceleration, protest or dishonor;

               (k) except for any notice otherwise required by applicable laws that may not be effectively waived by the Guarantor (all of which are hereby waived to the fullest extent permitted by law), notice of sale or other disposition of the collateral; and

               (l) notice of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations.

               SECTION 4. Waiver of Defense from Nonjudicial Foreclosure. The Guarantor acknowledges that if the Agent, acting on the instructions of the Majority Lenders, forecloses any of the deeds of trust or mortgages or any other Collateral Documents executed by the Borrower or any other Party in favor of the Agent or any other deed of trust or mortgage covering interests in real property, and the interest in real property secured thereby, by nonjudicial sale, the Guarantor may, if it were not for this Section 4, have a defense to the recovery under this Guaranty for any deficiency from such nonjudicial sale; however, the Guarantor hereby waives such defense to the recovery by the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor against the Guarantor of any deficiency after a nonjudicial sale and the Guarantor expressly waives any defense or benefits that may be derived from California Code of Civil Procedure [Section 580a, Section 580d] or any other similar statute. Without limiting the foregoing, the Guarantor waives any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of the Guarantor against the Borrower or any other Party or any collateral security.

               SECTION 5. Waiver of Subrogation and Contribution Rights. The Guarantor hereby irrevocably waives any rights (including, without limitation, any rights arising under California Civil Code Sections [2847, 2848 and 2849)] which it may acquire by way of subrogation under this Guaranty or any other Loan Document, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such subrogation rights. The Guarantor hereby irrevocably agrees, to the fullest extent permitted by law, that it will not exercise any rights which it may acquire by way of contribution, reimbursement, indemnification or exoneration under this Guaranty or any other Loan Document, by any payment made hereunder or otherwise, all of such rights being expressly waived herein. If any amount shall be paid to the Guarantor in violation of the preceding sentences and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor and shall forthwith be paid to the Agent for its benefit and the benefit of the Lenders, such Issuing


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
Banks and the LC Guarantor to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement and the other Loan Documents.

               SECTION 6. Taxes. The Guarantor agrees, subject to the limits set forth in Section 13.3 of the Loan Agreement, to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, registration, filing, recording or enforcement of, or otherwise with respect to, this Guaranty and the other Loan Documents to which it is party.

               SECTION 7. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Lenders, and each of them, as follows:

               (a) Each of this Guaranty, the other Loan Documents to which it is party is or has been executed at the request of the Borrower and no oral promises, assurances, representations or warranties have been made by or on behalf of the Agent, any Lender, any Issuing Bank or the LC Guarantor to induce the Guarantor to execute and deliver this Guaranty and such other Loan Documents.

               (b) (i) The Guarantor is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. The Guarantor is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Guarantor. The Guarantor has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its Obligations under this Guaranty and the other Loan Documents.

                (ii) At the Closing Date, the authorized capital stock of the Guarantor will consist of 100,w000,000 shares of Series A Stock, par value $.01 per share, 50,000,000 shares of Series B Stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. As of the Closing Date, the Guarantor will have no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other instruments, agreements or arrangements of any character or nature whatsoever under which the Guarantor is or may be obligated to issue common stock, preferred stock, or other securities of any kind which would constitute or otherwise cause the occurrence of a Default under the Loan Agreement or under any other Loan Document. The Guarantor has no other authorized capital stock. As of the Closing Date, 20,516,371 shares of Series A Stock and 31,679,307 shares of Series B Stock will have been issued by the Guarantor, and no shares of preferred stock will have been issued. All outstanding shares of common stock of the Guarantor are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws. The Guarantor meets each of the requirements listed in Section 25117(a)(2)(A) of the California Corporations Code.

                (iii) The Guarantor is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, ------ or to obtain authorizations, consents, approvals, orders, licenses or permits, or file, register, qualify or obtain exemptions would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Guarantor.

                (iv) The Guarantor has no Subsidiary or Subsidiaries other than the Borrower, Presley Mortgage Company, a California corporation, PH Ventures - San Jose, a California corporation, PH-LP Ventures, a California corporation, PH Institutional Ventures, a California corporation, HSP, Inc., a California corporation, Presley Southwest, Inc., an Arizona corporation, The Presley Companies, a California corporation, Presley CMR, Inc., and CMR. The Guarantor owns 100% of the issued and outstanding common stock of the Borrower.

               (c) Except as set forth in Schedule 6.2 to the Loan Agreement, the execution, delivery and performance of each Loan Document by each Party, to the extent such Party is a party thereto, have been duly authorized by all necessary action, and do not and will not:

                (i) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor;

                (ii) Violate or conflict with any provision of such Party's partnership agreement, certificate of limited partnership, charter, articles of incorporation or bylaws, or amendments thereto, as applicable;

                (iii) Result in or require the creation or imposition of any Lien or Right of Others (other than as permitted under the Loan Documents) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                (iv) Constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitutes a "fraudulent transfer" or "fraudulent obligation" within the meaning of the Uniform Fraudulent Transfer Act as enacted in any jurisdiction or any analogous Law;

                (v) Violate any provision of any Law (including, without limitation, Regulations T, U and/or X of the Board of Governors of the Federal Reserve System or the usury laws of any jurisdiction), order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to such Party; or

                (vi) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Party is a party or by which such Party or any of its Property is bound or affected; and neither the Borrower nor the Guarantor is in default under any Law, order, writ, judgment, injunction, decree, determination or award, or any indenture, agreement, lease or instrument described in Schedule 6.2 to the Loan Agreement as contemplated above in this subsection (c), in any respect that is materially adverse to the interests of the Agent, the Issuing Banks, the LC Guarantor or the Lenders or that would have any material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower or the Guarantor.

               (d) Except as set forth in Schedule 6.3 to the Loan Agreement, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit under applicable Law the execution, delivery and performance by any Party of the Loan Documents. As to those matters set forth in Schedule 6.3 to the Loan Agreement, the Borrower has obtained such authorizations, consents, approvals, orders, licenses and permits required to authorize or permit under any applicable Law the execution, delivery and performance by any Party of the Loan Documents, except as otherwise indicated on said Schedule.

               (e) The Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheet of the Guarantor as at December 31, 1997, and the related audited consolidated statement of operations of the Guarantor for the period then ended and (ii) the unaudited interim consolidated balance sheet of the Guarantor as of April 30, 1998 and the related unaudited interim consolidated statement of operations for the four months ended April 30, 1998. Such financial statements fairly present the financial condition and results of operations of the Guarantor as at such dates and for such periods, in conformity with GAAP, consistently applied, except that the unaudited interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. There has been no material adverse change in the business, prospects, operations or condition (financial or otherwise) of the Guarantor and the Borrower since April 30, 1998.

               (f) Except as set forth in Schedule 6.9 to the Loan Agreement, there are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened against or affecting the Borrower, any of its Subsidiaries, the Guarantor or any Property of the Borrower or any such Subsidiary or the Guarantor in any court of Law or before any Governmental Agency (i) where the amount in controversy is $1,000,000 or more, (ii) which involve claims under the Racketeer Influenced and Corrupt Organization Act of 1970, 18 U.S.C. Sections 1961-1968, or any other federal or state law for which the forfeiture of assets is a potential penalty, or (iii) which, if determined adversely to the Borrower or such Subsidiary or the Guarantor, as applicable, would have a material adverse effect on the condition or operations of the Borrower or the Guarantor, financial or otherwise, or which material adverse effect may affect the legality, validity or enforceability of the Loan Documents.

               (g) Subject to the exceptions set forth in the Opinion of Counsel addressed to the Agent and the Lenders and dated as of the Closing Date, each of the Loan Documents will, when executed and delivered by the Borrower or the Guarantor, constitute the legal, valid and binding obligation of the Borrower or the Guarantor, as applicable, enforceable against the Borrower or the Guarantor, as applicable, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

               (h) No event has occurred and is continuing that is a Default.

               (i) No written statement made by or on behalf of the Borrower or the Guarantor to the Agent or any Lender in connection with the Loan Agreement, or in connection with any Revolving Loan, when taken in context with all other such statements, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading in light of all of the circumstances existing at the time the statement was made, including without limitation matters disclosed to the Agent and the Lenders in any Schedules to the Loan Agreement or in any other written statement previously delivered to the Agent and the Lenders pursuant to the Loan Agreement. To the best knowledge of the Guarantor there is no fact (except for general economic conditions) which the Borrower has not disclosed to the Agent and the Lenders in writing which materially and adversely affects nor, so far as the Guarantor can now reasonably foresee, can reasonably be expected to affect materially and adversely the business, operations, Properties, prospects, profits or condition (financial or otherwise) of the Borrower or the Guarantor, or the ability of either the Borrower or the Guarantor to perform its Obligations under the Loan Documents.

               (j) The Borrower, each of its Subsidiaries and the Guarantor have filed all federal and state income tax returns, and all material tax returns other than federal and state income tax returns, that are required (subject to any extensions obtained pursuant to applicable Law) to be filed, and have paid, or made provision for the payment of, all taxes payable by the Borrower or such Subsidiary or the Guarantor with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Borrower or such Subsidiary or the Guarantor, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

               (k) [Deleted]

               (l) The Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of the Borrower, and, independently and without reliance upon the Agent, any Lender or Issuing Bank or the LC Guarantor, has made its own credit analysis and decision to enter into this Guaranty.

               (m) The Guarantor has received and approved copies of all of the other Loan Documents.

               (n) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

               SECTION 8. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the obligations shall remain unpaid (other than any contingent indemnity obligations under any Loan Document) or any Lender shall have any Revolving Commitment, the Guarantor shall, unless the Majority Lenders otherwise consent in writing:

               (a) Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or its Property or any part thereof, upon its income or profits or any part thereof or, subject to the provisions of Section 13.7 of the Loan Agreement, upon any right or interest of the Agent, any Issuing Bank, the LC Guarantor or any Lender under any Loan Document, except that it shall not be required to pay or cause to be paid (i) any income, net worth or gross receipts tax, or any tax imposed in lieu of such income, gross receipts or net worth taxes, applicable to any Lender or any participant of any Lender, or
        (ii) any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as it has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of its Property is in jeopardy of being seized, levied upon or forfeited.

               (b) Preserve and maintain its existence, and all material licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of its business, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with Environmental Laws, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its Properties.

               (c) Maintain, preserve and protect all of its depreciable Properties and equipment in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste (other than developmental waste) of its Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property or equipment that is not of significant value, either intrinsically or to its operations, shall not constitute a violation of this covenant.

               (d) Comply in all material respects with the requirements of all applicable Laws and orders of any Governmental Agency, including all applicable provisions of ERISA, except that it need not comply with a requirement then being contested by it in good faith by appropriate proceedings so long as no interest of the Agent or any Lender or Issuing Bank or the LC Guarantor would be materially impaired thereby.

               (e) At any time during regular business hours and as often as requested, permit the Agent or any other Lender, or any employee, agent or representative thereof, (a) to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Borrower, any of its Subsidiaries and the Guarantor and to discuss the affairs, finances and accounts of the Borrower, any such Subsidiary and the Guarantor with any of its officers and key employees, customers or vendors, and/or (b) to inspect the real Property of the Borrower and any such Subsidiary, and any books, records, journals, orders, receipts, correspondence, notices, permits or licenses of the Borrower, any such Subsidiary and the Guarantor, with regard to compliance with Environmental Laws, and, upon request, furnish promptly to the Agent or any other Lender true copies of all financial information and all information pertaining to the Borrower's and such Subsidiary's compliance with Environmental Laws made available to the senior management of the Borrower or such Subsidiary.

               (f) Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over it.

               (g) Promptly and fully comply with all of its agreements, duties and obligations under the Loan Documents, and under any other material agreements, indentures, leases and/or instruments to which it is a party, whether such other agreements, indentures, leases or instruments are with the Agent, any Lender or any other Person, except that it need not comply with any such other agreements, indentures, leases or instruments then being contested by it in good faith by appropriate proceedings or if the failure to comply with such other agreements, indentures, leases or instruments would not have a material adverse effect on it, in either case so long as no material interest of the Agent or any Lender or Issuing Bank or the LC Guarantor would be materially impaired thereby.

               (h) At any time and from time to time upon the request of the Agent or the Majority Lenders, forthwith, and in any event within five Banking Days after such request, execute and deliver or cause to be executed and delivered to the Agent such Collateral Documents as may be requested by the Agent or the Majority Lenders, in the form furnished to the Guarantor by the Agent in connection with such request, covering any or all of its Property as requested, to secure payment and performance of the Obligations of such Person or of any other Party, or such portion thereof as may be specified by the Agent or the Majority Lenders. In addition, at any time and from time to time, the Guarantor forthwith shall deliver or cause to be delivered to the Agent at the Guarantor's sole expense such appraisals, surveys, and policies of title insurance and endorsements thereto relating to any or all of the Property of the Guarantor as the Agent or the Majority Lenders may request.

               (i) Cause all of its Cash and Cash Equivalents to be deposited into the Operating Account, unless otherwise agreed by the Majority Lenders or otherwise permitted under Section 7.11 of the Loan Agreement.

               (j) Cause the Borrower to deliver to the Agent and each Lender, at the Borrower's sole expense, as soon as practicable, and in any event within 30 days after the end of each fiscal month of the Borrower other than December and January, within 45 days after the end of each December, and within 36 days after the end of each January, (i) a consolidated balance sheet of the Guarantor as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the preceding month and (ii) a consolidated statement of operations of the Guarantor for such month and for the portion of its fiscal year ended with such month, setting forth in comparative form the corresponding figures for the preceding month, all in reasonable detail. The preceding financial statements shall include, on a project-by-project basis, a breakdown of Real Estate Inventory costs. In addition, the preceding financial statements shall be certified by a Responsible Official of the Borrower as fairly presenting the financial condition and results of operations of the Guarantor in accordance with GAAP, consistently applied as at such date and for such periods, subject only to normal year-end audit adjustments, provided that such financial statements need not contain all footnotes and disclosures required by generally accepted accounting principles.

               (k) Cause the Borrower to deliver to the Agent and each Lender, at the Borrower's sole expense, as soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Guarantor as at the end of such fiscal year, and (ii) a consolidated statement of operations and of changes in financial position of the Guarantor for such fiscal year, all in reasonable detail. Such balance sheet and statements shall be prepared in accordance with GAAP, consistently applied, and shall be accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or limitations except as approved by the Majority Lenders, which approval shall not be unreasonably withheld. Such accountants' report and opinion shall be accompanied by a separate report stating that, during their examination of the financial statements of the Guarantor, nothing came to the attention of such accountants that would give them knowledge of the existence of any Default under the Loan Agreement, or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and setting forth the financial calculations under
        Section 8.17 of the Loan Agreement as of the date of the balance sheet.

               (l) Deliver to the Agent and each Lender:

                   (i) Promptly after request by the Agent, copies of any detailed audit reports or recommendations submitted to the Guarantor by independent accountants in connection with the accounts or books of the Guarantor or any audit of any of them;

                   (ii) Promptly after request by the Agent, copies of any report or other document filed by the Guarantor with any Governmental Agency;

                   (iii) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which the Guarantor may file or be required to file with the Securities and Exchange Commission or any similar or corresponding Governmental Agency or with any securities exchange;

                   (iv) Promptly upon any corporate officer of the Guarantor becoming aware that (i) any Person commenced a legal proceeding with respect to a claim against the Guarantor in excess of $1,000,000 not arising under a contract that is not fully covered by insurance or (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of the Guarantor or
        (iii) any Person commenced a legal proceeding with respect to a claim against the Guarantor under a contract that is not a credit agreement or material lease in excess of $500,000 or which otherwise may reasonably be expected to result in a material adverse effect on the Guarantor, a written notice describing the pertinent facts relating thereto and what action the Guarantor is taking or proposes to take with respect thereto;

                   (v) Promptly (but in any event within five Banking Days) upon becoming aware of any casualty loss affecting any Property of the Guarantor in excess of $500,000, or any other event that may have a material adverse effect on the financial condition or operations of the Guarantor, written notice of the same and the pertinent facts relating thereto; and

                   (vi) Such other data and information as from time to time may be reasonably requested by the Agent or the Majority Lenders.

               SECTION 9. Negative Covenants. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid (other than any contingent indemnity obligations under any Loan Document) or any Lender shall have any Revolving Commitment, the Guarantor shall not, unless the Majority Lenders (or all the Lenders (other than any Lender which is, at such time, a Defaulting Lender), if expressly required below) shall otherwise consent in writing:

               (a) Enter into any transaction of any kind with any Affiliate of the Guarantor other than arms'-length transactions with Affiliates that are permitted with non-Affiliates pursuant to Section 9(c).

               (b) Without the written consent of the Majority Lenders (other than any Defaulting Lender), merge, consolidate or amalgamate with or into any Person.

               (c) [(i) Make any Acquisition (as hereinafter defined) or enter into any agreement to make any Acquisition, or make or suffer to exist any Investment, other than (A) the Guarantor's Investment in the Borrower, (B) Investments consisting of Cash or Cash Equivalents that are maintained in deposit accounts in accordance with Section 7.11 of the Loan Agreement, and (C) Investments consisting of any prepaid expenses made on customary terms and in the ordinary course of the business of the Guarantor, or (ii) acquire any real Property. For the purposes hereof "Acquisition" shall mean any transaction, or any series of related transactions, by which the Guarantor or any Affiliate directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors.]

               (d) Transfer, sell, encumber, hypothecate, pledge or otherwise dispose of any interest in the Borrower.

               (e) [(i) Engage in any sale and leaseback transactions with any Person, or (ii) sell, lease, transfer or otherwise dispose of any of its Properties, whether now owned or hereafter acquired, or grant any option or other right to purchase, lease or otherwise acquire any such Property, to any Person.]

               (f) Accept dividends or other distributions with respect to capital stock of the Borrower which are prohibited by Section 8.5 of the Loan Agreement.

               (g) Make any material change in the nature of the business of the Guarantor, as conducted and presently proposed to be conducted.

               (h) Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of its Properties, whether now owned or hereafter acquired; create, incur or assume any indebtedness for borrowed money or in connection with the purchase of

        Property or any liability to the issuer of any letter of credit; guaranty the indebtedness or obligations of any other Person or provide to a creditor of any other Person any agreement to maintain net worth or liquidity of the Person or any other analogous agreement designed to provide credit assurance to such creditor; or incur any lease obligation that is required to be capitalized under GAAP; except:

                  (i) Liens securing taxes, assessments or governmental charges or levies, or in connection with workers' compensation, unemployment insurance or social security obligations, or the claims or demands of carriers, warehousemen, landlords and other like Persons not yet delinquent or which are being contested in good faith by appropriate proceedings with adequate reserves set aside;

                  (ii) Attachment, judgment or other similar Liens arising in connection with court proceedings that do not, in the aggregate, materially detract from the value of the Guarantor's Property, materially impair the use thereof in the operation of the Guarantor's business, or materially impair the Guarantor's ability to perform the Obligations and (A) that are discharged or stayed within thirty days of attachment or levy, or (B) payment of which is covered in full (subject to customary and reasonable deductibles) by insurance, surety bond or reserves;

                  (iii) Indebtedness, liabilities, guarantees or Liens in favor of the Agent or the Lenders, the Issuing Banks or the LC Guarantor under the Loan Agreement, the Notes and the other Loan Documents;

                  (iv) Unsecured indebtedness incurred to vendors in the ordinary course of business;

                  (v) Guarantees arising from endorsement, in the ordinary course of collection, of negotiable instruments; and

                  (vi) Indebtedness in respect of High Yield Securities.

               SECTION 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender which is, at such time, a Defaulting Lender), (a) limit the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder, or (c) change the number of Lenders required to take any action hereunder. Nothing contained in this Section 10 shall prohibit or prevent the Majority Lenders from agreeing with the Guarantor to forbear in the exercise of remedies on account of any Default.

               SECTION 11. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at its address specified on the signature page hereto, and if to the Agent or any Lender or Issuing Bank (other than any Third Party Issuer) or the LC Guarantor, at its address specified in the Loan Agreement, or, as to any party, at such other address (other than a post office box) as shall be designated by such party in a written notice to each other party. Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

               SECTION 12. No Waiver; Remedies. No failure on the part of the Agent or any Lender or Issuing Bank (other than any Third Party Issuer) or the LC Guarantor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 13. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 11.2 of the Loan Agreement to authorize the Agent to declare the Notes due and payable pursuant to the provisions of said Section 11.2, each of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, but only with the consent of the Majority Lenders, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank or the LC Guarantor to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender or Issuing Bank or the LC Guarantor shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor agrees promptly to notify the Guarantor after any such set-off and application made by such Lender or Issuing Bank or the LC Guarantor, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or Issuing Bank or the LC Guarantor may have.

               SECTION 14. Continuing Guaranty. This Guaranty is a continuing guaranty, is irrevocable, and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) and all other amounts payable under this Guaranty and (y) the termination of the aggregate Commitments under the Loan Agreement, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Revolving Commitments, the Revolving Advances owing to it and the Revolving Note held by it) to any other person or entity (which person or entity must be an Eligible Assignee if and to the extent required under Section 13.7 of the Loan Agreement), and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article 12 (concerning the Agent) and
Section 13.7 (concerning assignments) of the Loan Agreement.

               SECTION 15. Severability. The provisions of this Guaranty are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Guaranty in any jurisdiction.

               SECTION 16. Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making and repayment of the Revolving Loans under the Loan Agreement and the execution and delivery of the Revolving Notes, and have been or will be relied upon by the Agent, each Issuing Bank (other than any Third Party Issuer), the LC Guarantor and each Lender notwithstanding any such investigation made by the Agent, any such Issuing Bank, the LC Guarantor or any Lender.

               SECTION 17. Waiver of Jury Trial. The Guarantor hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or any other Loan Documents or relating thereto or arising from the lending relationship which is the subject of the Loan Agreement or the relationship which is the subject of this Guaranty and the other Loan Documents and agrees that any such action or proceeding shall be tried before a court and not before a jury.

               SECTION 18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         THE PRESLEY COMPANIES,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------
                                             Name:  David M. Siegel
                                             Title: Senior Vice President -
                                             Chief Financial Officer


                                         By:
                                             -----------------------------------
                                             Name:  W. Douglass Harris
                                             Title: Vice President -
                                                    Corporate Controller

                                         Address:

                                         19 Corporate Plaza
                                         Newport Beach, California 92660
                                         Attn: David M. Siegel
                                               Senior Vice President
                                               Chief Financial Officer

                                                         and

                                               W. Douglass Harris
                                               Vice President - Corporate
                                                 Controller
                                               Telecopier:(949) 640-1710
                                               Telephone: (949) 640-6400

                                    EXHIBIT K

                     AMENDED AND RESTATED SECURITY AGREEMENT

             This AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement"), dated as of _________, 1994, is made by The Presley Companies, a California corporation ("Grantor'), as the Grantor, in favor of FOOTHILL CAPITAL CORPORATION, as the Agent under the Loan Agreement hereinafter referred to, and in favor of each of the Lenders therein named and the issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the.Loan Agreement), collectively as the Secured Party, with reference to the following facts:

                                    RECITALS

            A. Pursuant to the Loan Agreement (as defined below), the Secured Party is making certain credit facilities available to the Grantor.

            B. The Grantor has entered into an Amended and Restated Security Agreement dated as of May 7, 1993 (as amended, the "Existing Security Agreement") in favor of the agent under the Existing Loan Agreement and the lenders named therein.

            C. As a condition of the availability of such credit facilities, the Grantor is required to enter into this Agreement and to grant security interests to the Secured Party as herein provided.

            D. The Grantor expects to realize direct indirect benefits as a result of the availability of the aforementioned credit facilities.

                                    AGREEMENT

            NOW, THEREFORE, in order to induce the Secured Party to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees that, effective on and as of the Closing Date, the Existing Security Agreement is amended and restated in its entirety as follows, and hereby represents, warrants, covenants, agrees, assigns and grants as follows:

               SECTION 1. Definitions.

               "Loan Agreement" means that certain Fourth Amended and Restated Loan Agreement dated as of March 25, 1994 among the Grantor, the Lenders and the Agent, as it may from time to time be amended, restated, extended, renewed, modified or supplemented. This Agreement is one of the "Loan Documents" referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. Terms defined in the California Commercial Code and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the California Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

               "Agreement" means this Amended and Restated Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

               "Collateral" means and includes all present and future or after-acquired right, title and interest of the Grantor in or to any Property or assets whatsoever, and all rights and powers of the Grantor to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

               (a) All present and future accounts accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments (including without limitation the Notes Receivable), documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to the Grantor or in which the Grantor may have any interest, however created or arising, and any collateral or security for any of the foregoing;

               (b) All present and future general intangibles, all tax refunds of every kind and nature to which the Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choices in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, insurance proceeds, plans and specifications and, to the extent that the following can be made subject hereto without adversely affecting the Grantor's rights therein, governmental entitlements and governmental credits;

               (c) All present and future deposit accounts of the Grantor, including, without limitation, the Operating Account, the other operating accounts referred to in Section 7.11 of the Loan Agreement (other than clauses
(i), to the extent such accounts are subject to Liens in favor of lenders providing secured financing to divisions referred to therein, and (iv) thereof) and any demand, time, savings, passbook or like account maintained by the Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents (including, without limitation, the Cash and Cash Equivalents) of the Grantor, whether or not deposited in any such deposit account;

               (d) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

        (e) All present and future goods, including,, without limitation, all consumer goods, farm products, inventory, equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of the Grantor's business;

        (f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

        (g) All present and future stocks (including, without limitation, all outstanding stock of Presley CMR, Inc., a California corporation), bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests (including, without limitation, in Palm Desert Resorter, a California general partnership), joint venture interests (including, without limitation, the Grantor's joint venture interests in CMR and Horsethief Canyon Ranch Partnership), Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

        (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

        (i) All other tangible and intangible Property of the Grantor (other than any of its real Property located in New Mexico which secures other indebtedness of the Grantor to the extent permitted by Section 8.8(i)(ii) of the Loan Agreement and other than the operating accounts described in clauses (i), to the extent such accounts are subject to Liens in favor of lenders providing secured financing to the divisions referred to in such clause, and (iv) of
Section 7.11 of the Loan Agreement);

        (j) All rights, remedies, powers and/or privileges of the Grantor with respect to any of the foregoing; and

        (k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

               "Grantor" means The Presley Companies, a California corporation, and its successors and permitted assigns.

               "Secured Obligations" means any and all present and future Obligations of any type or nature of the Grantor to the Secured Party arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent, and whether arising in contract, tort or otherwise, including Obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against the Grantor or any Affiliate of the Grantor.

               "Secured Party" means the Agent (acting as the Agent and/or on behalf or the Lenders, the Issuing Banks (other than any Third Party Issuer) and,the LC Guarantor), and the Lenders, such Issuing Banks and the LC Guarantor, collectively, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of the Secured Party hereunder may be exercised by the Agent, or by the Majority Lenders, or by any Lender, or any such Issuing Bank, or the LC Guarantor, in each case if acting with the consent of the Majority Lenders.

               SECTION 2. Further Assurances. At any time and from time to time at the request of the Secured Party, the Grantor shall execute and deliver to the Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to the Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, the Secured Party's security interests granted pursuant to Section 3 of this Agreement, At any time and from time to time, the Agent, for the Secured Party, shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at the Secured Party's request, the Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by the Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of the Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which the Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, the Grantor will upon demand of the Secured Party deliver possession of same in pledge to the Agent, for the Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, the Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

               SECTION 3. Security Agreement. For valuable consideration, the Grantor hereby assigns and pledges to the Secured Party, and grants to the Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of the Grantor or any other Person or any other event or proceeding affecting the Grantor or any other Person.

               SECTION 4. Grantor's Representations, Warranties and Agreements. Except as otherwise disclosed to the Secured Party in writing concurrently herewith, the Grantor represents, warrants and agrees that: (a) the Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are timely contested in good faith by appropriate proceedings, so long as the Grantor has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item of Collateral is in jeopardy of being seized, levied upon or forfeited, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, the Secured Party at its option may pay any of them, and the Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) the Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) the Grantor will take all reasonable steps to preserve and protect the Collateral;
(e) the Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and as is consistent with sound business practice, and will cause the Secured Party to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of the Secured Party without at least 30 days prior written notice to the Secured Party, and will furnish copies of such insurance policies or certificates to the Secured Party promptly upon request therefor and will otherwise comply with Section 7.4 of the Loan Agreement with respect to such insurance; and (f) the Grantor will promptly notify the Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, the Grantor will not remove or permit to be removed any part of the Collateral from its places of business without the prior written consent of the Secured Party, for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents.

        SECTION 5. Secured Party's Rights Regarding Collateral. At any time (whether or not a Default has occurred), without notice or demand and at the expense of the Grantor, the Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but the Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of the Grantor under this Agreement or any other Loan Document or any obligation of any other Person under the Loan Documents. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, at the expense of the Grantor, the Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but the Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to the Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of the Grantor or in the name of the Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) cause the Collateral to be registered in the name of the Secured Party, as legal owner. The Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Secured Party shall reasonably require consistent with the Secured Party's interests hereunder. The Grantor shall at any time at the Secured Party's request mark the Collateral and/or the Grantor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to the Secured Party disclosing that they are subject to the Secured Party's security interests. The Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of the Grantors' books and records pertaining to the Collateral to the extent provided in the Loan Agreement, and subject to the limits set forth in this Agreement, and to confirm and verify the value of the Collateral and to do whatever else the Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of the Grantor shall be carried out by the Secured Party through the Grantor's independent auditors unless the Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 9. The Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not a Default or Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. The Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

             SECTION 6. Collections on the Collateral. Except as otherwise provided in any Loan Document, the Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of the Secured Party, the Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by the Grantor in trust for the Secured Party and immediately delivered in kind to the Agent, for the Secured Party. Any remittance received by the Grantor from any person shall be presumed to relate to the Collateral and to be subject to the Secured Party's security interests. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of the Secured Party or in the name of the Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and the Grantor hereby authorizes the Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as the Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Secured Party without appropriate endorsement, and the Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the Grantor, to the same extent as though it were manually executed by the duly authorized officer of the Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and the Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

             SECTION 7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to the Secured Party shall be held by the Secured Party in its possession, custody and control, subject, in the case of deposit accounts, to use by the Grantor in the manner permitted by the Loan Agreement. Any or all of the Collateral which is cash delivered to the Secured Party may be held in an interest bearing or non-interest bearing account, in the Secured Party's sole and absolute discretion, and the Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate the Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Secured Party's possession, custody or control, the Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantor's obligations with respect thereto, or otherwise. The Secured Party may at any time deliver or redeliver the Collateral or any part thereof to the Grantor, and the receipt of any of the same by the Grantor shall be complete and full acquittance for the Collateral so delivered, and the Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as the Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, the Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall the Secured Party have liability for any diminution in value of any Collateral occasioned by economic or market conditions or events. The Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Secured Party is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

             SECTION 8. Events of Default. There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Loan Agreement.

             SECTION 9. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that the Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction where any Collateral may be located, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to the Grantor and without affecting the Obligations of the Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to the Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to the Secured Party and that all payments thereon are to be made directly and exclusively to the Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to the Secured Party, in whole or in part, any amounts owing on the Collateral and/or any


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
disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Secured Party or in the name of the Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of the Secured Party or in the name of the Grantor, any and all steps, actions, suits or proceedings deemed by the Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and the Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Secured Party which may release any obligor from personal liability on any of the Collateral, and the Grantor, to the fullest extent permitted by applicable Law, waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by the Secured Party in exchange for or on-account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action, taken by the Secured Party or the Grantor may be applied by the Secured Party without notice to the Grantor to the Secured Obligations in such order and manner as the Secured Party in its sole discretion shall determine; (j) to insure, protect and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (1) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Secured Party, may, at the cost and expense of the Grantor, use such of the Grantor's supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and the Secured Party shall be deemed to have a rent-free tenancy of any premises of the Grantor for such purposes and for such periods of time as reasonably required by the Secured Party; (m) to receive, open and dispose of all mail addressed to the Grantor and notify postal authorities to change the address for delivery thereof to such address as the Secured Party may designate; provided that the Secured Party agrees that it will promptly deliver over to the Grantor such opened mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies, of an owner of the Collateral; all at the Secured Party's sole option and as the Secured Party in its sole discretion may deem advisable. The Grantor will, at the Secured Party's request, assemble the Collateral and make it available to the Secured Party at places which the Secured Party may designate, whether at the premises of the Grantor or elsewhere, and will make available to the Secured Party, free of cost, all premises, equipment and facilities of the Grantor for the purpose of the Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

             Upon the occurrence and during the continuance of an Event of Default, the Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and the Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be ordered by said court.

             Any public or private sale or other disposition of the Collateral may be held at any office of the Secured Party, or at the Grantor's places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. The Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and the Grantor expressly waives any right to direct the order and manner of sale of any Collateral. To the extent permitted by applicable Law, the Secured Party or any person on the Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and, subject to the Loan Agreement, then to the satisfaction of the Secured Obligations in such order as shall be determined by the Secured Party in its sole and absolute discretion. The Grantor and any other Person then obligated therefor shall pay to the Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

             Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send or otherwise make available to the Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The Grantor expressly agrees that the requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to the Grantor at its address set forth in the Loan Agreement, or delivered or otherwise sent to the Grantor, at least five (5) days before the date of the sale. The Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

             With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, the Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, the Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, the Grantor agrees that if such Collateral is sold for a price which the Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) the Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) the Secured Party shall not incur any liability or responsibility to the Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Secured Party of any such Collateral for an amount substantially less than, a pro rata share of the fair market value of the issuers assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

             Upon consummation of any sale of Collateral hereunder, the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of the Grantor or any other Person, and the Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, the Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by the Secured Party, and any Collateral so sold may be retained by the Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. The Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

            SECTION 10. Voting Rights; Dividends; Etc. With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this Section 10 and in Section 11 as the "Investment Collateral"), so long as no Event of Default occurs and remains continuing:

                     10.1 Voting Rights. The Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however, that the Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or Event of Default.

                     10.2 Dividend and Distribution Rights. Except as otherwise provided in any Loan Document, the Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock, certificated


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
securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to the Agent, for the Secured Party, to hold as pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other Property of the Grantor, and forthwith be delivered to the Agent, for the Secured Party, as pledged Collateral in the same form as so received (with any necessary endorsements).

             SECTION 11. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

                     11.1 Voting, Dividend and Distribution Rights. At the option of the Secured Party, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section
10.2 above, shall cease, and all such rights thereupon shall become vested in the Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

                     11.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor, and forthwith shall be paid over to the Agent, for the Secured Party, as pledged Collateral in the same form as so received (with any necessary endorsements).

                     11.3 Irrevocable Proxy.    The Grantor does hereby revoke
all previous proxies with regard to the Investment Collateral and does hereby appoint the Agent, for the Secured Party, as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if the Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; Provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. The Grantor hereby authorizes the Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

             SECTION 12. Attorney-in-Fact. The Grantor hereby irrevocably nominates and appoints the Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which the Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any. and every act which the Grantor is obligated to do under this Agreement, at the expense of the Grantor and without any obligation to do so; (c) in the case of the Agent, for the Secured Party, to prepare, sign, file and/or record, for the Grantor, in the name of the Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by the Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve, and protect the Collateral and to protect the Secured Party's security interests therein; provided, however, that the Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, the Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

             SECTION 13. Costs and Expenses. The Grantor agrees to pay to the Secured Party all costs and expenses, (including, without limitation, reasonable attorneys fees and disbursements) incurred by the Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys fees and disbursements, incurred or paid by the Secured Party in exercising any right, privileged power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of the Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured obligations and shall be paid to the Secured Party by the Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

             SECTION 14. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to the Secured Party hereunder shall continue to exist and may be exercised by the Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. The Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

            SECTION 15. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by the Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

             SECTION 16. Understandings With Respect to Waivers and Consents. The Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Grantor otherwise might have against the Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

             SECTION 17. Release of Grantor. This Agreement and all Secured Obligations of the Grantor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full (other than any contingent indemnity obligations under any 'Loan Document) and when no portion of any Commitment remains then outstanding. Upon such release, any Secured Party shall return any pledged Collateral to the Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments, and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantor.

             IN WITNESS WHEREOF, the Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

                                     "Grantor"

                                     THE PRESLEY COMPANIES,
                                     a California corporation

                                     By: /s/    David M. Siegel
                                         ---------------------------------------
                                         Name:  David M Siegel,
                                         Title: Senior Vice President - Chief
                                                Financial Officer

                                     By: /s/    W. Douglass Harris
                                         ---------------------------------------
                                         Name:  W. Douglass Harris
                                         Title: Vice President - Corporate
                                                Controller

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

"Secured Party"

FOOTHILL CAPITAL CORPORATION
as the Agent, and for and on behalf of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor

BY:
    -----------------------------------
    Name:
    Title:

                                    EXHIBIT L

                               INDEMNITY AGREEMENT

             INDEMNITY AGREEMENT ("Agreement") dated as of __________, 1994 made by THE PRESLEY COMPANIES, a California corporation (the "Indemnitor"), in favor of the lenders (the "Lenders") parties to the Loan Agreement (as hereinafter defined), the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor (in each case as defined in the Loan Agreement) and Foothill Capital Corporation, as agent (the "Agent") for the Lenders,, such Issuing Banks and the LC Guarantor.

             PRELIMINARY STATEMENTS

             A. The Indemnitor is executing this Agreement to induce the Agent and the Lenders to enter into and become bound by that certain Fourth Amended and Restated Loan Agreement dated as of March 25, 1994 (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

             B. The Loans existing under and made pursuant to the Loan Agreement are evidenced by promissory notes (the "Notes") made payable to the Lenders in an aggregate principal amount equal to the aggregate Commitments, The Loans are secured by numerous deeds of trust and mortgages (the "Deeds of Trust") and by other collateral, as more fully described in the Loan Agreement.

             Because the Lenders are making the Loans (and, in the case of Issuing Banks, issuing Letters of Credit and, as applicable to such Issuing Banks, Set-Aside Letters, and, in the case of the LC Guarantor, LC Guaranties) and obtaining the Deeds of Trust, the Lenders and such Issuing Banks and the LC Guarantor may potentially become subject to certain costs, risks and liabilities. Among other things, the Lenders and such Issuing Banks and the LC Guarantor may become subject to liabilities or alleged liabilities relating to environmental conditions as an "owner" or "operator" under applicable environmental law. These costs and liabilities may arise before or after repayment of the Loans and payments in respect of Letters of Credit, Set-Aside Letters and the LC Guaranties, and before or after foreclosure under all or some of the Deeds of Trust. Because these costs and liabilities, if they occur, will be the result of the Lenders' agreement to make the Loans (and, in the case of Issuing Banks, issue Letters of Credit and, as applicable to such Issuing Banks, Set-Aside Letters, and, in the case of the LC Guarantor, LC Guaranties), and in consideration of that agreement, the Lenders, the Agent and the Indemnitor have agreed as set forth below.

             D. The obligations of the Indemnitor hereunder are secured obligations under the Deeds of Trust and other Collateral Documents for so long as the Deeds of Trust or the other Collateral Documents shall remain in effect, and thereafter shall survive and be unsecured obligations of the Indemnitor to the extent permitted by applicable law.

             NOW, THEREFORE, in consideration of the foregoing and the Lenders' agreement to make Loans (and, in the case of Issuing Banks, issue Letters of Credit and, as applicable to such Issuing Banks, Set-Aside Letters, and, in the case of the LC Guarantor, LC Guaranties) and other valuable consideration, the receipt of which are hereby acknowledged, the Indemnitor covenants and agrees to and for the benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Agent as follows:

     I.      Definitions.

             In addition to any terms defined elsewhere in this Agreement or in the Loan Agreement, as used in this Agreement:

             1.1 "Hazardous means any substance, material or waste (including petroleum and petroleum products) which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant," or which is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

             1.2 "Indemnified Costs" means all actual or threatened liabilities, claims, actions, causes or action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages, punitive damages, exemplary damages, diminution in value of any of the Properties, as defined below, damages for the loss or restriction of use of any of the Properties and damages arising from any adverse impact on marketing any of the Properties), costs, expenses, fines, penalties and losses(including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the Lenders', the Issuing Banks' (other than any Third Party Issuer), the LC Guarantor's and the Agent's counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Properties or any other property), or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources, in each case, unless otherwise specified, arising in connection with any of the Properties.

             1.3 "Indemnified Parties" means and includes each Lender, each Issuing Bank (other than any Third Party Issuer), the LC Guarantor and the Agent, and their respective parents, subsidiaries and affiliated companies, assignees of any of any Lender's interest in the Loans (or any such Issuing Bank's interest in the Letters of Credit and Set-Aside Letters or the LC Guarantor's interest in the LC Guaranties) or the Loan Documents, owners of participation or other interests in the Loans (or Letters of Credit, Set-Aside Letters or LC Guaranties) or the Loan Documents, any purchasers of any of the Properties at any foreclosure sale or from the Agent, any Lender, any such Issuing Bank, the LC Guarantor or any of their respective affiliates, and the officers, directors, employees and agents of each of them.

             1.4 "Property" means all property that is or was at any time encumbered by any Deed of Trust, which may later include any and all property previously released from such Deed of Trust.

             1.5 "Release" means any presence, use, generating, storing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, or about, on, from, under, within or affecting any of the Properties, or transported to or from any of the Properties, including continuing migration of Hazardous Substances into or through soil, surface water or groundwater.

             1.6 "Termination Date" means, with respect to any Property, the earlier of (a) the time of foreclosure of the respective Deed of Trust, (b) the time of acceptance by the Agent of a deed in lieu of foreclosure of the respective Deed of Trust, and (c) the time of full reconveyance of the respective Deed of Trust.

             1.7 "1991 Statute" means California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736, as added to such Codes or amended by Chapter 1167 of the Laws of 1991, as the same may be subsequently amended.

II.Indemnity Agreement.

             2.1 Agreement Secured By the Deeds of Trust and Other Collateral Documents. For as long as the Deeds of Trust and the other Collateral Documents shall be and remain in effect, this Indemnity shall be secured by the Deeds of Trust and the other Collateral Documents, and thereafter the provisions of this Indemnity shall be deemed to be unsecured obligations of Indemnitor and shall be enforceable to the fullest extent permitted by applicable law, including without limitation the 1991 Statute and all applicable law that would apply in the absence of the 1991 Statute. Notwithstanding any other provisions of this Indemnity or any of the Loan Documents, any liability of Indemnitor hereunder shall be its personal liability, and may be asserted against the Indemnitor's interest in any Collateral as well as against any and all of its other assets.

             2.2 Indemnity Regarding Hazardous Substances. The Indemnitor indemnities, defends and holds the Indemnified Parties harmless from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of any of the Properties, or in the soil, groundwater or soil vapor on or under any of the Properties prior to the Termination Date, including:

               (a) any claim for such Indemnified Costs asserted by any federal, state or local Governmental Agency, including the United States Environmental Protection Agency and the

California Department of Toxic Substance Control, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an "owner" or "operator" of the Property under any law relating to Hazardous Substances; and

               (b) any such Indemnified Costs claimed against any Indemnified Party by any Person other than a Governmental Agency, including any Person who may purchase or lease all or any portion of the Properties from the Indemnitor, from any Indemnified Party, or from any other purchaser or lessee; any Person who may at any time have any interest in all or any portion of any of the Properties; any Person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to any of the Properties; and any Person claiming to have been injured in any way as a result of exposure to any Hazardous Substance; and

               (c) any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Substances, or which any Indemnified Party reasonably believes at any time must be incurred to protect the public health or safety; and

               (d) any such Indemnified Costs resulting from currently existing conditions in, on or around any of the Properties, whether known or unknown by the Indemnitor or the Indemnified Parties at the time this Agreement is executed, and any such Indemnified Costs resulting from the activities of the Indemnitor, the Indemnitor's tenants, contractors, subcontractors or agents, or any other Person in, on or around any of the Properties.

             2.3 Indemnity Regarding Construction and Other Risks. The Indemnitor indemnities, defends and holds the Indemnified Parties harmless from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from construction of any improvements on any of the Properties prior to the Termination Date, including any defective workmanship or materials; or prior to the Termination Date, any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to any of the Properties; or prior to the Termination Date, breach of any representation or warranty made or given by the Indemnitor to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of any of the Properties; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of the Indemnitor or any other Person in connection with the ownership, sale, operation or development of any of the Properties prior to the Termination Date.

             2.4 Defense of Indemnified Parties. Upon demand by any Indemnified Party, the Indemnitor shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with the Indemnitor or any other Person, all at the Indemnitor's own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. If the Indemnitor fails to comply with the foregoing provision, any Indemnified Party may elect to conduct its own defense at the expense of the Indemnitor. The Indemnified Parties shall, to the extent practicable, retain one counsel to represent all Indemnified Parties.

               2.5 Representation and Warranty Regarding Hazardous Substances. The Indemnitor represents and warrants that it has no actual or constructive knowledge of, the disposal or release of any Hazardous Substance or the threatened release of any Hazardous Substance, in, on, under or around the Properties in violation of any applicable law, regulation, ordinance, governmental policy or standard, except in compliance with Environmental Laws, and except as the Indemnitor has disclosed to the Agent in writing.

              2.6 Compliance Regarding Hazardous Substances. The Indemnitor has complied, shall comply and shall use its best efforts to cause all tenants, contractors, subcontractors and any other Persons who may come upon any of the Properties to comply in all materials respects, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of any of the Properties.

             2.7 Notices Regarding Hazardous Substances. If the Indemnitor shall receive:

              (i) notice that any violation of any Environmental Law may have been committed or is.about to be committed by the Indemnitor,

             (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against, the Indemnitor alleging violations of any Environmental Law or requiring the Indemnitor to take any action in connection with the release or threatened release of hazardous substances or solid waste into the environment, or

            (iii) any notice from a federal, state, or local governmental agency or private party alleging that the Indemnitor may be liable or responsible for costs associated with a response to or cleanup of a release or disposal of a hazardous substance or solid waste into the environment or any damages caused thereby, including without limitation any notice that the Indemnitor is a potentially responsible party" as defined by CERCLA, the Indemnitor shall provide the Agent and each Lender with a copy of such notice within ten (10) days of the Indemnitor's receipt thereof.

               2.8 Site Visits, Observations and Testing. The Indemnified Parties and their agents and representatives shall have the right in a reasonable manner and at reasonable intervals to enter and visit any of the Properties for the purposes of observing such Properties, taking and removing soil or groundwater samples, and conducting tests on any part of such Property. The Indemnified Parties have no duty, however, to visit or observe the Properties or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any

Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under any of the Properties, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither the Indemnitor nor any other Person is entitled to rely on any site visit, observation or testing by any Indemnified Party, The Indemnified Parties owe no duty of care to protect the Indemnitor or any other Person against, or to inform the Indemnitor or any other Person of, any Hazardous Substances or any other adverse condition affecting any of the Properties. Any Indemnified Party shall give the Indemnitor reasonable notice before entering any of the Properties and shall make reasonable efforts to avoid interfering with the Indemnitors use of the Properties in exercising any rights provided in this Section 2.8.

               2.9 Remedial Work. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, precautionary actions or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable Environmental Law as a result of, or in connection with, any Release, suspected Release, or threatened Release, the Indemnitor shall within thirty days after receipt of information that such Remedial Work is or may be required (or such shorter period of time as may be required under applicable law regulation, order or agreement), commence the performance of, or cause to be commenced, and thereafter diligently prosecute to completion, the performance of all such Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by the the Majority Lenders, and under the supervision of a consulting engineer approved in advance in writing by the the Majority Lenders, which consent shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by the Indemnitor, including, without limitation, the charges of such contractors and/or the consulting engineer, the reasonable attorneys' fees and costs of the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor or the Agent, including, without limitation, fees and costs of both outside and staff counsel incurred in connection with monitoring or review of such Remedial Work. In the event the Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the performance of such Remedial Work, the Majority Lenders may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be deemed claims hereunder.

             2.10 Interest Accrued. Any amount claimed hereunder by an Indemnified Party not paid within thirty days after written demand from such Indemnified Party with an explanation of the amounts claimed shall bear interest at a rate per annum equal to the Reference Rate (as defined in the Loan Agreement) plus 4% per annum.

             2.11 Costs and Expenses. The Indemnitor agrees to pay all of the Indemnified Parties' costs and expenses, including attorneys' fees, which may be incurred in-any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference or arbitration proceeding. From the times incurred until paid in full to the Indemnified Party, those sums shall bear interest at the Reference Rate plus 4% per annum.

             2.12 Election by Indemnified Parties. Any Indemnified Party may, in its sole discretion, elect to enforce the obligations hereunder pursuant to and as limited by the 1991 Statute, in order to prevent any such enforcement from being deemed an "action" within the meaning of Section 580a, 580b or 580d, or subdivision (b) of Section 726 of the California Code of Civil Procedure. In any such case, the Indemnified Party may elect to limit the obligations of the Indemnitor and all other provisions hereunder to the extent necessary to conform to the 1991 Statute.

III.         General Provisions.

             3.1 Events of Default. Lenders may declare the Indemnitor to be in default under this Agreement upon the occurrence of any of the following events ("Events of Default"):

             (a) the Indemnitor fails to perform any of its obligations under this Agreement; or

             (b) the Indemnitor revokes this Agreement or this Agreement becomes ineffective for any reason.

             3.2 Reservation of Other Rights and Remedies. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against the Indemnitor or any other Person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal or state environmental law or any other applicable law, regulation or ordinance.

             3.3 Delay; Cumulative Remedies. If any Indemnified Party delays in exercising or fails to exercise any right or remedy against the Indemnitor, that alone shall not be construed as a waiver of such right or remedy. All remedies of any Indemnified party against the Indemnitor are cumulative.

             3.4 Rules of Construction. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to", When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

             3.5 Severability. Every provision of this Agreement is intended to be severable. In the event any terms provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

             3.6 In-House Counsel Fees. Whenever the Indemnitor is obligated to pay or reimburse any Indemnified Party for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

             3.7 Integration; Modifications. The Loan Documents, including this Agreement, (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. This Agreement may not be modified except in a writing signed by the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor, the Agent and the Indemnitor.

             3.9 Miscellaneous. The provisions of this Agreement shall bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns (which assigns must be Eligible Assignees if and to the extent required under Section 13.7 of the Loan Agreement) of the Indemnitor and the Indemnified Parties; provided, however, that the Indemnitor may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and the Agent in each instance, The liability of all Persons who are in any manner obligated under this Agreement shall be joint and several. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

             IN WITNESS WHEREOF, the Indemnitor has caused this Agreement to be duly executed as of the date first above written.

"INDEMNITOR":

THE PRESLEY COMPANIES, a

  California corporation

By:   /s/  David M. Siegel
      -------------------------------
Name:      David M. Siegel
Title:     Senior Vice

           President - Chief
           Financial Officer

By:   /s/  W. Douglass Harris
      -------------------------------
Name:      W. Douglass Harris
Title:     Vice President -
           Corporate Controller

Address where notices to
the Indemnitor are to be sent:

The Presley Companies
19 Corporate Plaza
Newport Beach, CA 92660

Attn:      Mr. David M, Siegel
           and
           Nancy M. Harlan, Esq.

                                    EXHIBIT M

                           PLEDGE AGREEMENT (BORROWER)

               PLEDGE AGREEMENT ("Agreement") dated as of July 6, 1998, made by PRESLEY HOMES, a California corporation (the "Pledgor"), to FOOTHILL CAPITAL CORPORATION, as agent (the "Agent") for the lenders (the "Lenders") parties to the Loan Agreement (as hereinafter defined) and the Issuing Banks (other than any Third Party Issuer) and LC Guarantor (in each case as defined in the Loan Agreement).

               PRELIMINARY STATEMENTS:

               (1) The Lenders and the Agent have entered into a Fifth Amended and Restated Loan Agreement dated as of July 6, 1998 (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Pledgor.

               (2) Pursuant to the Loan Agreement, the Lenders, the Issuing Banks (other than Third Party Issuers) and the LC Guarantor is making certain credit facilities available to the Pledgor.

               (3) It is a condition precedent of the availability of such credit facilities under the Loan Agreement that the Pledgor, shall have made the pledge contemplated by this Agreement.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor to provide the aforementioned credit facilities, the Pledgor hereby agrees with the Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor as follows:

               SECTION 1. Pledge. The Pledgor hereby pledges to the Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, and grants to the Agent for its benefit and the ratable benefit of the Lenders, such Issuing Banks and the LC Guarantor a security interest in, the following (the "Pledged Collateral"):

               (a) all right, title and interest of the Pledgor as a partner (limited or general), joint venturer or member now existing or hereafter acquired in (i) any person which is a partnership, joint venture or limited liability company including, without limitation, the persons identified on Schedule 6.20 to the Loan Agreement (other than CMR) (collectively, the "Partnerships"), (ii) the partnership agreements, joint venture agreements and operating agreements (as the same may from time to time be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the "Partnership Agreements"), if any, under which any of the Partnerships exist, and
           (iii) all certificates, instruments or other documents evidencing or representing the same, if any (all of the foregoing being hereinafter collectively referred to as the "Pledged Equity Interests");

               (b) all right, title and interest of the Pledgor in and to all present and future payments, proceeds, distributions, instruments, compensation, property, assets, interests and rights, and all monies due or to become due and payable to the Pledgor in connection with the Pledged Equity Interests or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation);

               (c) all of the Pledgor's rights, interests, powers and privileges, if any, now owned or hereafter acquired in or with respect to each of the Partnerships, whether as a partner (general or limited), joint venturer or member of any of the Partnerships or creditor thereof, including, without limitation, the Pledgor's right, title and interest in, to and under (i) the capital of any of the Partnerships, (ii) any subscription and antidilution rights with respect to interests in any of the Partnerships, (iii) the Pledgor's claims, rights, powers, privileges, security interests, liens and remedies against any of the Partnerships or any partner (general or limited), joint venturer or member with respect to any such Partnership's property or operations, under the Partnership Agreements or at law, and (iv) all other rights, title and interest of the Pledgor in and to any of the Partnerships, and the proceeds of and distributions in respect of any of the foregoing; and

               (d) all instruments of indebtedness (whether now existing or hereinafter arising) by any Partnership which name the Pledgor as payee thereunder (the "Pledged Debt"), and

               (e) all proceeds of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).

               SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Loan Agreement, the Revolving Notes and the other Loan Documents to which it is a party, whether for principal, interest, fees, expenses or otherwise (all such obligations of the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor under the Loan Agreement, the Revolving Notes or any other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

               SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, after ten days, prior written notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

               SECTION 4. Representations and Warranties. The Pledgor represents and warrants to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, and each of them, as follows:

               (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and any interests arising under the Partnership Agreements.

               (b) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

               (c) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) subject to the Partnership Agreements, the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

               (d) The Pledged Collateral constitutes, and will continue to constitute, all of the equity and debt interests of the Pledgor in each Partnership.

               (e) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               (f) The Pledgor has, independently and without reliance upon the Agent or any Lender or Issuing Bank or the LC Guarantor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

               SECTION 6. Voting Rights; Proceeds; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                      (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement.

                      (ii) The Pledgor shall be entitled to receive and retain any and all monies, proceeds, distributions or payments paid in respect of the Pledged Collateral to the extent that such dividends are not prohibited by the Loan Agreement.

               (b) Upon the occurrence and during the continuance of an Event of
           Default:

                      (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon ten days' prior written notice to the Pledgor by the Agent, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon, in the case of dividends, or after the expiration of said ten-day notice period in the case of voting and consensual rights, become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                      (ii) All monies, proceeds, distributions or payments which are received by the Pledgor contrary to the provisions of paragraph
           (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

               SECTION 7. Transfers and Other Liens; Additional Shares. (a) The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement (or arising under the Partnership Agreements).

               (b) The Pledgor agrees that it will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all other equity securities or debt obligations of each issuer of the Pledged Collateral.

               SECTION 8. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor's attorney-in-fact, which appointment shall become effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

               SECTION 9. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

               SECTION 10. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Lender or Issuing Bank or the LC Guarantor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent, in its individual capacity, accords its own property.

               SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

               (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               SECTION 12. [Deleted]

               SECTION 13. Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders or Issuing Banks (other than any Third Party Issuer) or the LC Guarantor hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, in each case, to the extent provided in Section 13.3 of the Loan Agreement.

               SECTION 14. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against any other Party or whether any other Party is joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of the Loan Agreement, the Revolving Notes, the other Loan Documents or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Revolving Notes or the other Loan Documents, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Pledgor, any of its subsidiaries or any Party or otherwise;

               (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

               (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of the Pledgor, any of its subsidiaries or any other Party;

               (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor, any of its subsidiaries or any other Party;

               (f) the existence of any claim, setoff, defense or other rights which the Pledgor may have at any time against the Agent, any Issuing Bank, the LC Guarantor or any Lender, any beneficiary of any Letter of Credit or Set-Aside Letter (or any Persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Loan Agreement, any other Loan Documents or any other agreement or instrument relating thereto, or any unrelated transactions;

               (g) any demand, statement or any other document presented under any Letter of Credit or Set-Aside Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (h) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit;

               (i) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition or value of such Property as described in such documents;

               (j) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relating thereto;

               (k) the solvency (or insolvency) or financial responsibility (or lack thereof) of any party issuing any documents in connection with any Letter of Credit;

               (l) any failure or delay in notice of shipment or arrival of any Property;

               (m) any error in the transmission of any message relating to any Letter of Credit not caused by the Issuing Bank thereof, or any delay or interruption in any such message;

               (n) any error, neglect or default of any correspondent of any Issuing Bank in connection with any Letter of Credit; and/or

               (o) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a third party pledgor, except for the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) if, at such time no portion of the Revolving Commitments remain outstanding.

               SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor, at its address specified on the signature page hereto, and if to the Agent, at its address specified in the Loan Agreement, or, as to either party, at such other address (other than a post office box) as shall be designated by such party in-a written notice to the other party. Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

               SECTION 17. Continuing Security Interest; Assignments under Loan Agreement; Termination of Pledge in Certain Circumstances. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) and all other amounts payable under this Agreement and (y) the termination in full of the aggregate Revolving Commitments under the Loan Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and
(iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the provisions of Section 13.7 of the Loan Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Revolving Commitments, the Revolving Advances owing to it and any Revolving Note held by it) to any other person or entity (which person or entity must be an Eligible Assignee if and to the extent required under Section 13.7 of the Loan Agreement), and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article 12 (concerning the Agent) and Section 13.7 (concerning assignments) of the Loan Agreement. Upon the later of the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) and all other amounts payable under this Agreement and the expiration or termination of the Revolving Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, return to the-Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

               SECTION 18. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Unless otherwise defined herein or in the Loan Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

               IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         PRESLEY HOMES,
                                         a California corporation

                                         By:
                                             -----------------------------------
                                             Name:  David M. Siegel
                                             Title: Senior Vice President -
                                                    Chief Financial Officer


                                         By:
                                             -----------------------------------
                                             Name:  W. Douglass Harris
                                             Title: Vice President -
                                                    Corporate Controller

                                         Address:

                                         19 Corporate Plaza
                                         Newport Beach, California 92660
                                         Attn: David M. Siegel
                                               Senior Vice President
                                               Chief Financial Officer

                                                         and

                                               W. Douglass Harris
                                               Vice President -
                                                 Corporate Controller
                                               Telecopier:(949) 640-1710
                                               Telephone: (949) 640-6400

Accepted, as of the date
first above written

FOOTHILL CAPITAL CORPORATION,

as Agent

By
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I
                 Attached to and forming a part of that certain
                                Pledge Agreement
                           dated as of July 6, 1998 by
                     Presley Homes, a California corporation
                  as Pledgor, to Foothill Capital Corporation,
                                    as Agent

                List and Description of Pledged Equity Interests

Name of Partnership          Description of Partnership Agreement       Description of Pledgor's Interest
-------------------          ------------------------------------       ---------------------------------






                      List and Description of Pledged Debt

Obligation Issuer       Description of Obligation        Maturity Date          Original Principal Amount
-----------------       -------------------------        -------------          -------------------------






                                    EXHIBIT N

                      AMENDED AND RESTATED PLEDGE AGREEMENT

               AMENDED AND RESTATED PLEDGE AGREEMENT ("Agreement") dated as of July __, 1998, made by THE PRESLEY COMPANIES, a Delaware corporation (the "Pledgor"), to FOOTHILL CAPITAL CORPORATION, as agent (the "Agent") for the lenders (the "Lenders") parties to the Loan Agreement (as hereinafter defined) and the Issuing Banks (other than any Third Party Issuer) and LC Guarantor (in each case as defined in the Loan Agreement).

               PRELIMINARY STATEMENTS:

               (1) The Lenders and the Agent have entered into a Fifth Amended and Restated Loan Agreement dated as of July 6, 1998 (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Presley Homes (f/k/a The Presley Companies), a California corporation (the "Borrower"). The Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement.

               (2) The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Schedule I hereto and issued by the Borrower.

               (3) The Pledgor has entered into a Pledge Agreement dated as of May 20, 1994 (as amended, the "Existing Pledge Agreement") in favor of the agent for the lenders parties to the Existing Pledge Agreement.

               (4) It is a condition precedent to the making of Revolving Advances by the Lenders under the Loan Agreement that the Pledgor, as owner of 100 percent of the outstanding shares of stock of the Borrower, shall have made the pledge contemplated by this Agreement and shall have amended and restated the Existing Pledge Agreement as set forth below.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Revolving Advances under the Loan Agreement, the Pledgor hereby agrees with the Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor that, effective on and as of the Closing Date, the Existing Pledge Agreement is amended and restated in its entirety as follows:

               SECTION 1. Pledge. The Pledgor hereby pledges to the Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, and grants to the Agent for its benefit and the ratable benefit of the Lenders, such Issuing Banks and the LC Guarantor a security interest in, the following (the "Pledged Collateral"):

               (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (b) all additional shares of stock of the Borrower from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

               (c) all proceeds of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).

               SECTION 2. Security for Obligations. This Agreement secures the payment of (i) all obligations of the Borrower now or hereafter existing under the Loan Agreement, the Revolving Notes and the other Loan Documents to which it is a party, whether for principal, interest, fees, expenses or otherwise, and
(ii) all obligations of the Pledgor now or hereafter existing under this Agreement, the Guaranty and the other Loan Documents to which it is a party (all such obligations of the Borrower and the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower or the Pledgor to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) or the LC Guarantor under the Loan Agreement, the Revolving Notes, the Guaranty or any other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or the Pledgor. The Pledgor hereby ratifies and confirms that, notwithstanding the provisions of Section 17(b) of the Existing Pledge Agreement, the grant of the security interest contained in the Existing Pledge Agreement continues in full force and effect without interruption, and the security interest granted in the Existing Pledge Agreement as amended and restated pursuant hereto constitutes the single grant of a security interest.

               SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, after ten days, prior written notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

               SECTION 4. Representations and Warranties. The Pledgor represents and warrants to the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor, and each of them, as follows:

               (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

               (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

               (c) The pledge and delivery to the Agent of the Pledged Shares pursuant to this Agreement create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

               (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

               (e) The Pledged Shares constitute 100% of the issued and outstanding shares of stock of the Borrower.

               (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               (g) The Pledgor has, independently and without reliance upon the Agent or any Lender or Issuing Bank or the LC Guarantor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

               SECTION 6. Voting Rights; Dividends; Etc. So long as no Event of Default shall have occurred and be continuing:

                      (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement;

    provided, however, that the Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise any such right, except for the exercise of such rights in connection with voting for members of the Borrower's Board of Directors and with the ratification or appointment of Ernst & Young LLP or other independent public accountants of recognized standing.

                      (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral to the extent that such dividends are made in accordance with Section 8.5 of the Loan Agreement, provided, however, that any and all

                      (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                      (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

                      (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

                      (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph
    (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of
Default:

                      (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon ten days' prior written notice to the Pledgor by the Agent, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon, in the case of dividends, or after the expiration of said ten-day notice period in the case of voting and consensual rights, become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                      (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

               SECTION 7. Transfers and Other Liens; Additional Shares. (a) The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

               (b) The Pledgor agrees that it will (i) cause the Borrower not to issue any stock or other equity securities in addition to or in substitution for the Pledged Shares, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of the Pledged Shares.

               SECTION 8. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor's attorney-in-fact, which appointment shall become effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

               SECTION 9. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

               SECTION 10. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Lender or Issuing Bank or the LC Guarantor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent, in its individual capacity, accords its own property.

               SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

               (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Lenders, the Issuing Banks (other than any Third Party Issuer) and the LC Guarantor against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               SECTION 12. Registration Rights. In connection with the Agent's right to sell all or any of the Pledged Collateral pursuant to Section 11, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at its own expense:

               (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or use its best efforts to cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

               (c) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

               (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent or the Lenders or Issuing Banks (other than any Third Party Issuer) or the LC Guarantor by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Agent shall demand compliance with this Section.

               SECTION 13. Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders or Issuing Banks (other than any Third Party Issuer) or the LC Guarantor hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, in each case, to the extent provided in Section 13.3 of the Loan Agreement.

               SECTION 14. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Party or whether the Borrower or any other Party is joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of the Loan Agreement, the Revolving Notes, the other Loan Documents or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Revolving Notes or the other Loan Documents, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower, any of its subsidiaries or any Party or otherwise;

               (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

               (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of the Borrower, any of its subsidiaries or any other Party;

               (e) any change, restructuring or termination of the corporate structure or existence of the Borrower, any of its subsidiaries or any other Party;

               (f) the existence of any claim, setoff, defense or other rights which the Borrower or the Pledgor may have at any time against the Agent, any Issuing Bank, the LC Guarantor or any Lender, any beneficiary of any Letter of Credit or Set-Aside Letter (or any Persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Loan Agreement, any other Loan Documents or any other agreement or instrument relating thereto, or any unrelated transactions;

               (g) any demand, statement or any other document presented under any Letter of Credit or Set-Aside Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (h) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit;

               (i) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition or value of such Property as described in such documents;

               (j) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relating thereto;

               (k) the solvency (or insolvency) or financial responsibility (or lack thereof) of any party issuing any documents in connection with any Letter of Credit;

               (l) any failure or delay in notice of shipment or arrival of any Property;

               (m) any error in the transmission of any message relating to any Letter of Credit not caused by the Issuing Bank thereof, or any delay or interruption in any such message;

               (n) any error, neglect or default of any correspondent of any Issuing Bank in connection with any Letter of Credit; and/or

               (o) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a third party pledgor, except for the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) if, at such time no portion of the Revolving Commitment remains outstanding.

               SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor, at its address specified on the signature page hereto, and if to the Agent, at its address specified in the Loan Agreement, or, as to either party, at such other address (other than a post office box) as shall be designated by such party in-a written notice to the other party. Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

               SECTION 17. Continuing Security Interest; Assignments under Loan Agreement; Termination of Pledge in Certain Circumstances. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) and all other amounts payable under this Agreement and (y) the termination in full of the aggregate Revolving Commitments under the Loan Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and
(iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Lenders, the Issuing Banks (other than any Third Party Issuer), the LC Guarantor and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), subject to the provisions of Section 13.7 of the Loan Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Revolving Commitments, the Revolving Advances owing to it and any Revolving Note held by it) to any other person or entity (which person or entity must be an Eligible Assignee if and to the extent required under Section 13.7 of the Loan Agreement), and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article 12 (concerning the Agent) and
Section 13.7 (concerning assignments) of the Loan Agreement. Upon the later of the payment in full of the Obligations (other than any contingent indemnity obligations under any Loan Document) and all other amounts payable under this Agreement and the expiration or termination of the Revolving Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, return to the-Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

               SECTION 18. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Unless otherwise defined herein or in the Loan Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

               IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         THE PRESLEY COMPANIES
                                         a Delaware corporation

                                         By:
                                             -----------------------------------
                                             Name:  David M. Siegel
                                             Title: Senior Vice
                                             President - Chief Financial Officer


                                         By:
                                             -----------------------------------
                                             Name:  W. Douglass Harris
                                             Title: Vice President -
                                                    Corporate Controller

                                         Address:

                                         19 Corporate Plaza
                                         Newport Beach, California 92660
                                         Attn: David M. Siegel
                                               Senior Vice President
                                               Chief Financial Officer

                                                         and

                                               W. Douglass Harris
                                               Vice President - Corporate
                                                 Controller
                                               Telecopier:(949) 640-1710
                                               Telephone: (949) 640-6400

Accepted, as of the date
first above written

FOOTHILL CAPITAL CORPORATION,

as Agent

By
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I

                 Attached to and forming a part of that certain
                      Amended and Restated Pledge Agreement
                           dated as of July 6, 1998 by
                  The Presley Companies, a Delaware corporation
                  as Pledgor, to Foothill Capital Corporation,
                                    as Agent

                                                                                   Percentage of
                                    Stock Certificate                 Number of      Outstanding
Stock Issuer       Class of Stock        No(s).         Par Value      Shares          Shares
------------       --------------   -----------------   ---------     ---------    -------------
Presley Homes, a       Common              35              0.00        115,875          100%
California
corporation

                                                        Schedules 1.1(a) and (b)

                       PROPOSED CLASSIFIED BOARD AMENDMENT

1. Resolved that Article FOUR of the Certificate of Incorporation of this corporation (the "Certificate") shall be amended in its entirety to read as follows:

        "FOUR" The total number of shares of all classes of capital stock which this corporation shall have authority to issue is 175,000,000 shares, divided into the following two classes:

                l. 150,000,000 shares of Common Stock, par value $.01 per share, (Common Stock) consisting of the following series:

                      (x) 100,000,000 share of Series A Common Stock ("Series A
                Common"); and

                      (y) 50,000,000 share of Series B Common Stock ("Series B
                Common"); and

                2. 25,000,000 shares of preferred stock, par value $.01 per share, ("Preferred Stock").

        Upon the filing with the Office of the Secretary of State of the State of Delaware of the Certificate of Amendment by which this Article FOUR is added to the Certificate (the "Filing"), and without further action on the part of the corporation or its stockholders, Board of Directors or officers, each outstanding share of the corporation's Common Stock, par value $.01 per share ("Old Common"), shall be automatically reclassified and changed into one fully paid and nonassessable share of Series A Common. Upon the Filing, stock certificates previously representing shares of Old Common shall represent the same number of shares of Series A Common, and each option, warrant or other right to purchase shares of Old Common immediately prior to the Filing shall, from and after the Filing, be deemed to be an option, warrant or other right to purchase the same number of shares of series A Common.

        A. Powers, Rights and Privileges of Holders of Series A Common and Series B Common.

               Except as provided by this Article FOUR, Series A Common and Series B Common shall have equal powers, preferences, rights and privileges, and except as provided by this Article FOUR, the holders of Series A Common and the holders of series B Common shall vote together as a single class. Without limiting the immediately preceding sentence, the corporation may not, except by the percentage votes required by Paragraph D of this Article FOUR to amend paragraphs A, B, C and D of this Article FOUR, effect a stock split, reverse stock split or other similar event or declare or pay or otherwise distribute any dividend with respect to any series of the corporation's Common Stock unless it lawfully effects at the same time an identical stock split, reverse stock split or other such event or declares or pays or otherwise distributes a dividend in an equal amount of kind per share with respect to all series of the corporation's Common Stock, except that stock dividends on Series A Common will be made only in the form of Series A Common and stock dividends on Series B Common will be made only in the form of Series B Common.

        B. Board of Directors

               (1) From and after the Filing, the Board of Directors of this corporation shall be comprised of six members (the "Series A Directors") until the date (the "Increase Date") this corporation shall have issued shares of Series B Common, and from and after the Increase Date the Board of Directors of this corporation shall be compromised of nine members, until such number is decreased pursuant to Paragraph B(4) of this Article FOUR. From and after the Increase Date, six of the directors (the "Series A Directors") shall be elected by the holders of Series A Common, voting separately as a class, and the remaining director or directors (the "Series B Director") shall be elected by the holders of Series B Common, voting separately as a class.

               (2) The series A Directors shall be divided into three classes, each consisting of two directors, and designated Class I, Class II and Class III, respectively. At the annual meeting of stockholders held in 1994, Series A Directors of Class I shall initially be elected to hold office for a term expiring at the annual meeting of stockholders in 1995, Series A Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1996 and Series A Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997. At each annual meeting of stockholders following such initial classification and election, the Series A Directors to be elected at such meeting shall be elected for three-year terms, and each director so elected shall hold office for such three-year term and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. At every annual meeting of stockholders called for the election of directors, the holders of Series A Common, voting separately as a class, shall elect the Series A Directors entitled to be elected at such meeting. From and after the Cause Date (as defined below in this Paragraph(2)), no Series A Director may be elected to the Board of Directors or removed from the Board of Directors by written consent of stockholders or at any meeting of stockholders except an annual meeting of stockholders, each of which shall be held not sooner that 11 months following the immediately preceding annual meeting of stockholders. Any Series A Director or Directors may be removed with or without cause, and may be removed without cause only by a vote of the holders of a majority of the shares of Series A Common; provided however that from and after the date the number of outstanding shares of Series A Common is more than 18,500,000 (the "Cause Date"), any Series A Director or Directors may be removed only for cause. Notwithstanding any of the foregoing, upon the occurrence of a Conversion Change of Control (as defined in Paragraph C(7) of this Article FOUR) or upon the occurrence and during the continuance of a Conversion Event of Default (as defined in Paragraph C(7) of this Article FOUR), any Series A Director or Directors may be removed with or without cause by written consent of stockholders or at any meeting of stockholders, by the consent or vote of the holders of a majority of the outstanding shares of Series A Common.

               From and after the Increase Date and until the number of Series B Directors is reduced below three pursuant to Paragraph B(4) below, the Series B Directors shall be divided into three classes, each consisting of one director, and designated Class I, Class II and Class III, respectively.

After the Increase Date and before the first annual meeting of stockholders to be held after the Increase Date (the "First Meeting"), a majority of the holders of Series B Common may by written consent elect the Series B Director of Class I, to hold office for a term expiring at the First Meeting, and the Series B Director of Class II to hold office for a term expiring at the second annual meeting of stockholders to be held after the Increase Date (unless sooner terminated pursuant to the provisions of either of the two immediately following unnumbered paragraphs), and the Series B Director of Class III, to hold office for a term expiring at the third annual meeting of stockholders to be held after the Increase Date (unless sooner terminated pursuant to the provisions of either of the two immediately following unnumbered paragraphs).

               At the first annual stockholders' meeting at which only two Series B Directors are to be elected pursuant to Paragraph B(4) below (the "One Reduction Meeting"), if any, the terms of all Series B Directors shall cease and the Series B Directors shall be divided into two classes, designated Class I and Class II, respectively, and the Series B Directors elected to such Classes shall be determined at the One Reduction Meeting by the vote of a majority of the outstanding shares of Series B Common. The Series B Director elected as the Class I Director shall hold office for a term expiring at the annual meeting of stockholders next following the One Reduction Meeting, and the Series B Director elected as the Class II Director shall hold office for a term expiring at the second annual meeting of stockholders next following the One Reduction Meeting (unless sooner terminated pursuant to the provisions of the immediately following unnumbered paragraph).

             At the first annual stockholders' meeting at which only one Series B Director is to be elected pursuant to Paragraph B(4) below (the "Two Reduction Meeting"), if any, the terms of all Series B Directors shall cease, there shall be no classes of Series B Directors, and the person to serve as the sole Series B Director shall be determined by the vote of a majority of the outstanding shares of Series B Common.

               At each annual meeting of stockholders following the initial classification and election of Series B Directors, the Series B Director to be elected at such meeting shall be elected for a three-year term (if the Series B Directors are then divided into three classes) or two years (if the Series B Directors are then divided into two classes) or one year (if there is then only one Series B Director), and each director so elected shall hold office for such term (except as previously provided) and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. At every annual meeting of stockholders called for the election of directors, the holders of Series B Common, voting separately as a class, shall elect the Series B Director entitled to be elected at such meeting. Except as otherwise provided in this Paragraph B(2), no Series B Director may be elected to the Board of Directors by written consent of stockholders or at any meeting of stockholders except an annual meeting of stockholders, each of which shall be held not sooner than 11 months following the immediately preceding annual meeting of stockholders. Any Series B Director or Directors may be removed only for cause so long as there is more than one Series B Director.

               (3) If a vacancy or vacancies shall occur in the number of Series A Directors, by death, resignation or otherwise (other than removal by the holders of the Series A Common in accordance with this Article FOUR), such vacancy or vacancies may be filled by a majority vote or written consent of the remaining Series A Directors or the sole remaining Series A Director if there is only one or if there is no remaining series A Director or if the remaining Series A Director or Directors fail to fill the vacancy within 60 days of such vacancy occurring or if such vacancy exists as a result of removal by the holders of the Series A Common in accordance with this Article FOUR, by the vote or written consent of the holders of a majority of the outstanding shares of Series A Common. Any director so elected to fill any such vacancy shall be a Series A Director, If a vacancy or vacancies shall occur in the number of Series B Directors, by death, resignation or otherwise, such vacancy or vacancies may be filled by a majority vote or written consent of the remaining Series B Directors or the sole remaining Series B Director if there is only one or, if the remaining Series B Director or Directors fail to fill the vacancy within 60 days of such vacancy occurring or if there is no remaining Series B Director, by the vote or written consent of the holders of a majority of the outstanding shares of Series B Common. Any director so elected to fill any such vacancy shall be a Series B Director.

               (4) The number of Series B Directors shall be decreased in the following circumstances: (i) the number of Series B Directors shall automatically become two at the first annual stockholders' meeting occurring after the Increase Date at which Series B Directors are to be elected and at which the number of outstanding shares of Series B Common entitled to vote is less than 35%, but at least 14%, of the total number of outstanding shares of Common Stock; and (ii) the number of Series B Directors shall automatically become one at the first annual stockholders' meeting occurring after the Increase Date at which Series B Directors are to be elected and at which the number of outstanding shares of Series B Common entitled to vote is less than 14%, but at least 5%, of the total number of outstanding shares of Common Stock; and (iii) there shall be no Series B Directors from and after the date of the first annual stockholders' meeting occurring after the Increase Date (whether or not directors are to be elected at such meeting) on which the number of outstanding shares of Series B common is less than five percent of the total number of outstanding shares of Common Stock.

               (5) Except as provided by this Article FOUR, each of the Series A Directors and Series B Directors shall have one vote on all matters on which the Board of Directors votes or takes any action by written consent.

               (6) A quorum for any meeting of the Board of Directors shall be a majority of the total number of Series A Directors and Series B Directors, so long as such majority includes at least three Series A Directors and one Series B Director or so long as such meeting is held after at least five days' written notice to all directors; provided however that no quorum requirement shall be applicable for any meeting held for the sole purpose of filling a vacancy or vacancies that exist in the number of Series A Directors or in the number of Series B Directors, but no business other than the filling of such vacancy or vacancies in the number of Directors of that series shall be conducted at such meeting.

               (7) To the extent the provisions of this Section B conflict with the Bylaws of this corporation, the provisions of this Section B shall govern.

        C. Conversion of Series B Common.

               (1) Each share of Series B Common shall be convertible into one share of Series A Common, at the option of the holder thereof, at any time from and after the Initial Conversion Date (as hereinafter defined).

               (2) Any holder of a share of Series B Common may exercise the conversion rights set forth in this Article FOUR as to such share from and after the Initial Conversion Date (but in the case of an Initial Conversion Date arising by reason of the occurrence of a Conversion Event of Default, only if such conversion rights are exercised during the continuance of such Conversion Event of Default) by delivering to the corporation during regular business hours, at the principal office of the corporation or at such other place as may be designated in a written notice delivered to all holders of Series B Common by the corporation, the certificate for the share of Series B Common to be converted, duly endorsed for transfer to the corporation, accompanied by written notice stating the number of such shares that the holder elects to convert. Conversion shall be deemed to have been effected at 5:00 p.m.(Pacific Time) on the date such delivery is made, and such date is referred to herein as the "Conversion Date," As promptly as practicable thereafter, but in any case within 30 days, the corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Series A Common to which such holder is entitled. The holder shall be deemed to have become a shareholder of record of the Series A Common on the applicable conversion Date with all of the powers, rights and privileges of a Series A Common stockholder. Upon conversion of only a portion of the number of shares of Series B Common represented by a certificate surrendered for conversion, the corporation shall issue and deliver to such holder, at the expense of the corporation a new certificate representing the number of shares of Series B Common not converted.

               (3) Each share of Series B Common which is outstanding on the Automatic Conversion Date shall automatically be converted into one share of Series A Common, without the requirement of any notice or other action on the part of the holder of such share or the Company or any other person. Thereafter, the stock certificate which represented the share of Series B Common so converted shall represent the share of Series A Common issued as a result of such conversion, until that certificate is surrendered to the corporation for cancellation and a new certificate issued in place thereof. The "Automatic Conversion Date" shall be the first date after the Increase Date on which less than 1,000,000 shares of Series B common are outstanding.

               (4) If any share of Series A Common to be reserved for the purpose of conversion of Series B Common requires registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such share may be validly issued or delivered upon conversion, the corporation shall at its sole cost and expense in good faith and as expeditiously as practical endeavor to secure such registration, listing or approval, as the case may be.

               (5) All shares of Series A Common issued upon conversion of Series B Common shall be validly issued, fully paid and nonassessable. The corporation will pay any and all documentary and other taxes that may be payable in respect of any issue of shares of Series A Common on conversion of Series B Common pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Series A Common in a name other than that in which the Series B Common so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the corporation the amount of any such tax or has established to the satisfaction of the corporation that such tax has been paid.

               (6) All certificates representing shares of Series B Common shall, upon conversion, be appropriately cancelled on the books of the corporation except under the circumstances described in Paragraph C(3) of this Article FOUR. Shares of Series B Common converted into shares of Series A Common may not be reissued.

               (7) The "Initial Conversion Date" for any share of Series B Common means the date three years after the date of the Filing or, if earlier, the first date upon which any of the events described in the immediately following clauses (a), (b) and (c) shall occur: (a) the date of sale of the share of Series A Common into which thee share of Series B Common is being converted (the "Conversion Common Share") if such sale is a public sale (as "Public Sale" is defined in that certain Shareholders' Agreement dated as of [_______,] 1994, as the same may be amended from time to time, among the Company, Foothill Capital Corporation ("Foothill") and others) and is made in accordance with the requirements of said Shareholders' Agreement; or (b) the date a Conversion Change of Control of the corporation occurs (a "Conversion Change of Control" shall be deemed to take place on the date determined in accordance with the definition of a Conversion Change of Control in said Shareholders' Agreement); or (c) the date of the occurrence and during the continuance of a Conversion Event of Default (a "Conversion Event of Default" shall be deemed to take place, and to continue, as determined in accordance with the definition of a Conversion Event of Default in said Shareholders Agreement).

        D. Amendment, etc. of Article FOUR.

               Any stockholder approval required to amend, alter, modify or repeal any provision of any of Paragraphs A, B, C or D of this Article FOUR or any provision of the Bylaws of this corporation shall be effective only if such approval consists of the affirmative vote or written consent of the holders of more than seventy-five percent (75%) of the outstanding shares of Series A Common, voting as a separate class, and the affirmative vote or written consent of the holders of more than seventy five percent (75%) of the outstanding shares of Series B Common, voting as a separate class.

        E. Preferred stock,

               The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding the number of shares of any such series subsequent to the issue of shares of that series)."

        RESOLVED FURTHER, that the Chairman of the Board of Directors, Chief Executive Officer or the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer or any Assistant Secretary of the corporation are each authorized to execute, verify and file a certificate of amendment with respect to the amendment of Article FOUR of the Certificate as set forth above.

                                                                 SCHEDULE 1.1(g)


                              Revolving Commitments


                                                                Approximate
                                                                Percentage of
                                          Revolving          Aggregate Revolving
Lender                                    Commitment             Commitments
------                                   ------------        -------------------
Foothill Capital Corporation             $100,000,000               100%
11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California 90025

                                  SCHEDULE 6.2

                               NECESSARY CONSENTS


None



                                  SCHEDULE 6.2

                                  SCHEDULE 6.3

                       NECESSARY GOVERNMENT AUTHORIZATION


None



                                  SCHEDULE 6.3

                                  SCHEDULE 6.5

                     LIABILITIES AND CONTINGENT LIABILITIES

Set-Aside Letters Under the Existing Loan Agreement

     1)   Issuer:              Foothill Capital Corporation
          Beneficiary:         Lou Jones & Associates, Managing General Partner
                               for American Motorists Insurance Company

          Date of Issue:       January 20, 1998
          Amount:              $1,000,000
          Date of Expiration:  January 20, 1999
          Account (Obligor):   The Presley Companies

     2)   Issuer:              Foothill Capital Corporation
          Beneficiary:         Lou Jones & Associates, Managing General Partner
                               for American Motorists Insurance Company

          Date of Issue:       March 17, 1998
          Amount:              $500,000
          Date of Expiration:  January 20, 1999
          Account (Obligor):   The Presley Companies


                                  SCHEDULE 6.5

                                  SCHEDULE 6.9

                               PENDING LITIGATION

VIEWPOINT NORTH COMMUNITY CORPORATION v THE PRESLEY COMPANIES, et al. Orange County Superior Court Case No. 87457

JOHN ALLEN, et al v PRESLEY HOMES, et al. Riverside Superior Court Case No.
302555

THE HORIZONS COMMUNITY ASSOCIATION v PRESLEY OF SOUTHERN CALIFORNIA, et al. Orange County Superior Court Case No. 783152

DAVID AND LESLIE SHARPE, et al v CARMEL MOUNTAIN RANCH, et al. San Diego Superior Court Case No. 690105

BLACK DIAMOND OWNERS ASSOCIATION v THE PRESLEY COMPANIES, et al.   Contra
Costa County Superior Court Case No. 97-01858


                                  SCHEDULE 6.9

                                  SCHEDULE 6.12

                     PENSION PLANS AND MULTI-EMPLOYER PLANS


None


                                  SCHEDULE 6.12

                                  SCHEDULE 6.19

                              ENVIRONMENTAL MATTERS


None


                                  SCHEDULE 6.19

                                  SCHEDULE 6.20

                        PARTNERSHIPS, JOINT VENTURES AND
                           LIMITED LIABILITY COMPANIES

Carmel Mountain Ranch, a California general partnership

Cerro Plata Associates, LLC, a Delaware limited liability company

Laurel Creek Associates, LLC, a Delaware limited liability company

Presley Torrey I Associates, LLC, a Delaware limited liability company

Presley Torrey II Associates, LLC, a Delaware limited liability company

Presley Mercy Associates, LLC, a Delaware limited liability company

PHI Otay Ranch Associates, LLC, a Delaware limited liability company

PHI Castle Creek Associates, LLC, a Delaware limited liability company

Presley Homes - Thousand Oaks, L.P., a California limited partnership

Stonecrest - San Diego, L.P., a California limited partnership

White Cloud Estates - Simi Valley, L.P., a California limited partnership



                                  SCHEDULE 6.20